    As filed with the Securities and Exchange Commission on February 12, 2003

                              Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              MEDIX RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                                    Colorado
         (State or other jurisdiction of incorporation or organization)

                                   84-1123311
                     (I.R.S. Employer Identification Number)

                              The Graybar Building
                         420 Lexington Ave., Suite 1830
                            New York, New York 10170
                                 (212) 697-2509
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Mark W. Lerner
                              The Graybar Building
                         420 Lexington Ave., Suite 1830
                            New York, New York 10170
                                 (212) 697-2509
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With Copies to:

                            Peter H. Ehrenberg, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500

        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement.

If the only securities  being registered on this Form are being offered pursuant to a dividend or interest  reinvestment  plans,  please check the following box:
[_]

If any of the  securities  being  registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the  Securities  Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the  Securities  Act  registration  statement  number of the  earlier  effective registration statement for the same offering. [ ]

If this Form is a  post-effective  amendment filed pursuant to Rule 462(c) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registrations  statement number of the earlier effective  registration statement for the same offering. [ ]

If delivery  of the  prospectus  is  expected  to be made  pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

-------------------------------------------------------------------------------------
  Title of each                        Proposed         Proposed
    class of        Amount to be       maximum          maximum         Amount of
securities to be     registered     offering price     aggregate     registration fee
   registered          (2)(3)        per unit (1)    offering price
                                                          (1)
-------------------------------------------------------------------------------------

Shares of common     22,262,708          $.60         $13,357,625         $1,229
stock, par value
 $.001 per share
-------------------------------------------------------------------------------------

(1) The offering price is being estimated  solely for the purpose of calculating the registration  fee. In accordance with Rule 457(c),  the price shown is based upon the average of the high and low prices of Medix's  common stock on February
10, 2003, as reported on the American Stock Exchange.

(2) Includes 12,111,458 shares of common stock covered by warrants issued (i) in private placements and (ii) as fees to finders in private placements.

(3)  Pursuant  to Rule 416 under the  Securities  Act,  such number of shares of common stock registered  hereby shall include an indeterminate  number of shares of common  stock  that may be issued in  connection  with a stock  split,  stock dividend, recapitalization or similar event.

The Registrant hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrant  shall file a further amendment which specifically  states that this Registration  Statement shall  thereafter  become  effective  in  accordance  with  Section  8(a) of the
Securities  Act of  1933 or  until  this  Registration  Statement  shall  become effective on such date as the Commission  acting  pursuant to said Section 8(a), may determine.

                      Subject to completion, dated February 12, 2003.

PROSPECTUS

                              MEDIX RESOURCES, INC.

                        22,262,708 Shares of Common Stock

The  stockholders of Medix  Resources,  Inc. named herein will have the right to offer and sell up to an aggregate of 22,262,708 shares of our common stock under this prospectus.  The shares were purchased from Medix in private  placements or are covered by warrants  that were issued (i) in private  placements  or (ii) as fees to finders in private placements.

Medix  will not  receive  directly  any of the  proceeds  from the sale of these shares by the selling  stockholders.  However,  Medix will  receive the proceeds from  the  exercise  of  warrants  to  purchase  some of the  shares  to be sold hereunder. See "Use of Proceeds". Medix will pay the expenses of registration of these shares.

Medix's  common stock is traded on the American  Stock Exchange under the symbol
"MXR".  On February 10, 2003, the closing price of our common stock was reported as $0.59.

The securities  offered hereby involve a high degree of risk. See "Risk Factors"
beginning on page 3 for certain risks that should be  considered by  prospective purchasers of the securities offered hereby.

Neither  the  Securities  and  Exchange  Commission  nor  any  state  securities commission has approved or disapproved of these securities or determined if this prospectus  is truthful or  complete.  Any  representation  to the contrary is a criminal offense.

               The date of this prospectus is February [__], 2003

The  information  in this  prospectus  is not  complete  and may be changed.  No dealer,  salesman or other person has been authorized to give any information or to make any representation not contained in or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been  authorized  by us, the selling  stockholders  or any other  person.  This  prospectus  does  not  constitute  an  offer  to sell or a solicitation  of an offer to buy any of the  securities  offered  hereby  in any jurisdiction  to any person to whom it is unlawful to make such an offer in such jurisdiction.  Neither  the  delivery  of  this  prospectus  nor any  sale  made hereunder  shall,  under any  circumstances,  create  any  implication  that the information  herein is correct as of any time  subsequent  to the date hereof or that there has been no change in our affairs since such date.

                                     TABLE OF CONTENTS

SUMMARY
RISK FACTORS
FORWARD LOOKING STATEMENTS
THE COMPANY
USE OF PROCEEDS
SELLING STOCKHOLDERS
DESCRIPTION OF THE SECURITIES
PLAN OF DISTRIBUTION
INDEMNIFICATION OF OFFICERS AND DIRECTORS
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
LEGAL MATTERS
EXPERTS
FINANCIAL STATEMENTS

                                          SUMMARY

The following  summary  highlights some information from this prospectus.  It is not  complete  and does  not  contain  all of the  information  that you  should consider  before  making an  investment  decision.  You should  read this entire prospectus,  including the "Risk Factors" section and the financial  statements, related notes and the other more  detailed  information  appearing  elsewhere or incorporated by reference in this prospectus.  Unless otherwise indicated, "we",
"us",  "our" and similar  terms,  as well as  references  to the  "Company"  and
"Medix",  refer to Medix  Resources,  Inc. and its  subsidiaries  and not to the selling stockholders.  All industry statistics incorporated by reference in this prospectus  were obtained from data prepared or provided by recognized  industry sources.

This prospectus  covers the offering and sale of 22,262,708 shares of our common stock to the public by certain  selling  stockholders  listed  under the heading selling  stockholders in this prospectus,  of which 10,151,250 shares are issued and  outstanding  and  12,111,458  shares are  covered by  warrants  held by the selling  stockholders.  See  "Selling  Stockholders".  The selling  stockholders purchased the shares of common stock and the warrants  covering shares of common stock from us in one or more private placements or received warrants as fees for serving as finders in private  placements.  We  received  aggregate  proceeds in those private placements of $4,060,500.  As part of the private  placements,  we agreed to register  the shares of common  stock  issued or issuable  pursuant to warrants  under  the  Securities  Act of 1933,  as  amended.  We also  agreed to register  the shares of common  stock  covered by warrants  issued to finders as fees in private placements.  As of December 31, 2002 we had 77,160,815 shares of our common stock outstanding,  and approximately 33,153,728 shares were issuable upon the exercise of  outstanding  options,  warrants or other  rights,  and the conversion of outstanding preferred stock.

We develop,  distribute  and deploy  connectivity  products  for  Internet-based communications and information management by medical service providers.  We have nominal  revenues from current  operations and are funding the  development  and deployment  of our  products  through  the  sales  of our  securities.  See "The
Company" and "Risk Factors".

Because of our continuing  losses, and the lack of certain sources of capital to fund our  development of  connectivity  products,  our  independent  accountants stated in their audit report on our audited  financial  statements  for the year ended December 31, 2001 there is substantial  doubt about the Company's  ability to  continue  as a going  concern.  The "going  concern"  explanatory  paragraph signifies  that  significant  questions  exist  about our ability to continue in business. See "Risk Factors".

On  December  23,  2002,  we  executed  a  definitive   merger   agreement  with
PocketScript,  LLC, a private company developing and marketing software products similar to our products.  Under the agreement,  PocketScript will be merged into our newly formed wholly owned subsidiary.  At closing,  we will issue 12 million shares  of  common  stock  to  PocketScript's  owners,  subject  to  a  downward adjustment if a certain  closing  value is not realized and for any  liabilities paid or assumed by us. In addition, we will issue up to $4 million in additional common stock if certain business  milestones are satisfied within a six-month to one-year  period after the closing of the merger.  The sale of any stock that we issue to  PocketScript's  owners  would be  restricted  for periods from 3 to 24 months after closing.

Our principal  executive office is located at 420 Lexington Avenue,  Suite 1830,
New York, New York 10170, and its telephone number is (212) 697-2509.

                                  RISK FACTORS

An  investment  in our common stock  involves a high degree of risk.  You should carefully  consider the  following  risk factors and other  information  in this prospectus before investing in our common stock. The trading price of our common stock could  decline due to any of these risks,  and you may lose all or part of your investment.

Risk Factors Generally Relating to Medix and/or PocketScript:

Our continuing  losses endanger our viability as a going-concern  and caused our
accountants  to  issue  a  "going  concern"   explanatory   paragraph  in  their
independent auditors' report.

We reported net losses of  $10,636,000,  $5,415,000 and $4,847,000 for the years ended  December  31,  2001,  2000  and  1999,  respectively,  and a net  loss of
$4,718,000 for the nine months ended  September 30, 2002. At September 30, 2002, we had an accumulated  deficit of $38,777,000 and a negative  working capital of
$1,849,000.  Our Cymedix(R) products are in the development and early deployment stage and have not generated any significant revenue to date. We are funding our operations through the sale of our securities.  Our independent accountants have included an explanatory  paragraph in their indpendent  auditors' reports on our audited December 31, 2000 and 2001 financial  statements.  See our Form 10-K, as amended,  for the fiscal year ended  December 31, 2001.  One of the reasons that
PocketScript  agreed to enter into the merger  agreement was that  management of
PocketScript   was  concerned   that  if   PocketScript   continued  to  operate
independently,   its  needs  for  working  capital  and  its  failure  to  reach profitability were leading to substantial  liquidity problems.  Thus, the merger with  PocketScript is not expected to ease our financial  concerns,  at least in the short term.

Our need for  additional  financing is acute and failure to obtain it could lead to the financial failure of our company.

We expect to continue to experience losses, in the near term, until such time as our  Cymedix(R)  products  and the  PocketScript  products  can be  successfully deployed  with  physicians  and produce  revenue.  The  continuing  development,
marketing  and  deployment  of  the  Cymedix   connectivity   products  and  the
PocketScript  products  will  depend  upon  our  ability  to  obtain  additional financing.  Our  Cymedix(R)  products and the  PocketScript  products are in the development  and early  deployment  stage and have not generated any significant revenue  to  date.  We  are  funding  our  operations  now,  and  if we  acquire
PocketScript,  we will be funding the  operations  of our  combined  enterprise, through the sale of our  securities.  There can be no assurance that  additional investments  or  financings  will be  available  to us as needed to support  the development  and deployment of Cymedix(R)  products and  PocketScript  products.
Failure to obtain such capital on a timely  basis could result in lost  business opportunities,  the sale of the Cymedix  business or PocketScript  business at a distressed price or the financial failure of our company.

Medix has frequent  cash flow  problems  that often cause us to be delinquent in making  payments to our vendors and other  creditors,  which may cause damage to our  business  relationships  and cause us to incur  additional  expenses in the payment of late charges and penalties.

During 2002, from time to time, our lack of cash flow caused us to delay payment of our  obligations  as they came due in the ordinary of its  business.  In some cases, we were delinquent in making payments by the legally  required due dates.
At our four  office  locations,  we had 48 monthly  rental  payments  due in the aggregate  during 2002. Two of those payments were late. Such payments were paid within 30 days of their due date. All payments plus any required  penalties were ultimately  paid  with  respect  to our  2002  obligations.  We  had 26  Federal withholding and other payment due dates. Of those,  three due dates were missed.
The  resulting  delinquencies  ranged from one to ten days  before the  required payments were made. We paid the resulting  penalties as they were billed. We had state withholding obligations in five states, Colorado, California, Georgia, New
Jersey and New York. Although we were not late in making withholding payments in those five states  during 2002, we have been late in prior  periods.  Similarly, although  we  were  not  late  in  making  deposits  of  our  employees'  401(k)
contributions  during  2002,  we have been late in making  such  deposits in the past.  During  2003,  we may be  delinquent  from  time to time in  meeting  our obligations as they become due.

We discontinued  active development of our Cymedix(R) products as an independent product line in anticipation of the  acquisition of the  PocketScript  products, and the failure to  consummate  the merger with  PocketScript  could  impair our ability to compete.

In anticipation of the merger with PocketScript, we discontinued the development of our  Cymedix(R)  products as an  independent  product line because we plan to incorporate the Cymedix(R) product  technology with the PocketScript  technology following its  acquisition.  We believe that we can market and sell the combined technology more effectively than the Cymedix(R) products alone.  However, if the
Pocketscript  merger does not occur, the development of the Cymedix(R)  products for commercial  purposes will have been delayed for several months and we may be unable to then market and develop the  Cymedix(R)  products by  themselves  in a competitive manner.

We are a development  stage company,  which means our products and services have not yet  proved  themselves  commercially  viable  and  therefore  our future is uncertain.

o    We develop  products  for  Internet-based  communications  and  information
     management  for  medical  service  providers,   through  our  wholly  owned
     subsidiary,  Cymedix Lynx Corporation.  Our Cymedix(R) products, as well as
     PocketScript's  products, are still in the development and early deployment stage  and have not  generated  any  significant  revenue  to date.  We are funding our operations  through the sale of our securities.  Our ability to continue to sell our securities cannot be assured.

o    We are still in the process of gaining  experience  in marketing  physician connectivity  products,  providing support services,  evaluating demand for products,  financing a  technology  business  and dealing  with  government regulation of health information technology products.  While we are putting together a team of  experienced  executives,  they have come from different backgrounds  and may require  some time to develop an  efficient  operating structure and corporate culture for our company.

We rely on healthcare  professionals  for the quality of the information that is transmitted through our  interconnectivity  systems,  and we may not be paid for our  services  by  third-party  payors  if that  quality  does not meet  certain standards.

The success of our products and services in generating revenue may be subject to the quality and  completeness  of the data that is  generated  and stored by the
physician   or   other   healthcare    professional   and   entered   into   our
interconnectivity  systems,  including  the  failure  to  input  appropriate  or accurate information.

Our market,  healthcare  services,  is rapidly  changing and the introduction of
Internet  connectivity  services  and  products  into that market has been slow, which may cause us to be unable to develop a profitable  market for our services and products.

o    As a developer of connectivity  technology products, we will be required to anticipate and adapt to evolving  industry  standards and new technological developments.  The market for our products and  PocketScript's  products is characterized  by  continued  and  rapid  technological  advances  in  both hardware and  software  development,  requiring  ongoing  expenditures  for research  and  development,  and timely  introduction  of new  products and enhancements  to existing  products.  The  establishment  of  standards  is largely a  function  of user  acceptance.  Therefore,  such  standards  are subject to change. Our future success, if any, will depend in part upon our ability to enhance existing products,  to respond effectively to technology changes, and to introduce new products and technologies that are functional and meet the  evolving  needs of our  clients  and users in the  healthcare information systems market.

o    The introduction of physician  connectivity products in our market has been slow due,  in part,  to the large  number  of small  practitioners  who are resistant  to  change  and  the  implicit  costs  associated  with  change, particularly  in a period of rising pressure to reduce costs in the market.
     In addition,  the  integration  of processes  and  procedures  with several payors and management  intermediaries  in a market area has taken more time than  anticipated.  The resulting delays continue to prevent the receipt of significant transaction fees and cause us to continue to raise money by the sale of our securities to finance our operations.

o    Our early-stage market approach  concentrated  product distribution efforts in a single market  (Atlanta,  Georgia),  thereby  amplifying the effect of localized market  restrictions on our prospects,  and delaying  large-scale distribution  of our  products.  While we intend to  mitigate  these  local factors  with an  aggressive  strategy  to develop  alternate  distribution channels  in  multiple  markets,  there  can be no  assurance  of near term success.

o    We cannot assure you that we will successfully  complete the development of the Cymedix(R)  products or PocketScript's  products in a timely fashion or that  our  current  or  future  products  will  satisfy  the  needs  of the healthcare  information systems market.  Further, we cannot assure you that products or technologies  developed by others will not adversely affect our competitive position or render our products or technologies  noncompetitive or obsolete.

As a provider  of medical  connectivity  products  and  services,  we may become liable for product liability claims that could have a materially  adverse impact on our financial condition.

Certain of our products and  PocketScript's  products provide  applications that relate to patient  medical  histories  and treatment  plans.  Any failure by our products to provide  accurate,  secure and timely  information  could  result in product  liability  claims  against  us by our  clients or their  affiliates  or patients. We are seeking product liability coverage, which may be prohibitive in cost.  There can be no assurance that we will be able to obtain such coverage at an acceptable  cost or that our insurance  coverage would  adequately  cover any claim asserted against us. Such a claim could be in excess of the limits imposed by any policy we might be able to obtain.  A successful claim brought against us in excess of any insurance  coverage we might have could have a material adverse effect on our results of  operations,  financial  condition  or  business.  Even unsuccessful  claims could result in the expenditure of funds in litigation,  as well as diversion of management time and resources.

Our industry,  healthcare,  continually experiences rapid change and uncertainty that could result in issues for our business  planning or operations  that could severely impact on our ability to become profitable.

The healthcare and medical services industry in the United States is in a period of rapid change and uncertainty.  Governmental programs have been proposed,  and some  adopted,  from  time to  time,  to  reform  various  aspects  of the  U.S.
healthcare delivery system. Some of these programs contain proposals to increase government  involvement in healthcare,  lower  reimbursement rates and otherwise change  the  operating  environment  for  our  physician  users  and  customers.
Particularly,  the Health Insurance  Portability and Accountability Act of 1996,
and the  regulations  that are being  promulgated  thereunder,  are  causing the healthcare industry to change its procedures and incur substantial cost in doing
so.  Although  we expect  these  regulations  to have the  beneficial  effect of spurring  adoption of our software products we cannot predict with any certainty what  impact,  if any,  these and future  healthcare  reforms  might have on our business.

We and PocketScript rely on intellectual property rights, such as copyrights and trademarks,  and unprotected propriety technology in our business operations and to create value in our  companies;  however,  protecting  intellectual  property frequently  requires  litigation  and close legal  monitoring  and may adversely impact our ability to become profitable.

o    Our  wholly  owned  subsidiary,   Cymedix  Lynx  Corporation,  has  certain
     intellectual property relating to its software business.  These rights have been assigned by our subsidiary to the parent company, Medix Resources. The intellectual  property  legal  issues for  software  programs,  such as the
     Cymedix(R) products and such as PocketScript's  technology, are complex and currently evolving.  Since patent applications are secret until patents are issued, in the United States, or published,  in other countries,  we cannot be sure that we are the first to file any patent application.  In addition, we cannot  assure  you that  competitors,  many of which  have far  greater resources  than we do,  will not apply  for and  obtain  patents  that will interfere  with our ability to develop or market  product  ideas that we or
     PocketScript  have  originated.   Further,  the  laws  of  certain  foreign
     countries do not provide the  protection to  intellectual  property that is provided  in the  United  States,  and may limit our  ability to market our products  overseas.  While we have no prospects for marketing or operations in foreign  countries  at this  time,  future  opportunities  for growth in foreign  markets,  for that  reason,  may be  limited.  We cannot  give any assurance  that the scope of the rights that we have been granted are broad enough to fully protect our Cymedix(R) software or PocketScript's  software from infringement.

o    Litigation  or  regulatory  proceedings  may be  necessary  to protect  our intellectual  property rights,  such as the scope of our patent rights.  In fact, the information  technology and healthcare  industries in general are characterized  by substantial  litigation.  Such  litigation and regulatory proceedings  are very  expensive  and could be a  significant  drain on our resources  and  divert  resources  from  product  development.  There is no assurance  that we will have the  financial  resources to defend our patent rights  or other  intellectual  property  from  infringement  or  claims of invalidity.  A party has notified us that it believes our pharmacy  product may infringe on patents that it holds.  We have retained patent counsel who has made a preliminary  investigation  and determined that our product does not infringe on the  identified  patents.  At this time no legal action has been instituted.

o    We and PocketScript also rely upon unprotected  proprietary  technology and no  assurance  can be given  that  others  will not  independently  develop
     substantially   equivalent   proprietary   information  and  techniques  or
     otherwise gain access to or disclose our proprietary  technology or that we
     can  meaningfully  protect  our  rights  in  such  unpatented   proprietary
     technology.  We will  use our  best  commercial  efforts  to  protect  such information and techniques; however, we cannot assure you that such efforts will be successful.  The failure to protect our intellectual property could cause us to lose  substantial  revenues and to fail to reach our  financial potential over the long term.

Because our business is highly  competitive  and there are many  competitors who are  financially  stronger than we are, we are at risk of being  outperformed in staffing,  marketing,  product  development and customer  services,  which could severely limit our ability to become profitable.

o    eHealth  Services.  Competition can be expected to emerge from  established healthcare  information  vendors and  established  or new Internet  related vendors. The most likely competitors are companies with a focus on clinical information systems and enterprises with an Internet commerce or electronic network focus.  Many of these competitors will have access to substantially greater  amounts  of  capital  resources  than we have  access  to, for the financing of technical,  manufacturing and marketing  efforts.  Frequently, these  competitors  will have  affiliations  with major medical  product or software  development  companies,  who may assist in the  financing of such competitor's product development.  We will seek to raise capital to develop
     Cymedix(R) products and PocketScript products in a timely manner,  however, so long as our operations remain under-funded,  as they now are, we will be at a competitive disadvantage.

o    Personnel.  The success of the development,  distribution and deployment of our  Cymedix(R)  products and the  PocketScript  products is dependent to a significant  degree  on our key  management  and  technical  personnel.  We believe  that our and  PocketScript's  success  will also  depend  upon our ability to attract, motivate and retain highly skilled,  managerial,  sales and marketing, and technical personnel,  including software programmers and
     systems   architects  skilled  in  the  computer  languages  in  which  our
     Cymedix(R)  products and PocketScript's  products operate.  Competition for such  personnel in the  software and  information  services  industries  is intense.  The loss of key  personnel,  or the  inability  to hire or retain qualified personnel, could have a material adverse effect on our results of operations,  financial  condition  or  business  and on the  success of our proposed acquisition of PocketScript.

We have relied on the private placement  exemption to raise substantial  amounts of capital, and could suffer substantial losses if that exemption was determined not to have been properly relied upon.

We have raised substantial amounts of capital in private placements from time to time. The securities offered in such private placements were not registered with the SEC or any state agency in reliance upon exemptions  from such  registration requirements.  Such  exemptions  are  highly  technical  in  nature  and  if  we inadvertently  failed to comply with the  requirements  of any of such exemptive provisions,  investors  would have the right to rescind  their  purchase  of our securities or sue for damages.  If one or more  investors  were to  successfully seek such rescission or institute any such suit, we could face severe  financial demands that could materially and adversely affect our financial position.

The impact of shares of our common stock that may become  available  for sale in the future may result in the market price of our stock being depressed.

As of December 31, 2002, we had 77,160,815  shares of common stock  outstanding.
As of that date approximately  33,177,353 shares were issuable upon the exercise of  outstanding  options,  warrants  or  other  rights,  and the  conversion  of preferred stock. Most of these shares will be immediately saleable upon exercise or  conversion  under  registration  statements  we have filed with the SEC. The exercise  prices of options,  warrants or other  rights to acquire  common stock presently  outstanding range from $.25 per share to $4.97 per share.  During the respective terms of the outstanding options, warrants, preferred stock and other outstanding  derivative  securities,  the holders are given the  opportunity  to profit from a rise in the market price of the common stock,  and the exercise of any options, warrants or other rights may dilute the book value per share of our common stock and put  downward  pressure on the price of the common  stock.  The existence of the options,  conversion  rights,  or any outstanding  warrants may adversely affect the terms on which we may obtain  additional  equity financing.
Moreover,  the holders of such securities are likely to exercise their rights to acquire common stock at a time when we would otherwise be able to obtain capital on terms  more  favorable  than  could  be  obtained  through  the  exercise  or conversion of such securities.

Because of  dilution  to our  outstanding  common  stock  from the below  market pricing features of financings that are available to us, the market price of our stock may be depressed.

Financings  that  may  be  available  to us  under  current  market  conditions,
frequently   involve  below  market  current  sales,  as  well  as  warrants  or convertible debt that require exercise or conversion  prices that are calculated in the future at a discount to the then market  price of our common  stock.  Any agreement to sell, or convert debt or equity  securities into, common stock at a future date and at a price based on the then  current  market price will provide an incentive to the investor or third  parties to sell the common stock short to decrease  the price and  increase  the  number of shares  they may  receive in a future purchase,  whether directly from us or in the market. The issuance of our common  stock in  connection  with such  exercise  or  conversion  may result in substantial dilution to the common stock holdings of other holders of our common stock.

Because of market  volatility  in our stock price,  investors may find that they have a loss position if emergency sales become necessary.

Historically,  our common stock has experienced  significant price fluctuations.
One or more of the following factors influence these fluctuations:

o    unfavorable  announcements  or press  releases  relating to the  technology sector;

o    regulatory,  legislative or other developments affecting our Company or the health care industry generally;

o    conversion of our preferred stock and convertible debt into common stock at conversion  rates based on current  market  prices or  discounts  to market prices,  of our common  stock and exercise of options and warrants at below current market prices;

o    sales by those financing our Company through  convertible  securities which have been  registered  with the SEC and may be sold into the public  market immediately upon receipt; and

o    market conditions specific to technology and Internet companies, the health care industry and general market conditions.

In addition, in recent years the stock market has experienced  significant price and volume  fluctuations.  These fluctuations,  which are often unrelated to the operating  performance of specific  companies,  have had a substantial effect on the market price for many health care related technology companies. Factors such as those cited  above,  as well as other  factors  that may be  unrelated to our operating performance may adversely affect the price of our common stock.

The  application  of the "penny stock" rules to our common stock may depress the market for our stock.

Trading of our common  stock may be subject to the penny  stock  rules under the
Securities Exchange Act of 1934, as amended, unless an exemption from such rules is  available.  Broker-dealers  making  a market  in our  common  stock  will be required to provide disclosure to their customers regarding the risks associated with our common stock,  the suitability for the customer of an investment in our common stock,  the duties of the  broker-dealer  to the customer and information regarding  bid and  asked  prices  for our  common  stock,  and the  amount  and description of any  compensation the  broker-dealer  would receive in connection with a  transaction  in our common  stock.  The  application  of these rules may further  result in fewer market  makers  making a market in our common stock and further restrict the liquidity of our common stock.

We do not  anticipate  paying  any cash  dividends  on our  common  stock in the foreseeable future.

We have not had  earnings,  but if earnings  were  available,  it is our general policy to retain any earnings  for use in our  operation.  Therefore,  we do not anticipate  paying any cash  dividends  on our common  stock in the  foreseeable future.  Any payment of cash dividends on our common stock in the future will be dependent  upon our  financial  condition,  results of  operations,  current and anticipated cash  requirements,  preferred rights of holders of preferred stock, plans for expansion,  as well as other factors that the Board of Directors deems relevant.  We anticipate that our future financing  agreements will prohibit the payment of common stock  dividends  without the prior  written  consent of those providers.

Risks  Relating  to the  PocketScript  Merger and the  Combination  of Medix and
PocketScript:

The merger with PocketScript could affect Medix.

In deciding that the merger with PocketScript is in the best interests of Medix, our  board of  directors  considered  the  potential  complementary  effects  of combining Medix and PocketScript.  However,  the process of integrating separate businesses,  especially  when  they are as  geographically  separated  as Medix, headquartered in New York, and PocketScript,  headquartered in Ohio,  involves a number of special risks, including:

o    the  possibility  that the business  cultures of the two  companies may not mesh;

o    the possibility  that  management may be distracted  from regular  business concerns by the need to integrate operations;

o    unforeseen difficulties in integrating operations and systems;

o    problems in retaining the employees of PocketScript;

o    challenges in attracting customers; and

o    potential adverse effects on operating results.

We may incur substantial costs in integrating PocketScript.

We  expect  to  incur   restructuring   and  integration  costs  from  combining
PocketScript's  operations with our  operations.  These costs may be substantial and may include costs for employee  severance,  relocation  and  disposition  of excess equipment and other merger-related  costs. We have not yet determined the total amount of these costs.

There will be dilution to the holdings of our securityholders as a result of the merger with PocketScript.

After the merger is completed,  our existing  securityholders will own a smaller percentage of the combined company and its voting stock than they currently own.
Consequently,  existing  securityholders  may be able to exercise less influence over the  management  and policies of the combined  company than they  currently exercise over Medix.

If Medix and  PocketScript  do not integrate  their  technology  and  operations quickly and effectively, the potential benefits of the merger may not occur.

We  cannot  assure  you  that we will be able to  integrate  the two  companies'
technology and operations quickly and smoothly.  In order to obtain the benefits of the merger,  the companies must make  PocketScript's  technology and services operate together with Medix's technology. We may be required to spend additional time or money on  integration,  which would otherwise be spent on developing our business.  Our combined companies'  business,  financial condition and prospects will be harmed if Medix and  PocketScript do not integrate their  operations and technology smoothly or if management spends too much time on integration issues.

The merger may result in a loss of PocketScript employees.

The  success  of  the  combined   company  may  depend  upon  the  retention  of
PocketScript  executives  and  other  key  employees  who  are  critical  to the continued  design,  development  and  support  of  PocketScript's  products  and services.  Despite our efforts to hire and retain  quality  employees,  we might lose some of PocketScript's key employees following the merger.  Competition for qualified  management,  engineering  and technical  employees in our industry is
intense.   Medix  and  PocketScript  may  have  different   corporate  cultures.
PocketScript  employees may be unwilling to work for a larger,  publicly  traded company instead of a smaller,  start-up  company.  In addition,  competitors may recruit  employees prior to the merger and during  integration,  as is common in high technology mergers. As a result,  employees of PocketScript or the combined companies could leave with little or no prior notice.  We cannot assure you that the combined companies will be able to attract,  retain and integrate  employees to develop and use the PocketScript technology following the merger.

                           FORWARD-LOOKING STATEMENTS

Certain information contained in this prospectus and the documents  incorporated by reference into this prospectus include forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Securities  Exchange
Act),  which mean that they relate to events or  transactions  that have not yet occurred,  our expectations or estimates for our future  operations,  our growth strategies  or business  plans or other facts that have not yet  occurred.  Such statements can be identified by the use of  forward-looking  terminology such as
"might," "may," "will," "could," "expect,"  "anticipate,"  "estimate," "likely,"
"believe," or "continue" or the negative thereof or other variations  thereon or comparable terminology.  The above risk factors contain discussions of important factors that should be considered by prospective  investors for their  potential impact on  forward-looking  statements  included in this  prospectus  and in the documents  incorporated  by  reference  into this  prospectus.  These  important factors,  among  others,  may cause  actual  results  to differ  materially  and
adversely  from  the  results  expressed  or  implied  by  the   forward-looking
statements.

                                   THE COMPANY

General

In  2002,  we  introduced  our next  generation  of  proprietary,  point-of-care products,  Cymedix(R) III. This improved suite of connectivity products is based upon a device-neutral  architecture that leverages proven workstation,  handheld and  wireless  technologies.  The  marketing  and  development  of the  combined
PocketScript-Cymedix(R) suite of products is our sole business at this time, and a  substantial  portion  of our  net  operating  loss  is due to  marketing  and development  efforts. We are funding such expenses as well as our administrative expenses  through the sale of our securities.  We have no significant  long-term debt financing  available to us. When we entered into the merger  agreement with
PocketScript,  we discontinued the development of our Cymedix(R)  products as an independent  product line because we plan to incorporate the Cymedix(R)  product technology with the PocketScript technology following its acquisition.

We acquired  the  Cymedix  business  in January of 1998.  Cymedix has  developed
Internet-based communications and information management products, which we have begun marketing to medical professionals in selected regional markets. Growth of the medical  information  management  marketplace is being driven by the need to share significant  amounts of clinical and patient information among physicians, their outpatient service providers,  hospitals,  insurance companies and managed care  organizations.  We believe that this market is one of the  fastest-growing sectors in  healthcare  today.  The  Cymedix(R)  connectivity  products  contain elements that can be used to develop secure medical communications products that make use of the Internet.  Using the Cymedix(R) tools, medical professionals can order,  prescribe and access medical  information from  participating  insurance companies  and managed  care  organizations,  as well as from any  participating outpatient  service  provider,  such as a  laboratory.  Currently we provide our products to  physician  users at no charge,  and collect  transaction  fees from sponsoring payors whenever our products are used to provide services.

The products'  relational database  technologies  provide user physicians with a permanent,  ongoing record of each patient's name, address, insurance or managed care  affiliation,  referral status,  medical history and an audit trail of past encounters.  Physicians are able to  electronically  check patient  eligibility, order medical  laboratory  procedures,  receive and store test results and issue
new  and  renewal  drug  prescriptions,   make  medical  referrals  and  request
authorizations.

Our principal executive office is located at The Graybar Building, 420 Lexington
Ave.,  Suite 1830, New York, New York 10170,  and its telephone  number is (212)
697-2509. We also have offices in Georgia and New Jersey.

                                 USE OF PROCEEDS

The selling  stockholders will receive the net proceeds from the sale of shares.
We will not  receive  any of the  proceeds  from any sale of the  shares  by the selling stockholders. However, we will receive the proceeds from the exercise of warrants to purchase  certain of the shares offered  hereunder.  If all warrants covered hereby are exercised, we would receive proceeds of $6,055,729.  Any such proceeds will be used for working capital purposes.

                              SELLING STOCKHOLDERS

The table below sets forth  information as of February 11, 2003, with respect to the selling  stockholders,  including names,  holdings of shares of common stock prior to the offering of the shares,  including shares covered by warrants,  the number of shares being offered for each account,  and the number and  percentage of shares of common  stock to be owned by the selling  stockholders  immediately following the sale of the shares,  assuming all of the offered  shares are sold.
The  selling  stockholders  acquired  the  shares of common  stock and  warrants covering shares of our common stock in private placement transactions or as fees for serving as finders in connection with our private placements.

-------------------------------------------------------------------------------
Name of Selling    Shares of    Shares of  Shares of   Shares of     Percentage
Stockholder      Common Stock    Common    Common       Common       of Common
                 Beneficially     Stock    Stock       Stock to     Stock to be
                 Owned Before  Covered By  Being          be        Beneficially
                      the       Warrants   Offered(1) Beneficially  Owned After
                  Offering(1)                            Owned      the Offering
                                                       After the
                                                       Offering
-------------------------------------------------------------------------------
Aaron              1,000,000     500,000   1,000,000            0           -
Investments
-------------------------------------------------------------------------------
AIG DKR              500,000     250,000     500,000            0           -
Soundshore
Private
Investors
Holding Fund
Limited
-------------------------------------------------------------------------------
Alpha Capital AG   2,500,000   1,250,000   2,500,000            0           -
-------------------------------------------------------------------------------
Babbah, Kami         150,000      75,000     150,000            0           -
Ofir
-------------------------------------------------------------------------------
Bartran,             125,000      62,500     125,000            0           -
William D.
-------------------------------------------------------------------------------
Berardo, Thomas       20,000      10,000      20,000            0           -
& Patricia
-------------------------------------------------------------------------------
Berrey, Dan and      106,875      71,250     106,875            0           -
Fran
-------------------------------------------------------------------------------
BHNV Holdings        250,000     125,000     250,000            0           -
LLC
-------------------------------------------------------------------------------
Black Hills        1,398,625     623,000   1,148,625      250,000           -
Investment Corp.
-------------------------------------------------------------------------------
Blue Water           500,000     150,000     300,000      200,000           -
Trading, Inc.
-------------------------------------------------------------------------------
Bollander,           168,750     106,250     168,750            0           -
William P.
-------------------------------------------------------------------------------
Brelea                13,125      13,125      13,125            0           -
Ventures, LLC
-------------------------------------------------------------------------------
Brighton              30,625      30,625      30,625            0           -
Capital Ltd.
-------------------------------------------------------------------------------
Brown, Andrew      1,048,000     250,000     500,000      548,000           -
-------------------------------------------------------------------------------
Cavell             1,000,000     500,000   1,000,000            0           -
Investment Ltd.
-------------------------------------------------------------------------------
Eisenberg            500,000     250,000     500,000            0           -
Family
Foundation
-------------------------------------------------------------------------------
Excalibur            500,000     250,000     500,000            0           -
Limited
Partnership
-------------------------------------------------------------------------------
Frankson, Carl       100,000      50,000     100,000            0           -
-------------------------------------------------------------------------------
Geary Partners,      320,000     160,000     320,000            0           -
LP
-------------------------------------------------------------------------------
Intercoastal         152,425     152,425     152,425            0           -
Financial
Services Corp.
-------------------------------------------------------------------------------
Jeffries,          1,755,000     250,000     500,000    1,255,000         1.6%
Patrick
-------------------------------------------------------------------------------
Kassab, Marianne      80,000      40,000      80,000            0           -
-------------------------------------------------------------------------------
Legend Merchant        5,500       5,500       5,500            0           -
Group
-------------------------------------------------------------------------------
Lerner, Claire        25,000      12,500      25,000            0           -
-------------------------------------------------------------------------------
Lerner, Mark         184,375      25,000      50,000      134,375           -
-------------------------------------------------------------------------------
Levine, Beth         250,000     125,000     250,000            0           -
-------------------------------------------------------------------------------
Lousberg, Dean       250,000      62,500     125,000      125,000           -
K.
-------------------------------------------------------------------------------
Marjorie E.          125,000      62,500     125,000            0           -
Goddard TTEE
Marjorie E.
Goddard Rev,
TST DTD
November 5, 1999
-------------------------------------------------------------------------------
Markham              500,000     250,000     500,000            0           -
Holdings Limited
-------------------------------------------------------------------------------
Mayor &              276,500     276,500     276,500            0           -
Associates LLC
-------------------------------------------------------------------------------
McCullogh Jr.,       375,000     187,500     375,000            0           -
Robert F.
-------------------------------------------------------------------------------
Meade Jr.,           625,000     250,000     500,000      125,000           -
Thomas J.
-------------------------------------------------------------------------------
Merriman,            225,000     112,500     225,000            0           -
Jonathan
-------------------------------------------------------------------------------
Nordic, Gary E.      250,000     125,000     250,000            0           -
-------------------------------------------------------------------------------
Otape, LLC           750,000     375,000     750,000            0           -
-------------------------------------------------------------------------------
Palladino,           125,000      62,500     125,000            0           -
Giampiero
-------------------------------------------------------------------------------
Platinum           2,250,000     625,000   1,250,000    1,000,000         1.3%
Partners LP
-------------------------------------------------------------------------------
Presidio             680,000     340,000     680,000            0           -
Partners, LP
-------------------------------------------------------------------------------
Privet               200,000     100,000     200,000            0           -
Financial, LLC
-------------------------------------------------------------------------------
Prudential           125,000      62,500     125,000            0           -
Securities IRA
Custodian for
Margaret
Galdorise
-------------------------------------------------------------------------------
Puttick,             500,000     250,000     500,000            0           -
Kenneth G.
-------------------------------------------------------------------------------
RoyCap, Inc.       2,555,283   1,930,283   2,555,283            0           -
-------------------------------------------------------------------------------
Rudinsky, Moshe    1,375,000     687,500   1,375,000            0           -
-------------------------------------------------------------------------------
Saker, Wayne         750,000     250,000     500,000      250,000           -
-------------------------------------------------------------------------------
Stephen S.         1,000,000     500,000   1,000,000            0           -
Jamal, SSJ
Enterprises, LLC
-------------------------------------------------------------------------------
Stifel Nicolaus      100,000      50,000     100,000            0           -
& Co. Inc.
Custodian FBO
Barry Ollman
IRA R/O
-------------------------------------------------------------------------------
WEC Asset            375,000     125,000     250,000      125,000           -
Management LLC
-------------------------------------------------------------------------------
Yanowitz, Gerald     180,000      90,000     180,000            0           -
-------------------------------------------------------------------------------

(1)  Includes  shares of common stock  covered by warrants  that are included in this prospectus.

Relationship Between Medix and the Selling Stockholders

The selling  stockholders  have purchased  their shares from us, or will acquire the shares of common stock  indicated  above upon the  exercise of warrants,  in private  placements.  None  of  the  persons  listed  above  are  affiliates  or controlled by our  affiliates,  except the  following  officer and directors who purchased  securities  on the  same  terms  as other  investors  in the  private placement:  Patrick  Jeffries  and Mark  Lerner.  We have  separate  contractual obligations to file this registration with each of the selling stockholders.

                            DESCRIPTION OF SECURITIES

Our authorized capital consists of 125,000,000 shares of common stock, par value
$.001 per share,  and 2,500,000  shares of preferred  stock, par value $.001 per share. As of December 31, 2002, we had outstanding  77,160,815  shares of common stock, 1 share of 1996 Preferred  Stock and 75 shares of 1999 Series C Preferred
Stock. As of such date, our common stock was held of record by approximately 460 persons and beneficially owned by approximately 10,000 persons.

Common Stock

Each  share  of  common  stock  is  entitled  to one  vote  at all  meetings  of stockholders.  Stockholders  are not permitted to cumulate votes in the election of directors.  Currently,  the Board of Directors consists of six directors, who serve for staggered terms of three years, with at least two directors elected at every  annual  meeting.  All shares of common stock are equal to each other with respect to  liquidation  rights and  dividend  rights.  There are no  preemptive rights to purchase any  additional  shares of common stock.  In the event of our liquidation,  dissolution  or winding  up,  holders of the common  stock will be entitled  to  receive  on a pro rata  basis all of our  assets  remaining  after satisfaction of all  liabilities  and  preferences of the outstanding  preferred stock.  The  outstanding  shares of common  stock and the shares of common stock issuable upon conversion or exercise of derivative securities are or will be, as the case may be, duly and validly issued, fully paid and non-assessable.

Transfer Agent and Registrar

We have retained  Computershare Trust Company,  Inc., 350 Indiana Street,  Suite
800,  Golden,  Colorado 80401,  as Transfer Agent and Registrar,  for our common stock. Computershare Trust Company's telephone number is (303) 262-0600.

                              PLAN OF DISTRIBUTION

The  selling  stockholders  and any of their  pledgees,  donees,  assignees  and successors-in-interest  may, from time to time,  sell any or all of their shares of common stock on any stock exchange,  market or trading  facility on which the shares are traded. These sales may be at fixed or negotiated prices. The selling stockholders  may use any one or more  of the  following  methods  when  selling shares:

o    ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o    block trades in which the broker-dealer  will attempt to sell the shares as agent but may  position  and resell a portion of the block as  principal to facilitate the transaction;

o    purchases by a broker-dealer  as principal and resale by the  broker-dealer for its account;

o    an exchange  distribution  in accordance  with the rules of the  applicable exchange;

o    privately negotiated transactions;

o    short sales;

o    broker-dealers may agree with the selling  stockholders to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.

The  selling  stockholders  may  also  sell  shares  under  Rule 144  under  the
Securities Act of 1933, as amended (the "Securities Act"), if available,  rather than under this prospectus.

The selling  stockholders  may also engage in short sales  against the box, puts and  calls  and other  transactions  in our  securities  or  derivatives  of our securities and may sell or deliver shares in connection  with these trades.  The selling  stockholders  may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time,  offer and sell the pledged shares.  We believe,  and intend to confirm prior to the effective date of the  registration statement of which this prospectus is a part that the selling  stockholders have not  entered  into  any  agreements,  understandings  or  arrangements  with any underwriters  or  broker-dealers  regarding  the sale of their shares other than
ordinary  course  brokerage  arrangements,   nor  is  there  an  underwriter  or
coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

Broker-dealers  engaged  by the  selling  stockholders  may  arrange  for  other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling  stockholders  (or, if any  broker-dealer  acts as agent  for the  purchaser  of  shares,  from the  purchaser)  in  amounts  to be negotiated.  The  selling  stockholders  do not  expect  these  commissions  and discounts to exceed what is customary in the types of transactions involved.

Selling  stockholders  and any  broker-dealers  or agents  that are  involved in selling the shares may be deemed to be "underwriters"  within the meaning of the
Securities Act in connection  with such sales.  In such event,  any  commissions received  by such  broker-dealers  or agents and any profit on the resale of the shares  purchased  by them  may be  deemed  to be  underwriting  commissions  or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares.  Otherwise,  all  discounts,  commissions or fees incurred in connection with the sale of the common  stock  offered  hereby  will be paid by the selling stockholders.

Upon our being notified by a selling  stockholder that any material  arrangement has been  entered  into with a  broker-dealer  for the sale of shares  through a block trade, special offering,  exchange distribution or secondary  distribution or a purchase by a broker or dealer,  a supplement  to this  prospectus  will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing
(i)  the  name  of  each  such  selling  stockholder  and of  the  participating broker-dealer(s),  (ii) the number of shares involved,  (iii) the price at which such shares were sold,  (iv) the  commissions  paid or discounts or  concessions
allowed   to  such   broker-dealer(s),   where   applicable,   (v)   that   such
broker-dealer(s) did not conduct any investigation to verify the information set out or  incorporated  by  reference  in this  prospectus,  and (vi) other  facts material to the transaction.

In order to comply with the securities  laws of certain  states,  if applicable, the  shares  will be  sold in such  jurisdictions,  if  required,  only  through registered or licensed  brokers or dealers.  In addition,  in certain states the shares may not be sold unless the shares have been  registered  or qualified for sale in such  state  or an  exemption  from  registration  or  qualification  is available and complied with.

We advised the selling  stockholders  that the  anti-manipulative  provisions of
Regulation M promulgated  under the Exchange Act may apply to their sales of the shares offered hereby.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Article 109 of the Colorado Business  Corporation Act generally provides that we may indemnify our directors,  officers, employees and agents against liabilities in any action,  suit or proceeding  whether civil,  criminal,  administrative or investigative  and whether  formal or informal  (a  "Proceeding"),  by reason of being or having been a director, officer, employee, fiduciary or agent of Medix, if such person acted in good faith and reasonably  believed that his conduct, in his official  capacity,  was in the best interests of Medix (or, with respect to employee  benefit plans,  was in the best interests of the  participants  of the plan),  and in all other  cases  that his  conduct  was at least not  opposed to
Medix's best  interests.  In the case of a criminal  proceeding,  the  director, officer, employee or agent must have had no reasonable cause to believe that his conduct was  unlawful.  Under  Colorado  Law,  we may not  indemnify a director, officer, employee or agent in connection with a proceeding by or in the right of
Medix if the director is adjudged  liable to Medix,  or in a proceeding in which the  directors,  officer  employee or agent is  adjudged  liable for an improper personal benefit.

Our Articles of  Incorporation  and Bylaws  provide that we shall  indemnify our directors,  and  officers,  employees and agents to the extent and in the manner permitted by the  provisions  of the laws of the State of  Colorado,  as amended from time to time,  subject to any  permissible  expansion or limitation of such indemnification,  as  may be  set  forth  in  any  stockholders'  or  directors'
resolution or by contract.

Insofar as indemnification  for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Medix pursuant to the foregoing  provisions,  we  have  been  informed  that  in  the  opinion  of the
Securities and Exchange Commission (the "Commission"),  such  indemnification is against  public  policy as  expressed  in the  Securities  Act and is  therefore unenforceable.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file reports, proxy statements,  information statements and other information with the SEC. You may read and copy this information,  for a copying fee, at the
SEC's Public Reference Room at 450 Fifth Street, N.W.,  Washington,  D.C. 20549.
Please  call  the SEC at  1-800-SEC-0330  for  more  information  on its  public reference  rooms.  Our  SEC  filings  are  also  available  to the  public  from commercial document retrieval services,  from the American Stock Exchange and at the web site maintained by the SEC at http://www.sec.gov.

We have filed a registration statement under the Securities Act, with respect to the securities  offered  pursuant to this  prospectus.  This prospectus does not contain all of the information set forth in the registration statement,  certain parts of which are omitted in accordance  with the rules and  regulations of the
Commission.  For  further  information,  reference  is made to the  registration statement and the exhibits  filed as a part  thereof,  which may be found at the locations and website referred to above.

                     INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange  Commission (the "SEC") allows us to "incorporate by reference"  into this  prospectus  the  information  we file with the SEC, which means that we can disclose  important  information  to you by referring to those documents.  The  information  incorporated  by reference is an important part of this  prospectus.  We incorporate by reference the following  documents we filed with the SEC:

o    Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended;

o    Our Quarterly Report on Form 10-Q for the period ended March 31, 2002;

o    Our Quarterly Report on Form 10-Q for the period ended June 30, 2002;

o    Our Quarterly Report on Form 10-Q for the period ended September 30, 2002;

o    Our Current Report on Form 8-K, dated April 10, 2002;

o    Our Current Report on Form 8-K, dated May 16, 2002;

o    Our Current Report on Form 8-K, dated May 30, 2002;

o    Our Current Report on Form 8-K, dated June 7, 2002;

o    Our Current Report on Form 8-K, dated June 11, 2002;

o    Our Current Report on Form 8-K, dated June 26, 2002;

o    Our Current Report on Form 8-K, dated July 25, 2002;

o    Our Current Report on Form 8-K, dated August 12, 2002;

o    Our Current Report on Form 8-K, dated September 10, 2002;

o    Our Current Report on Form 8-K, dated September 27, 2002;

o    Our Current Report on Form 8-K, dated September 27, 2002;

o    Our Current Report on Form 8-K, dated October 9, 2002;

o    Our Current Report on Form 8-K, dated October 16, 2002;

o    Our Current Report on Form 8-K, dated October 30, 2002;

o    Our Current Report on Form 8-K, dated December 20, 2002;

o    Our Current Report on Form 8-K, dated January 13, 2003;

o    Our Current Report on Form 8-K, dated January 21, 2003; and

o    Our Current Report on Form 8-K, dated February 3, 2003.

We are also  incorporating  by reference  additional  documents that we may file with the Commission  under Section 13(a),  13(c),  14 or 15(d) of the Securities
Exchange Act prior to the termination of this offering.

If  you  are a  stockholder,  we  may  have  sent  you  some  of  the  documents incorporated  by  reference,  but you can obtain  any of them  through us or the
Commission.  Documents  incorporated  by reference are available from us without charge, except exhibits,  unless we have specifically  incorporated by reference an exhibit into a document that this prospectus  incorporates.  Stockholders may obtain  documents  incorporated  by reference into this prospectus by requesting them in writing or by telephone from:

                              Medix Resources, Inc.
                          Investor Relations Department
                              The Graybar Building
                         420 Lexington Ave., Suite 1830
                            New York, New York 10170
                                 (212) 697-2509

                                  LEGAL MATTERS

The  validity of the shares of common stock  offered  hereby will be passed upon for us by Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey.

                                     EXPERTS

Our consolidated  financial  statements as of December 31, 2001, and for each of the three years in the period ended  December 31, 2001 and 2000 appearing in our
2001 Form 10-K  have  been  audited  by  Ehrhardt  Keefe  Steiner & Hottman  PC, independent auditors, as stated in their report appearing therein, and have been incorporated  herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated  financial  statements of PocketScript,  LLC as of December 31,
2001 and December 31, 2000 as contained in this registration  statement of which this  prospectus is a part have been audited by Ehrhardt Keefe Steiner & Hottman
PC, independent  auditors, as stated in their report appearing therein, and have been  incorporated  herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

The following index sets forth the  consolidated  financial  statements of Medix
Resources and the  financial  statements  of  PocketScript  LLC included in this prospectus.  The  consolidated  financial  statements  of  Medix  Resources  are incorporated  in this  prospectus by reference.  See  "Incorporation  of Certain
Information by Reference".  PocketScript's  historical  financial statements are presented in this prospectus on the pages identified in this index.

Medix Resources, Inc. Audited Year-End Consolidated Financial Statements:

(a)  Independent Auditors' Report

(b)  Consolidated Balance Sheets as of December 31, 2001 and 2000

(c)  Consolidated  Statements  of  Operations  for the Years Ended  December 31,
     2001, 2000 and 1999

(d)  Consolidated  Statement of Changes in  Stockholders'  Equity for the Years
     Ended December 31, 2001, 2000 and 1999

(e)  Consolidated  Statements  of Cash Flows for the Years  Ended  December  31,
     2001, 2000 and 1999

(f)  Notes to Consolidated Financial Statements

Medix Resources, Inc. Unaudited Interim Consolidated Financial Statements:

(g)  Consolidated Balance Sheets as of September 30, 2002 and December 31, 2001

(h)  Consolidated  Statements of Operations  for the Three and Nine Months Ended
     September 30, 2002 and 2001

(i)  Consolidated  Statements of Cash Flows for the Nine Months Ended  September
     30, 2002 and 2001

(j)  Notes to Interim Consolidated Financial Statements

PocketScript LLC Interim Financial Statements:

(k)  Independent Auditors' Report

(l)  Balance  Sheets as of  December  31, 2001 and 2000 and  September  30, 2002
     (unaudited)

(m)  Statements of Operations for the Years Ended December 31, 2001 and 2000 and
     for the Nine Months Ended September 30, 2002 and 2001 (unaudited)

(n)  Statement of Changes in Redeemable Preferred Stock and Stockholders' Equity
     (Deficit) for the Years Ended December 31, 2001 and 2000 and Nine Months
      Ended September 30, 2002 (unaudited)

(o)  Statements  of Cash Flows for the Years  Ended  December  31, 2001 and 2000
     Nine Months Ended September 30, 2002 and 2001 (unaudited)

(p)  Notes to Financial Statements

Unaudited Pro Forma Condensed Consolidated Financial Statements

(q)  Introduction

(r)  Combined Balance Sheet as of September 30, 2002

(s)  Combined  Statement of Operations  for the Nine Months Ended  September 30,
     2002

(t)  Combined Statement of Operations for the Year Ended December 31, 2001

(u)  Notes to Unaudited Pro Forma Balance Sheet and Statements of Operations

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Medix Resources, Inc.
Englewood, CO

We have audited the accompanying consolidated balance sheets of Medix Resources,
Inc. as of December 31, 2001 and 2000, and the related  consolidated  statements of operations,  changes in  stockholders'  equity and cash flows for each of the three years in the period ended December 31, 2001. These consolidated  financial
statements   are  the   responsibility   of  the   Company's   management.   Our
responsibility  is  to  express  an  opinion  on  these  consolidated  financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain reasonable  assurance about whether the consolidated financial  statements  are free of  material  misstatement.  An  audit  includes examining,  on a test basis,  evidence supporting the amounts and disclosures in the  consolidated  financial  statements.  An audit also includes  assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall  consolidated  financial  statement  presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly,  in all material  respects,  the financial  position of Medix Resources,
Inc. as of December 31, 2001 and 2000,  and the results of their  operations and their cash flows for each of the years in the three year period  ended  December
31, 2001 in conformity  with  accounting  principles  generally  accepted in the
United States of America.

The accompanying  consolidated  financial statements have been prepared assuming the Company  will  continue as a going  concern.  As  discussed in Note 2 to the consolidated financial statements,  the Company has experienced recurring losses and has a working  capital  deficit,  which  raise  substantial  doubt about its ability to continue  as a going  concern.  Management's  plans  regarding  those matters also are described in Note 2. The consolidated  financial  statements do not  include  any  adjustments  that  might  result  from  the  outcome  of this uncertainty.

                                          /s/Ehrhardt Keefe Steiner & Hottman PC
                                          --------------------------------------
                                             Ehrhardt Keefe Steiner & Hottman PC
March 19, 2002
Denver, Colorado

                               MEDIX RESOURCES, INC.

                            Consolidated Balance Sheets

                                                                 December 31,
                                                         ---------------------------
                                                              2001             2000
                                                         -------------    --------------
                                      Assets

Current assets
   Cash                                                  $       8,000     $   1,007,000
   Accounts receivable, net                                          -            49,000
   Prepaid expenses and other                                  344,000           225,000
                                                         -------------    --------------
     Total current assets                                      352,000         1,281,000
                                                         -------------    --------------

Non-current assets
   Software development costs, net                             649,000           371,000
   Property and equipment, net                                 365,000           418,000
   Intangible assets, net                                    1,735,000         3,019,000
                                                         -------------    --------------
     Total non-current assets                                2,749,000         3,808,000
                                                         -------------    --------------

Total assets                                             $   3,101,000     $   5,089,000
                                                         =============    ==============

                       Liabilities and Stockholders' Equity

Current liabilities
   Notes payable                                         $     158,000     $     137,000
   Accounts payable                                            851,000           159,000
   Accounts payable - related parties                          166,000                -
   Accrued expenses                                            450,000           391,000
   Accrued payroll taxes, interest and penalties               131,000           200,000
                                                         -------------    --------------
     Total current liabilities                               1,756,000           887,000
                                                         -------------    --------------

Commitments and contingencies

Stockholders' equity
   1996 Preferred stock, 10% cumulative convertible, $1
    par value 488 shares authorized, 155 issued, 1
    share outstanding, liquidation preference $17,000               -                 -
   1997 convertible preferred stock, $1 par value 300
    shares authorized 167.15 shares issued, zero shares
    outstanding                                                     -                 -
   1999 Series A convertible preferred stock, $1 par
    value, 300 shares authorized, 300 shares issued,
    zero shares outstanding                                         -                 -
   1999 Series B convertible preferred stock, $1 par
    value, 2,000 shares authorized, 1,832 shares
    issued, 50 shares outstanding, liquidation
    preference $50,000                                              -                 -
   1999 Series C convertible stock, $1 par value, 2,000
    shares authorized, 1,995 shares issued, 375 and 875
    shares outstanding as of December 31, 2001 and
    2000, respectively, liquidation preference $375,000
    and $875,000                                                    -              1,000
   Common stock, $.001 par value, 100,000,000 shares
    authorized, 56,651,409 and 46,317,022 issued and
    outstanding, respectively                                   56,000            46,000
   Dividends payable with common stock                           7,000             5,000
   Additional paid-in capital                               35,341,000        27,573,000
   Accumulated deficit                                    (34,059,000)       (23,423,000)
                                                         -------------    --------------
     Total stockholders' equity                              1,345,000         4,202,000
                                                         -------------    --------------

Total liabilities and stockholders' equity               $   3,101,000     $   5,089,000
                                                         =============    ==============

                 See notes to consolidated financial statements.

                             MEDIX RESOURCES, INC.

                       Consolidated Statements of Operations

                                                      For the Years Ended
                                                         December 31,
                                          -------------------------------------------
                                               2001           2000          1999
                                          -------------- ------------- --------------

Sales
   Revenues                               $      29,000  $     326,000  $      24,000
                                          -------------- ------------- --------------
                                                 29,000        326,000         24,000
                                          -------------- ------------- --------------

Cost of goods sold
   Direct costs of services                     213,000        180,000          2,000
                                          -------------- ------------- --------------
     Total cost of goods sold                   213,000        180,000          2,000
                                          -------------- ------------- --------------

Gross (loss) profit                           (184,000)        146,000         22,000
                                          -------------- ------------- --------------

Operating expenses
   Software research and development
    costs                                     1,075,000        685,000        596,000
   Selling, general and administrative
    expenses                                  5,746,000      5,925,000      3,777,000
   Impairment of intangible assets            1,111,000             -              -
                                          -------------- -------------  -------------
     Total operating expenses                 7,932,000      6,610,000      4,373,000
                                          -------------- ------------- --------------

Other income (expense)
   Other income                                  12,000        163,000          7,000
   Interest expense                            (104,000)       (43,000)      (204,000)
   Financing costs                           (2,428,000)            -              -
                                          -------------- -------------  -------------
                                             (2,520,000)       120,000       (197,000)
                                          -------------- ------------- --------------
Loss from continuing operations            (10,636,000)    (6,344,000)    (4,548,000)
                                          -------------- ------------- --------------
Discontinued operations
   Discontinued operations                           -         929,000       (299,000)
                                          -------------- ------------- --------------
                                                     -         929,000       (299,000)
                                          -------------- ------------- --------------

Net loss                                   (10,636,000)    (5,415,000)     (4,847,000)

Preferred stock dividends                            -         (1,000)     (2,212,000)
                                          -------------- ------------- --------------

Net loss available to common Stockholders $(10,636,000)  $ (5,416,000)   $ (7,059,000)
                                          ============== ============= ==============

Basic and diluted weighted average
 common shares outstanding                   50,740,356     41,445,345     23,384,737
                                          ============== ============= ==============

Basic and diluted (loss) per common share
 - continuing operations                  $      (0.21)  $      (0.15)   $      (0.29)

Basic and diluted income (loss) per
 common share - discontinued operations             -            0.02          (0.01)
                                          -------------- ------------- --------------

Basic and diluted loss per common share   $      (0.21)  $      (0.13)   $      (0.30)
                                          ============== ============= ==============

                  See notes to consolidated financial statements.

                             MEDIX RESOURCES, INC.

             Consolidated Statement of Changes in Stockholders' Equity
               For the Years Ended December 31, 2001, 2000 and 1999

                                                                        1999 Series A        1999 Series B        1999 Series C                                            Dividend                      Total
                         1996 Preferred Stock  1997 Preferred Stock    Preferred Stock      Preferred Stock      Preferred Stock         Common Stock        Additional     Payable                   Stockholders'
                         --------------------  --------------------   ------------------  -------------------   -----------------    ---------------------    Paid-in     with Common   Accumulated      Equity
                           Shares     Amount     Shares     Amount     Shares    Amount    Shares    Amount      Shares    Amount      Shares     Amount      Capital        Stock        Deficit       (Deficit)
                         ---------  ---------   --------  ---------   -------- ---------  --------- ---------   -------- ---------   ----------- ---------  ------------  -----------   ------------  --------------

Balance - December 31,
1998                          8.00  $      -       19.50  $      -          -  $      -   $      -  $      -    $     -   $     -     21,500,724 $  22,000  $ 12,882,000$      39,000   $(13,161,000)   $    (218,000)

Issuance of warrants
  with convertible note
  payable                       -          -          -          -          -         -          -         -          -         -             -         -        238,000           -              -           238,000

1999 preferred stock
  issuances (net of
  $15,500 of offering
  costs)                        -          -          -          -         300        -       1,832     2,000      1,995     2,000            -         -      4,108,000           -              -         4,112,000

Preferred stock
  conversions                (4.50)        -      (14.50)        -        (115)       -      (1,015)   (1,000)        -         -      3,161,342     3,000        10,000      (12,000)            -                -

Repurchase of 1996
  preferred stock            (2.50)        -          -          -          -         -          -         -          -         -             -         -        (17,000)      (8,000)            -           (25,000)

Conversion of note
  payable into common
  stock                         -          -          -          -          -         -          -         -          -         -        200,000        -        100,000           -              -           100,000

Conversion of
  redemption payable
  into common stock             -          -          -          -          -         -          -         -          -         -      2,115,241     2,000       633,000           -              -           635,000

Exercise of warrants            -          -          -          -          -         -          -         -          -         -        400,000        -        123,000           -              -           123,000

Exercise of stock
  options                       -          -          -          -          -         -          -         -          -         -        256,384        -         27,000           -              -            27,000

Stock issued for
  services                      -          -          -          -          -         -          -         -          -         -          9,000        -          5,000           -              -             5,000

Stock options and
  warrants issued for
  services                      -          -          -          -          -         -          -         -          -         -             -         -      2,226,000           -              -         2,226,000

Net loss                        -          -          -          -          -         -          -         -          -         -             -         -             -            -      (4,847,000)      (4,847,000)

Dividends declared              -          -          -          -          -         -          -         -          -         -             -         -         (6,000)       6,000             -                -
                         ---------  ---------  ---------  ---------  --------- ---------  --------- ---------  ---------  --------   ----------- ---------   -----------   ----------    -----------    -------------

Balance - December 31,
1999                          1.00         -        5.00         -         185        -         817    1,000       1,995     2,000    27,642,691    27,000    20,329,000       25,000    (18,008,000)       2,376,000

Conversion of note
  payable into common
  stock                         -          -          -          -          -         -          -         -          -         -        800,000     1,000       399,000           -              -           400,000

Warrants issued in
  settlement                    -          -          -          -          -         -          -         -          -         -             -         -        238,000           -              -           238,000

Common stock issued in
  connection with ADC
  merger                        -          -          -          -          -         -          -         -          -         -         60,400        -        374,000           -              -           374,000

Preferred stock
  conversions                   -          -       (5.00)        -        (185)       -        (767)   (1,000)    (1,120)   (1,000)    4,564,000     5,000        18,000      (21,000)            -                -

Exercise of warrants            -          -          -          -          -         -          -         -          -         -      9,352,620     9,000     4,585,000           -              -         4,594,000

Exercise of stock
  options                       -          -          -          -          -         -          -         -          -         -      4,039,734     4,000     1,493,000           -              -         1,497,000

Stock options and
  warrants issued for
  services                      -          -          -          -          -         -          -         -          -         -             -         -        138,000           -              -           138,000

Cancellation of shares
  issued in error               -          -          -          -          -         -          -         -          -         -       (142,423)       -             -            -              -                -

Net loss                        -          -          -          -          -         -          -         -          -         -             -         -             -            -      (5,415,000)      (5,415,000)

Dividends declared              -          -          -          -          -         -          -         -          -         -             -         -         (1,000)       1,000             -                -
                         ---------  ---------  ---------  ---------  --------- ---------  --------- ---------  ---------  --------   ----------- ---------  ------------   ----------    -----------    -------------

Balance - December 31,
2000                          1.00         -          -          -          -         -          50        -         875  $  1,000    46,317,022 $  46,000  $ 27,573,000$       5,000   $(23,423,000)     $ 4,202,000

Exercise of options and
  warrants                      -          -          -          -          -         -          -         -          -         -      1,462,642     1,000       368,000           -              -           369,000

Warrants and in the
  money conversion
  feature issued with
  convertible note
  payable                       -          -          -          -          -         -          -         -          -         -             -         -        581,000           -              -           581,000

Stock issued on
  conversion of note
  payable                       -          -          -          -          -         -          -         -          -         -      2,618,066     3,000     2,823,000           -              -         2,826,000

Stock and warrants
  issued in private
  placement                     -          -          -          -          -         -          -         -          -         -      1,872,308     2,000     2,061,000           -              -         2,063,000

Preferred stock
  conversions                   -          -          -          -          -         -          -         -        (500)   (1,000)    1,000,000     1,000            -            -              -                -

Stock issued with
  equity line                   -          -          -          -          -         -          -         -          -         -      3,291,369     3,000     1,507,000           -              -         1,510,000

Stock issued in legal
  settlements                   -          -          -          -          -         -          -         -          -         -         90,000        -        285,000           -              -           285,000

Stock options and
  warrants issued for
  services                      -          -          -          -          -         -          -         -          -         -             -         -        145,000           -              -           145,000

Net loss                        -          -          -          -          -         -          -         -          -         -             -         -             -            -     (10,636,000)     (10,636,000)

Dividends declared              -          -          -          -          -         -          -         -          -         -             -         -         (2,000)       2,000             -                -
                         ---------  ---------  ---------  ---------  --------- ---------  --------- ---------  ---------  --------   ----------- ---------  ------------   ----------    -----------    -------------

Balance - December 31,
2001                          1.00  $      -          -   $      -          -  $      -          50 $      -         375  $     -     56,651,407 $  56,000  $ 35,341,000   $    7,000   $(34,059,000)     $ 1,345,000
                         =========  =========  =========  =========  ========= =========  ========= =========  =========  ========   =========== =========  ============   ==========   ============    =============

                  See notes to consolidated financial statements.

                             MEDIX RESOURCES, INC.

                       Consolidated Statements of Cash Flows

                                                      For the Years Ended
                                                          December 31,
                                          -------------------------------------------
                                               2001           2000          1999
                                          -------------   ------------  -------------
Cash flows from operating activities
  Net loss                                $ (10,636,000)  $ (5,415,000) $  (4,847,000)
                                          -------------   ------------  -------------
  Adjustments to reconcile net loss to
   net cash used in operating activities
   Depreciation and amortization                488,000        426,000        243,000
   Impairment of intangible assets            1,111,000             -              -
   Financing costs                            2,428,000             -         238,000
   Common stock, options and warrants
     issued for settlements                     149,000             -              -
   Common stock, options and warrants
     issued for services                        145,000        376,000      2,231,000
   Discontinued operations                           -              -         299,000
   Gain on sale of staffing business                 -      (1,102,000)            -
   Change in net assets of discontinued
     operations                                      -         857,000     (1,243,000)
   Changes in assets and liabilities
     Accounts receivable, net                    49,000        (29,000)     2,046,000
     Prepaid expenses and other                (119,000)       (49,000)         5,000
     Accounts payable and accrued
      liabilities                               988,000       (237,000)    (2,141,000)
     Checks written in excess of bank
      balance                                        -              -         (72,000)
                                          -------------   ------------   ------------
                                              5,239,000        242,000      1,606,000
                                          -------------   ------------   ------------
      Net cash used in operating
       activities                            (5,397,000)    (5,173,000)    (3,241,000)
                                          -------------   ------------   ------------

Cash flows from investing activities
  Proceeds from sale of divisions                    -         500,000             -
  Software development costs incurred          (434,000)      (495,000)            -
  Purchase of property and equipment            (70,000)      (400,000)       (72,000)
  Purchase of software license                       -        (720,000)            -
  Proceeds from notes receivable                     -         500,000        563,000
  Business acquisition costs, net of
   cash acquired                                     -         (94,000)            -
                                          -------------   ------------   ------------
      Net cash (used in) provided by
       investing activities                    (504,000)      (709,000)       491,000
                                          -------------   ------------   ------------

Cash flows from financing activities
  Proceeds from issuance of debt and
   notes payable                              1,824,000        178,000        500,000
  Advances under financing agreement                 -              -      11,272,000
  Payments under financing agreement                 -        (484,000)   (11,781,000)
  Principal payments on debt and notes
   payable                                     (303,000)      (125,000)      (289,000)
  Issuance of preferred and common
   stock, net of offering costs               3,012,000             -       4,112,000
  Proceeds from the exercise of options
   and warrants                                 369,000      6,091,000        150,000
  Repurchase of preferred stock                      -              -         (25,000)
                                          -------------   ------------   ------------
      Net cash provided by financing
       activities                             4,902,000      5,660,000      3,939,000
                                          -------------   ------------   ------------

Net (decrease) increase in cash                (999,000)      (222,000)     1,189,000

Cash - beginning of year                      1,007,000      1,229,000         40,000
                                          -------------   ------------   ------------

Cash - end of year                        $       8,000   $  1,007,000   $  1,229,000
                                          =============   ============   ============

Supplemental disclosure of cash flow information:

Cash paid for:                      Interest
                                  ------------

    2001                          $     42,000
    2000                          $     21,000
    1999                          $    324,000

Supplemental disclosure of non-cash activity:
      Dividends  declared  payable in common stock were  $2,000,  $1,000 and $6,000 for December 31, 2001, 2000 and 1999, respectively.

      During 2001,  500 shares of the series C preferred  stock was converted  into
      1,000,000 shares of common stock.

      During 2001,  $1,500,000  note payable  advances under a credit  facility and
      $40,000 of accrued  interest  were  converted  and  redeemed  into  2,618,066 shares of common stock.

      During 2001,  the Company  issued  90,000 shares of common stock and warrants valued at $285,000 in  connection  with  settlement  of certain legal claims, of which  $137,000  was an  adjustment  to  goodwill  related to the  Cymedix acquisition.

      During 2001, the Company  issued options and warrants  valued at $145,000 for services provided.

      During  2001,  the  Company  issued  829,168  warrants  valued at $506,000 in connection  with a  convertible  note payable  credit  facility.  The Company also recorded  $75,000 for the value of the in-the-money  conversion  feature on the debt.

      During 2001,  shares issued in private placements in connection with its note payable credit facility at below market prices resulted in financing costs of
      $448,000.

      During  2001,  shares  issued  for  conversions  and  redemptions  under  the convertible  notes payable  credit  facility at below market prices  resulted in financing costs of $1,286,000.

      During  2001,  the  Company  issued   warrants  in  connection  with  private
      placements of common stock in connection with its note payable credit facility valued at $415,000.

      During 2001,  the Company wrote off old payroll tax  liabilities  of $100,000 assumed in the Cymedix acquisition which reduced goodwill.

      During 2000,  5.0 units of the 1997 preferred  stock,  185 shares of the 1999
      Series A preferred  stock,  767 shares of the Series B preferred  stock,  and
      1,120 shares of the series C preferred  stock were  converted  into 3,161,342 shares of common stock.

      During  2000,   the  Company   acquired   the  assets  and  assumed   certain
      liabilities of a business from a related party (Note 4).

      During 2000, the Company  disposed of the remainder of its staffing  business
      (Note 2).

      During  2000,  the Company  converted a $400,000  note  payable  into 800,000 shares of common stock.

      During 1999, the  Company  issued a $500,000  convertible  note  payable with warrants  to purchase  common  stock,  of which  $100,000  of  principal  was converted  into  200,000  shares of common  stock.  The warrant was valued at
      $238,000 and recorded as additional interest expense.

      During 1999, the Company  converted  $635,000 of preferred  stock  redemption payable into 2,115,241 shares of common stock.

      During  1999,  4.50 units of the 1996  preferred  stock,  14.50  units of the
      1997 preferred  stock,  1,015 shares of the 1999 series A preferred  stock, and
      1,015 shares of the series B preferred stock were  converted  into  3,161,342 shares of common stock.

                  See notes to consolidated financial statements.

                             MEDIX RESOURCES, INC.

                   Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

Medix  Resources,  Inc. and  subsidiary  (the  Company),  main business  focus is a
suite  of  fully  secure,   patented  Internet   communication   software  for  the
healthcare  industry.   The  Company  divested  its  remaining  healthcare  related staffing businesses in February of 2000 (Note 3).

Principles of Consolidation

The accompanying  consolidated  financial  statements include the accounts of Medix
Resources,  Inc.  and its  subsidiary,  Cymedix  Lynx  Corporation  (Cymedix).  All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial  statements in conformity  with accounting  principles generally  accepted in the United  States of America  requires  management  to make
estimates  and  assumptions   that  affect  the  reported  amounts  of  assets  and
liabilities,  disclosures of contingent  assets and  liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Concentrations of Credit Risk

The Company  grants  credit in the normal  course of business to  customers  in the
United States. The Company  periodically  performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

Fair Value of Financial Instruments

The  carrying  amounts of  financial  instruments  including  accounts  receivable, notes  receivable,  accounts  payable and accrued expenses  approximate  their fair value as of December 31, 2001 and 2000 due to  the  relatively  short  maturity  of these instruments.

The  carrying  amounts of notes  payable  and debt  issued  approximate  their fair value as of December 31, 2001 and 2000 because interest rates on these  instruments approximate market interest rates.

Revenue Recognition

We earn revenue as transaction  services are provided to our customers  throught the use of our suite of  communication  software,  and currently do not generate
any  revenue  from  the  licensing,   slae  or  installation  of  our  suite  of
communication software.

We  recognize  revenue  is earned  when the  communication  transaction  has bee completed by the customner,  persuasive evidence of the terms of the arrangement exist,  our fee is fixed and  determinable,  and  collectibility  is  reasonably assured. Delivery takes place electronically when the customer has completed the exchange  (transmission or receipt) of data.  Revenue is charged to the customer on a per  transaction  basis as each  transaction  is  completed  and is  billed monthly.

Income Taxes

The  Company   recognizes   deferred  tax  liabilities  and  assets  based  on  the
differences  between  the tax basis of assets and  liabilities  and their  reported amounts in the  financial  statements  that will  result in  taxable or  deductible amounts in future  years.  The Company's  temporary  differences  result  primarily from capitalized  software  development costs,  depreciation and amortization,  and net operating loss carryforwards.

Property and Equipment

Property and equipment is stated at cost.  Depreciation  is provided  utilizing the straight-line  method over the  estimated  useful lives for owned  assets,  ranging from 3 to 7 years.

Software Development Costs

The Company  applies the provisions of Statement of Position 98-1,  "Accounting for
Costs of Computer  Software  Developed for Internal Use". The Company  accounts for costs  incurred in the  development of computer  software as software  research and development  costs until the preliminary  project stage is completed.  Direct costs incurred  in the  development  of software  are  capitalized  once the  preliminary project  stage is  completed,  management  has committed to funding the project and completion  and use of the  software  for its intended  purpose are  probable.  The
Company  ceases  capitalization  of  development  costs once the  software has been substantially  completed  and is ready for its intended use.  Software  development costs  are  amortized  over  their  estimated  useful  lives of five  years.  Costs associated with upgrades and enhancements  that result in additional  functionality are capitalized.

Financing Costs

The  company   records  as  financing   costs  in  its   statement  of   operations
amortization  of  in-the-money  conversion  features on convertible  debt accounted for in  accordance  with  EITF  98-5 and  00-27,  amortization  of  discounts  from
warrants   issued   with  debt  securities  in  accordance  with  APB  No.  14  and amortization of discounts resulting  from  other  securities  issued in  connection with  debt  based  on  their relative fair values,  and any value  associated  with inducements to convert debt in accordance with FASB 84.

Intangible assets

Intangible  assets are stated at cost,  and  consist  of  goodwill,  which is being amortized using the straight-line method over fifteen years.

The  Company  reviews  its  long-lived  asset  for  impairment  whenever  events or changes in  circumstances  indicate  that the carrying  amount of the asset may not be recovered.  The Company looks  primarily to the  undiscounted  future cash flows of  its  acquisition  in  its  assessment  of  whether  or not  goodwill  has  been impaired.

Reclassifications

Certain amounts in the 2000 and 1999  consolidated  financial  statements have been reclassified to conform to the 2001 presentation.

Advertising Costs

The Company expenses advertising costs as incurred.

Advertising  expenses were $23,000, $36,000 and $45,000 for the years ended December
31, 2001, 2000 and 1999.

Basic Loss Per Share

The Company  applies the provisions of Statement of Financial  Accounting  Standard
No. 128,  "Earnings  Per Share" (FAS 128).  All dilutive  potential  common  shares have an  antidilutive  effect on diluted per share amounts and therefore  have been excluded in determining  net loss per share.  The Company's  basic and diluted loss per  share  are  equivalent  and  accordingly  only  basic  loss per share has been presented.

For the  years  ended  December  31,  2001,  2000 and  1999  total  stock  options, warrants and  convertible  debt and preferred  stock of 14,693,254,  13,767,143 and
23,109,003,  were not  included  in the  computation  of  diluted  loss  per  share because  their  effect was  antidilutive,  however,  if the company were to achieve profitable operations in the future, they could potentially dilute such earnings.

Recently Issued Accounting Pronouncements

In July 2001,  the FASB issued SFAS Nos. 141 and 142 " Business  Combinations " and
" Goodwill  and other  Intangible  Assets ".  Statement  141  requires all business combinations  initiated  after June 30, 2001 to be accounted for using the purchase method.  Under the  guidance of  Statement  142,  goodwill is no longer  subject to amortization  over its estimated useful life.  Rather,  goodwill will be subject to at least an annual  assessment  for  impairment by applying a fair value base test.
Statement 142 is effective for financial  statement  dates  beginning after January
1, 2001.  Goodwill  will be tested for  impairment  at the time of adoption  and on an annual  basis.  As allowed  under  Statement  142, the Company will complete its goodwill  impairment  test  within the first six months of the  fiscal  year.  As a result of Statement  142, the Company will no longer be  recognizing  approximately
$155,000 in annual amortization expense related to goodwill.

In August  2001,  the FASB issued SFAS No. 143,  "Accounting  for Asset  Retirement
Obligations."  SFAS No. 143  requires  the fair value of a  liability  for an asset retirement  obligation  to be recognized in the period in which it is incurred if a reasonable  estimate of fair value can be made.  The  associated  asset  retirement costs are  capitalized  as part of the  carrying  amount of the  long-lived  asset.
SFAS No. 143 is  effective  for the Company for fiscal years  beginning  after June
15,  2002.  The  Company  believes  the  adoption  of this  statement  will have no material impact on its consolidated financial statements.

In October 2001,  the FASB issued SFAS No. 144,  "Accounting  for the Impairment or
Disposal  of  Long-Lived  Assets."  SFAS No. 144  requires  that  those  long-lived assets be  measured at the lower of  carrying  amount or fair  value,  less cost to sell,  whether  reported  in  continuing  operations  or  discontinued  operations.
Therefore,  discontinued  operations  will no longer be measured at net  realizable value or include  amounts for  operating  losses that have not yet  occurred.  SFAS
No. 144 is effective for  financial  statements  issued for fiscal years  beginning after December 15, 2001 and, generally, is to be applied prospectively.

Note 2 - Going Concern

The accompanying  financial  statements have been prepared on a going concern basis which  contemplates  the  realization  of assets and  liquidation of liabilities in the ordinary course of business.

Management's Plan for Continued Existence

The  Company  has  incurred  operating  losses  for the  past  several  years,  the majority  of which are  related  to the  development  of the  Company's  healthcare connectivity  technology and were fully  anticipated  by  management.  These losses have produced operating cash flow deficiencies, and negative working capital  which raise  substantial  doubt  about  its  ability  to  continue  as  a going  concern.
Management has secured an equity line of credit, as further  described  in  Note 8, and  management  is presently  in  discussions  regarding  alternative  sources  of additional  equity  capital,  which  would  enable  the Company to continue to fund operations until such time as revenues from the  Company's  internet  communication products  for  the  healthcare  industry  will  be  sufficient to fund  operations.
Management reports that progress continues with regard to new  strategic  alliances with  major  healthcare  organizations  as  well  as  in  advancing  the  Company's existing  alliances  from the "pilot program" stage toward the "production contract stage".

Note 3 - Discontinued Operations

In February  2000,  the Company  closed on the sale of the assets of its  remaining staffing  businesses  for  $1,000,000.  The purchase  price was paid with  $500,000
cash  at  closing  and  the  Company   receiving  a  $500,000   subordinated   note
receivable.  The note  provided  for  interest  at prime plus 1% and was due in May of 2001.  The note was repaid on December  29,  2000.  This sale was the final step of a plan  approved by the board of directors  in December  1999 for the Company to divest  itself of the  staffing  businesses  and focus its efforts on its  internet communication software products for the healthcare industry.

The  accompanying  financial  statements  reflect the results of  operations of the
remaining   staffing   businesses  as  a   discontinued   business   segment.   The
discontinued  results of  operations  include  those  direct  revenues and expenses
associated  with  running  the  remaining   staffing   businesses  as  well  as  an
allocation of corporate costs.

The  results  of  operations  of  the  Company's  discontinued  remaining  staffing businesses are as follows:

                                                             For the Years Ended
                                                                 December 31,
                                                         ---------------------------
                                                              2000          1999
                                                         ---------------------------

Revenue                                                  $   1,128,000  $ 10,812,000
Direct costs of services                                       927,000     8,472,000
                                                         ---------------------------
Gross margin                                                   201,000     2,340,000
                                                         ---------------------------
Selling, general and administrative                            219,000     2,193,000
Interest expense                                                18,000       446,000
Litigation settlement                                          137,000            -
                                                         ---------------------------

Net loss                                                 $    (173,000) $   (299,000)
                                                         ===========================

During the fourth  quarter  of 2000,  the  Company  wrote off  unrealizable  assets related to the  discontinued  operations in the amount of $43,000,  and $322,000 in remaining  related  liabilities.  The  net  write-off  of  assets  and  liabilities totaling $279,000,  less net assets acquired by the purchaser of $77,000,  has been recorded  as an  increase  of  $202,000  to  the  gain  from  the  disposal  of the remaining staffing businesses as of December 31, 2000.

During the first quarter of 2000,  the Company  reported the following  gain on the disposal of the assets of its remaining staffing businesses:

Sales price                                              $  1,000,000
Accounts receivable collection costs                         (100,000)
                                                         ------------
                                                              900,000
Net assets acquired, liabilities assumed and
liabilities written off                                       202,000
                                                         ------------
Gain on disposal of the remaining staffing businesses       1,102,000
Loss from operation of the remaining staffing
businesses through the disposal date                         (173,000)
                                                         ------------

Net gain on disposal of the remaining staffing
businesses                                               $    929,000
                                                         ============

Also as  previously  noted the  purchaser  did not acquire the  Company's  accounts receivable  as  part of the  sale.  However,  in  connection  with  the  sale,  the purchaser  will  collect the  Company's  receivables  and remit the proceeds to the
Company net of a 10% collection fee. The $100,000  reflected  above  represents the
Company's  estimate of the collection  costs to be paid to purchaser for performing this function.

Note 4 - Acquisition of Assets

On  March  1,  2000,  the  Company   purchased  the  assets  and  assumed   certain
liabilities of Automated  Design  Concepts,  Inc., an entity owned by a director of the Company,  for the issuance of 60,400  shares of common stock valued at $374,000 and a payment of  $100,000.  The Company  also  entered  into a two-year  lease for
$1,000 per month  expiring in February  2002.  Assets  purchased  include  cash and accounts receivable.

The purchase was accounted for under the purchase  method.  The purchase  price was allocated  to the  assets  purchased  and  liabilities  assumed  based  on the fair market values at the date of acquisition as follows:

Cash                                                     $      6,000
Accounts receivable                                            27,000
Goodwill                                                      487,000
Accounts payable                                              (41,000)
Accrued liabilities                                            (5,000)
                                                         ------------

                                                         $    474,000
                                                         ============

The  results  of  operations  have  been  reflected  from the  date of  acquisition forward.  The resulting goodwill is being amortized over 15 years.

During  the third  quarter  of 2001,  the  Company  discontinued  operation  of its
Automated  Design  Concepts  division to focus on its core  business  and as a cost saving  measure.  As a result,  $443,000 of  impairment  expense has been  included in  Consolidated  Statements  of Operations  for the year ended  December 31, 2001.
This amount  represents  the  unamortized  balance of the investment at the time of discontinuance.

The  following  table  summarizes  the  unaudited  pro forma results of the Company giving  effect to the  acquisition  as if it had  occurred on January 1, 2000.  The unaudited pro forma  information  is not  necessarily  indicative of the results of operations  of the Company had this  acquisition  occurred at the  beginning of the years presented, nor is it necessarily indicative of future results.

                                                             For the Years Ended
                                                                 December 31,
                                                         ---------------------------
                                                              2000          1999
                                                         ---------------------------

Sales                                                    $     440,000  $    569,000
                                                         ===========================

Net income (loss)                                        $  (5,408,000) $ (4,816,000)
                                                         ===========================

Loss per share                                           $       (0.13) $      (0.20)
                                                         ===========================

Note 5 - Balance Sheet Disclosures

Software development costs consist of the following:
                                                                 December 31,
                                                         ---------------------------
                                                              2001          2000
                                                         ---------------------------
Software development costs                               $     929,000 $     495,000
Less accumulated amortization                                 (280,000)     (124,000)
                                                         ---------------------------
                                                         $     649,000 $     371,000
                                                         ===========================

Annual  amortization  expense,  which is included in costs of services provided was
$156,000  and   $124,000   for  the  years  ended   December  31,  2001  and  2000,
respectively.

Property and equipment consists of the following:
                                                                 December 31,
                                                         ---------------------------
                                                              2001          2000
                                                         ---------------------------
Furniture and fixtures                                   $     103,000 $      91,000
Computer hardware and purchased software                       609,000       552,000
Leasehold improvements                                          29,000        28,000
                                                         ---------------------------
                                                               741,000       671,000
Less property, plant and equipment - accumulated
 depreciation                                                 (376,000)     (253,000)
                                                         ---------------------------
                                                         $     365,000 $     418,000
                                                         ===========================

Depreciation expense was $123,000, $97,000 and $86,000 for the years ended
December 31, 2001, 2000 and 1999, respectively.

Intangible assets consist of the following:
                                                                 December 31,
                                                         ---------------------------
                                                              2001          2000
                                                         ---------------------------
Goodwill acquired through Cymedix acquisition            $   2,369,000 $   2,332,000
Goodwill acquired through the Automated Design
 Concepts, Inc. acquisition                                         -        487,000
License agreement with ZirMed.com                                   -        720,000
                                                         ---------------------------
                                                             2,369,000     3,539,000
Less accumulated amortization                                 (634,000)     (520,000)
                                                         ---------------------------
                                                         $   1,735,000 $   3,019,000
                                                         ===========================

Amortization expense was $209,000, $205,000, and $157,000 for the years ended
December 31, 2001, 2000 and 1999, respectively.

During  the third  quarter  of 2001,  the  Company  discontinued  operation  of its
Automated  Design  Concepts,  division,  and terminated its license  agreement with
ZirMed.com.  As a result,  $1,111,000  of  impairment  expense has been included in the  Consolidated  Statements of Operations  for the year ended  December 31, 2001.
This amount  represents the  unamortized  balance of each investment at the time of discontinuance.

Accrued expenses consists of the following:
                                                                 December 31,
                                                         ---------------------------
                                                              2001          2000
                                                         ---------------------------
Accrued payroll and benefits                             $     294,000 $     310,000
Accrued professional fees                                       57,000        60,000
Accrued license fees                                            53,000            -
Other accrued expenses                                          29,000        21,000
Accrued interest                                                17,000            -
                                                         ---------------------------
                                                         $     450,000 $     391,000
                                                         ===========================

At various  times  during  2001,  the  Company  was  delinquent  with  payroll  tax deposits.  At December 31, 2001 and 2000,  $131,000 and $200,000,  respectively was accrued for  estimated  taxes,  interest and  penalties.  During 2001,  the Company wrote off $100,000 of previously  recorded accrued payroll tax liabilities  assumed in the Cymedix  acquisition  as management  determined the Company was over accrued and has recorded the write-off as an adjustment to previously recorded goodwill.

Note 6 - Long-Term Debt

Long-term debt consists of:
                                                                 December 31,
                                                         ---------------------------
                                                              2001          2000
                                                         ---------------------------
Notes  payable - finance  company,  interest  accrues at
 7%,  monthly  payments  of  principal  and  interest of
 $23,730 are payable through July 2002.                  $     140,000 $     115,000

Notes  payable - finance  company,  interest  accrues at
 7%,  monthly  payments  of  principal  and  interest of
 $1,417 are payable through October 2002.                       18,000        22,000
                                                         ---------------------------
                                                               158,000       137,000
      Less current portion                                    (158,000)     (137,000)
                                                         ---------------------------

                                                         $          -  $          -
                                                         ===========================

Convertible Promissory Note

In  October  1999,  the  Company  raised  approximately  $488,000  net of  expenses through the issuance of a $500,000  14%  Convertible  Promissory  Note and warrants to purchase  500,000  shares of the Company's  common stock at $.50 per share.  The
$500,000 in  principal  plus accrued  interest  was payable on June 28,  2000.  The note was  convertible  into the  Company's  common stock at a  conversion  price of
$.50 per  share,  for the first 90 days  outstanding,  and at the lower of $.50 per share or 80% of the lowest  closing bid price for the Common  Stock during the last five trading days prior to  conversion,  for the  remaining  life of the note.  The note was  secured  by the  intellectual  property  of the  Company's  wholly  owned subsidiary  Cymedix Lynx  Corporation.  The warrants were recorded as a discount on the debt valued at $238,000  using the  Black-Scholes  option  pricing  model using assumptions  of life of 3 years,  volatility  of 225%, no dividend  payment,  and a risk-free  rate of 5.5%.  The  discount  was fully  amortized at December 31, 1999, as the  remaining  debt of $400,000 at December 31, 1999,  was converted in January
2000 into 800,000 shares of common stock and the security interest released.

Convertible Note Payable Credit Facility

In December  2000, the Company  obtained a credit  facility under which it issued a convertible  promissory  note  and  common  stock  purchase  warrants.  The  credit facility  provided  that the Company could draw against this facility in increments as follows:  $750,000  upon  closing,  which  occurred  January 10, 2001;  $250,000 within 10 days of an effective  registration  statement,  which  occurred  February
13, 2001;  and $500,000  draws at the 60th day, 90th day and the 150th day from the effective  registration  statement.  These  advances  could  be  made  only  if the
Company's  common stock price  remained  above $1 for five  business  days prior to the draw.  During the draw down  periods,  the Company  drew  $1,500,000  under the convertible  note.  Advances under the convertible  note bear interest at an annual rate of 10% and provide for  semi-annual  payments on July 10, 2001 and January 10,
2002. All outstanding  balances under this  arrangement  were converted or redeemed during 2001 into common shares.  The note payable  balance was  convertible at $.90 per share for up to the  first  $750,000  and any  remaining  balance  at $1.00 per share.  The  initial  $750,000  draw on this  arrangement  has an imputed  discount recorded,  which was valued at $75,000 for the  "in-the-money"  conversion  feature of the first  advance.  In addition,  the  noteholder can force a redemption of the note or any  portion  thereof,  for  either  cash or  stock  at the  option  of the
Company,  but if for stock,  at a redemption  price of eighty (80%)  percent of the
Volume  Weighted  Market  Price (as  defined)  per common  share  during the twenty
Trading Days ending on the day of the notice delivered by the holder.

In  connection  with  this  credit  facility,  the  Company  also  agreed  to issue warrants  to  purchase  common  stock to the holder of the  convertible  promissory note. The Company issued 750,000  warrants in connection  with drawdowns  under the convertible  note.  The warrants  have an exercise  price of $1.75 and terms of two years from the date of  issuance.  The  Company  also  issued  54,167  warrants  to purchase  common stock to two finders  assisting with the  transaction.  The finder warrants also have terms of two years and an exercise price of $1.75.

The Company has imputed  values for the 750,000 and 54,168  warrants  issued to the provider of the credit  facility  and the finders  using the  Black-Scholes  Option pricing  model.  The first  500,000  warrants  issued to the provider of the credit facility  were valued at $249,000  and have been  treated as a discount on the debt to be amortized  over its remaining  life. The related  54,168  warrants  issued to finders  which  have been  recorded  as debt  issue  costs and  amortized  over the remaining  life  of  the  debt.  In  connection  with  the  final  draw  under  the credit  facility in May,  the Company  issued  250,000  warrants to the provider of the credit  facility.  The 250,000  warrants  issued to the  provider of the credit facility  were valued at $209,000  using the  Black-Scholes  pricing model and have been treated as a discount on the debt to be  amortized  over its  remaining  life.
In connection  with the final draw under the credit  facility,  The Company  issued warrants  to  purchase  25,000  shares  issued to the  finders.  The  total  finder warrants  have  been  valued at  $48,000  using  the  Black-Scholes  option-pricing model,  and have been  treated as a discount on the debt to be  amortized  over its remaining  life.  The  values of all  warrants  issued  under  this  facility  were determined  using the following  assumptions;  lives of two years,  exercise prices of $1.75, volatility of 117%, no dividend payment and a risk-free rate of 5.5%.

During February 2001,  $100,000 of the convertible  note was converted into 111,111 shares of common  stock.  During the period April  through  September,  $900,000 of the  note was  redeemed.  These  redemptions  were  satisfied  by the  issuance  of
1,384,661  shares of common  stock.  During  October 2001,  the remaining  $500,000 convertible  note was  redeemed  by the  issuance  of  1,069,368  shares  of common stock.  During July 2001,  52,928  shares of common  stock was issued as payment of accrued  interest of $40,000  through  July 10,  2001.  As a result of  conversions and  redemptions at modified conversion prices  $1,286,000 of financing  costs were recorded  reflecting  the  intrinsic  value  of the share differences from issuable shares at the date the advances were received.

During  March  2001,  the  Company,  under an  amendment  to its  convertible  note payable credit facility,  received  $350,000 from the credit facility  provider for the  issuance  of  636,364  shares  of its  common  stock  as a  private  placement transaction.  As  a  part  of  this  common  stock  issuance,  the  Company  issued warrants to purchase  636,364  shares of common stock at $.80 per share with a term of two years from the date of issuance.  As a result of the warrant  issuance,  the
Company has recorded  financing  expense of $262,000 in the accompanying  financial
statements,   using  the  Black-Scholes  option-pricing  model.  The  company  also issued  warrants to purchase  63,636  shares of common stock at $.80 per share with a  term  of two  years  to two  finders  assisting  the  transaction.  The  finders warrants  have been valued at $40,000  using the  Black-Scholes  pricing  model and have been included as financing  costs in the  accompanying  financial  statements.
The  calculated  values were computed using the following  assumptions:  lives of 2 years,  exercise  prices of $.80,  volatility of 117%,  no dividend  payments and a risk free rate of 5.5%.

During the period May through December 2001, the Company received  $850,000,  under a second  amendment to the credit  facility,  for the issuance of 1,235,944  shares of its common stock, in additional  private  placement  transactions.  As a part of these common  stock  issuances,  the Company  issued  warrants to purchase  168,919 shares of common  stock at $1.00 per share  with a term of two years  from the date of issuance.  The Company has recorded  finanacing  expense of $113,000  related to
the  warrant  issuance  in  the  accompanying   financial  statements,   using  the
Black-Scholes  option-pricing  model. The calculated values were computed using the following  assumptions:  lives of 2 years,  exercise prices of $.80,  volatility of
117%, no dividend payments and a risk free rate of 5.5%.

As a result of shares issued under the private  placements at below market  prices, which  have been  treated as a  discount  on the debt  based on their  fair  market values at issuance, financing costs of $448,000 have been recorded.

Note 7 - Commitments and Contingencies

Operating Leases

The  Company  leases  office  facilities  in New York,  New  Jersey,  Colorado  and
California and various equipment under non-cancelable operating leases.

Rent expense for these leases was:

                       Year Ending December 31,
                       ------------------------

                                 2001                                  $     396,000
                                 2000                                  $     315,000
                                 1999                                  $     293,000

Future minimum lease payments under these leases are approximately as follows:

                       Year Ending December 31,
                       ------------------------
                                 2002                                  $     550,000
                                 2003                                        413,000
                                 2004                                        309,000
                                 2005                                         26,000
                                                                       -------------
                                                                       $   1,298,000
                                                                       =============

Litigation

In the normal course of business,  the Company is party to litigation  from time to time. The Company  maintains  insurance to cover certain  actions and believes that resolution  of such  litigation  will not have a  material  adverse  effect  on the
Company.

During the fourth  quarter of 1997,  an action was filed against the Company in the
Eastern  District  of New York  under the  caption  New York  Healthcare,  Inc.  v.
International  Nursing  Services,  Inc.,  et al. On February 15, 2000,  the Company
agreed in principle to settle this claim. In connection  with the  settlement,  the
Company  issued a warrant  to  purchase  35,000 of the  Company's  common  stock at
$3.96 per share. The Company  recorded  expense of  approximately  $137,000 related to the  issuance  of the  warrant,  which  has  been  included  in the  results  of
discontinued   operations.   The  warrants  were  valued  using  the  Black-Scholes
pricing model,  using  assumptions of volatility of 273%, no dividend  payments and a risk free rate of 5.5%.

On November 12, 1999, an action was filed in California  Superior Court,  which has since been removed to the U. S. District  Court,  Central  District of  California,
against  Medix  Resources,  Inc.  and its wholly  owned  subsidiary,  Cymedix  Lynx
Corporation.  As of November 3, 2000, a settlement  agreement  was reached  between the  Company and the  plaintiff  whereby the  company  paid the  plaintiff  $66,000 cash,  and issued an option to purchase  50,000 of the  Company's  common  stock at
$.25 per share.  The Company  recorded  expense of  approximately  $102,000 related to the  issuance of the option.  The warrants  were valued using the  Black-Scholes pricing model,  using  assumptions of volatility of 273%, no dividend  payments and a risk free rate of 5.5%.

On June 1, 2000,  an action was filed in the District  Court of the City and County
of  Denver,  Colorado,   against  Medix  Resources,   Inc.,  and  its  wholly-owned
subsidiary,  Cymedix  Lynx  Corporation,  alleging  that a  predecessor  company of
Cymedix Lynx  Corporation  had promised to issue stock options to the plaintiff but had failed to honor  that  promise.  On June 15,  2001,  the matter was  settled by paying the  plaintiff  $35,000  and  issuing  to him 2 year  warrants  to  purchase
195,000  shares of the  Company's  common stock at $.50 per share.  The  settlement was  approved  by the  court on July 6,  2001.  The case  has been  dismissed  with prejudice.  The  warrants  issued in this  settlement  have been valued at $137,000 using the  Black-Scholes  pricing model,  using  assumptions of volatility of 132%, no dividend  payments and a risk-free  rate of 5.5%,  and have been  included as an increase to goodwill in the accompanying  financial  statements,  as a result of an unrecorded liability that existed at the time of the Cymedix merger.

On July 11,  2000,  an  action  was  filed in the  United  States  District  Court,
Southern  District of New York,  against Medix Resources,  Inc.,  alleging that the
Company  granted to plaintiff  the right to purchase  preferred  stock  convertible into the  Company's  common  stock and warrants to purchase  the  Company's  common stock in connection  with the Company's  private  financings  during 1999, and then failed to permit  plaintiff  to exercise  that right.  On May 2, 2001,  the Company agreed to settle the matter by paying  the  plaintiff  $20,000  and  issuing  him a three year warrant  (issued over a 18 month period) to purchase  137,500  shares of the Company's  common stock at $.50 per share.  The  settlement was approved by the
Court on May 3, 2001.  The case has been  dismissed  with  prejudice.  The warrants issued in this  settlement  have been  valued at  $64,000  using the  Black-Scholes pricing model, using assumptions of volatility of 132%, no dividend payments, and a risk-free rate of 5.5%, and have been included  as an  expense  in the Consolidated
Statement of Operations.

On September  27, 2000, an action was filed in the United  States  District  Court,
Eastern  District of New York,  against  Medix  Resources,  Inc.  alleging that the
Company  failed to properly and fully convert the Company's  convertible  preferred stock held by one of the  Plaintiffs,  and had failed to maintain the  registration for public sale with the  Securities and Exchange  Commission of shares  underlying warrants held by both  Plaintiffs.  The Company  settled the  litigation by issuing to one plaintiff  90,000 shares of the Company's  common stock,  valued at $51,000, and  extending  the exercise  period of the warrants of the other  plaintiff  until
December  31,  2003,  valued at  $33,000.  The shares and  warrants  issued in this settlement have been valued at $84,000 using the  Black-Scholes  pricing model, for the modification to the warrant,  using assumptions of a life of 2 years,  exercise price of $1.00,  volatility of 132%, no dividend  payments and a risk-free  rate of
5.5%,  and have been  included  as an  expense  in the  Consolidated  Statement  of
Operations.

On  August  7,  2001,  a former  officer  of the  Company  filed an  action  in the
District  Court of Arapahoe  County,  Colorado,  against the Company and its former
President  and CEO. The plaintiff  alleges (1) breach of an  employment  agreement, a stock option  agreement  and the related  stock  option plan,  (2) a duty of good faith  and  fair  dealing,  and (3)  violation  of the  Colorado  Wage  Claim  Act.
Plaintiff's  seeks  unspecified  damages to be determined at jury trail,  including interest,  punitive  damages,  plaintiff's  attorney  fees, and a 50% penalty under the Colorado  Wage Claim Act. The Company and its  co-defendants  have answered the plaintiff's  complaint,  denying  any  liability.  The  court set  discovery  to be completed  by July  31,  2002,  and the  trial  to  begin  on  September  9,  2002.
Management of the Company  intends to vigorously  defend this action,  and does not expect  any  resolution  of this  matter to have a material  adverse  effect on the
Company's  financial  condition or results of  operation.  Currently an estimate of possible  loss to the Company if  unsucessful  in defending  this action  cannot be made.

On December 17, 2001, Plantiff,  Vision Management  Consulting,  L.L.C., filed suit against us in the  Superior  Court of New  Jersey,  Law  Division  - Essex  County,
entitled Vision Managment Consulting,  L.L.C. v. Medix Resources,  Inc., Docket No.
ESX-L-11438-01.  The  complaint  alleges  breach of  contract,  unjust  enrichment, breach  of duty in good  faith and fair  dealing  and  misrepresentations  by us in connection with a negotiated settlement  agreement,  which had resulted from claims between the parties  arising out of the  termination of operations by our Automated
Design Concepts division earlier in 2001.  Plaintiff seeks  unspecified  damages to be proven at jury trial,  together with attorneys fees,  costs of suit and interest on  judgement,  as well  as  such  further  relief  as the  Court  deems  just  and equitable.  We have answered the plaintiff's  complaint,  denying any liability and setting  forth a  counterclaim  seeking  the award to us of our costs of  defending this  action  and  such  further  relief  as  the  Court  deems  just  and  proper.
Management  intends  to  vigorously  defend  this  action  and does not  expect any resolution  of this  matter to have a  material  adverse  effect  on the  Company's results of  operations or financial  condition.  The Court has appointed a mediator for the case to try to  facilitate a settlement  between the parties.  Currently an estimate of possible loss to the Company if  unsucessful  in defending  this action cannot be made.

Note 8 - Stockholders' Equity

On March 20, 2000, the Company authorized 2,500,000 shares of preferred stock.

1996 Private Placement

In July and  September  1996,  the  Company  completed a private  placement  of 244 units,  each unit  consisting of a share of convertible  preferred  stock,  $10,000 per unit,  $1 par value  ("1996  Preferred  Stock"),  a warrant to  purchase  8,000 shares  of the  Company's  common  stock at $2.50  per  share  and a unit  purchase option to purchase an additional unit at $10,000 per unit.

During  1998,  18.25  units  were  converted   resulting  in  the  issuance  of  an
additional 939,320 shares of common stock in 1998.

During  1999 4.5  units  were  converted  into  241,072  shares  of  common  stock.
Additionally,   the  Company  repurchased  from  another  holder  2.5  units  in  a negotiated  agreement for $25,000.  The Company has 1.0 remaining  unit of its 1996 preferred  stock  outstanding  at December 31, 2001 and 2000.  The  remaining  unit may be converted into the Company's  common stock  including  accrued  dividends at the lesser of $1.25 per common  share or 75% of the prior five day trading  average of the Company's common stock.

1997 Private Placement

In January and February 1997, the Company  completed a private  placement of 167.15
Units,  each unit consisting of one share of convertible  preferred stock,  $10,000 per unit, $1 par value,  "1997 Preferred  Stock",  and a warrant to purchase 10,000 shares of common stock at $1.00 per share.

In 1998,  5.0 units were  converted  resulting in the issuance of 178,950 shares of common stock.

During 1999 14.5 units were converted  into 572,694 shares of common stock.  During
2000, the remaining 5.0 units were converted into 50,000 shares of common stock.

1999 Private Placement

During  1999,  the  Company  initiated  three  private  placement   offerings  each
consisting  of one  share of  preferred  stock  (as  designated)  and  warrants  to purchase  common stock.  There are no dividends  payable on the preferred  stock if a  registration  statement  is filed by a certain date as specified in the offering agreements  and  remains  effective  for  a  two  year  period.  If  dividends  are payable,  the  preferred  stock will  provide for a 10% dividend per annum for each day  during  which the  registration  statement  is not  effective.  The  preferred shares are also  redeemable  at the option of the Company after a date as specified
in  the  offering   agreements  for  $1,000  per  share  plus  any  accrued  unpaid dividends.  In addition,  if a registration  statement is not effective by the date as specified in the offering  agreements  the shares may be redeemed at the request of the holder at $1,000 per share plus any accrued unpaid dividends.

The first  private  placement  consisted of 300 shares of Series A preferred  stock each with 1,000  warrants  for $1,000 per unit,  which  raised  total  proceeds  of
$300,000.  The  warrants  included  with each unit  entitle  the holder to purchase common  shares at $1.00 per share,  expiring  in October  1,  2000.  The  preferred shares are  currently  convertible  into  common  shares at $.25 per  common  share through  March 1, 2003.  During 1999,  115 shares of Series A preferred  stock were converted  into  460,000  common  shares.  During  2000,  185  shares  of  Series A preferred  stock were converted  into 740,000  common  shares.  All of the warrants included with the Series A preferred stock were exercised in 2000.

The  second  private  placement  consisted  of 1,832  shares of Series B  preferred stock each with 2,000  warrants for $1,000 per unit,  which  raised total  proceeds of  $1,816,500  (net of  offering  costs of  $15,500).  The  Company  also issued a warrant to purchase  50,000  shares of common stock at $.50,  which  expires in May
2002,  for  services  rendered  in  connection  with  the  private  placement.  The warrants  included  with each unit entitle the holder to purchase  common shares at
$.50 per share,  expiring in October 1, 2003.  The  preferred  shares are currently convertible  into common shares at $.50 per common share  through  October 1, 2003.
During  1999,  1,015  shares  of  Series B  preferred  stock  were  converted  into
2,030,000  common  shares.  During  2000,  767 shares of Series B  preferred  stock were  converted  into  1,534,000  common  shares.  The warrants are callable by the
Company for $.01 upon thirty days  written  notice.  The Company has not called any of these warrants as of the date hereof.

The third private  placement  consisted of 1,995 shares of Series C preferred stock each with 4,000  warrants  for $1,000 per unit,  which  raised  total  proceeds  of
$1,995,000.  The  warrants,  included  with  each  unit,  entitled  the  holder  to purchase  common  shares  at $.50  per  share,  expiring  in  April  1,  2003.  The preferred  shares are  convertible  beginning  April 1, 2000 into common  shares at
$.50 per common share  through April 1, 2003.  During 2000,  1,120 shares of Series
C preferred  stock were converted into  2,240,000  common shares.  During 2001, 500 shares of Series C preferred  stock were converted into 1,000,000  shares of common stock.  After  April 1, 2000,  the  warrants  are  callable by the Company for $.01 upon  thirty  days  written  notice.  The  Company  has  not  called  any of  these warrants as of the date hereof.

Equity Line

The Company has entered  into an Equity Line of Credit  Agreement  dated as of June
12,  2001,  which  provides  that the Company can put to the  provider,  subject to certain  conditions,  the  purchase  of  common  stock  of the  Company  at  prices calculated  from a formula as defined in the agreement.  Under the  agreement,  the providers  of the Equity  Line of Credit have  committed  to advance to the Company funds in an  amount of up to  $10,000,000,  as  requested  by the  Company,  over a
24-month  period  in  return  for  common  stock  issued  by  the  Company  to  the providers.  The  principal  conditions  to any such  advance,  which may be waived, are as follows:

o     There must be thirteen  stock  market  trading  days between any two requests for advances made by the Company.

o     The  Company  can only  request an advance  if the  volume  weighted  average price of the common  stock as reported  by  Bloomberg  L.P.  for the day before the request is made is equal to or greater than the volume  weighted  average  price as reported by Bloomberg L.P. for the 22 trading days before a request is made.

o     The  Company  will not be able to receive an advance  amount  that is greater than 175% of the  average  daily  volume of its  common  stock  over the 40 trading days prior to the advance request multiplied by the purchase price.

The  purchase  price  for each  advance  will be equal to 91% of the  three  lowest daily volume  weighted  average  prices during the 22 trading days before a request is made.

The Company will receive the amount  requested as an advance  within 10 days of its request,  subject to  satisfying  standard  closing  conditions.  The  issuance  of shares  of  common  stock to the  providers  in  connection  with the  equity  line financing  will be  exempt  from  registration  under  the  Securities  Act of 1933 pursuant  to  Section  4(2)  thereof.  The  Company  has  agreed  to  register  for immediate  re-sale the shares being  issued to the  providers of the Equity Line of
Credit  before any  drawdowns  may occur.  The  Company  has  registered  9,500,000 shares.  The related  Registration  Statement was declared  effective by the SEC on
August 6, 2001.  The  Company  has also  agreed  that its  executive  officers  and directors  will not sell any shares of its  common  stock  during  the ten  trading days following any advance request by the Company.

The Company will pay an aggregate  of 7% of each amount  advanced  under the equity line financing to two parties  affiliated  with the providers of the Equity Line of
Credit for their services  relating thereto.  In addition,  upon the effective date of this  Registration  Statement  registering the securities to be issued under the
Equity Line of Credit,  the Company  issued to those same two parties an  aggregate of 198,020  shares of common  stock,  and on  December  9, 2001 (180 days after the date  of the  Equity  Line of  Credit  Agreement)  the  Company  issued  to them an additional  344,827  shares of our common stock  shares.  In addition,  the Company has paid legal fees in an aggregate amount of  $15,000.

During the period August to December 2001,  the company  received  $1,510,000,  net of  commissions  and escrow fees from nine equity line  advances,  resulting in the issuance  of  2,748,522  shares of  common  stock.  The  542,847  shares  issued to finders in  connection  with the  equity  line,  described  above,  were  valued at
$407,000, additionally the incremental differences of shares issued at below market prices  on  the  line  totaled  $391,000,  both  of which have been  presented as a reduction to net proceeds from the advances received.

Accumulated Deficit

Of the  $34,059,000  cumulative  deficit at December  31, 2001 and  $23,423,000  at
December 31, 2000,  the  approximate  amount  relating to the Company's  technology
business  from  inception  is  $21,112,000  and   $10,631,000,   respectively.   In
addition,  a premium of $2,332,000  was paid upon the  acquisition  of Cymedix Lynx in 1998,  producing a total  investment  of  $23,544,000  at December  31, 2001 and
$12,963,000 at December 31,  2000 in the technology to date.

Stock Options

In May 1988,  the Company  adopted an  incentive  stock  option  plan (ISO),  which provides  for the  grant  of  options  representing  up to  100,000  shares  of the
Company's  common  stock to officers  and  employees  of the Company upon terms and conditions  determined  by the Board of Directors.  Options  granted under the plan are  generally  exercisable  immediately  and expire up to ten years after the date of grant.  Options  are  granted at a price  equal to the market  value at the date of  grants,  or in the  case of a  stockholder  who  owns  greater  than 10% of the outstanding  stock of the  Company,  the  options  are  granted at 110% of the fair market value.

In 1994, the Board of Directors  established,  the Omnibus Stock Plan of 1994 (1994
Plan) and reserved  500,000  shares of the  Company's  common stock for grant under terms,  which could extend through  January 2004.  All options and warrants  issued under  this  plan  are  non-qualified.  Grants  under  the  1994  Plan  may  be  to employees,  non-employee  directors,  and selected  consultants to the Company, and may take the form of  non-qualified  options,  not  lower  than 50% of fair  market value.  To date,  the Company has not issued any  options  below fair market  value at the date of grant.

In 1996, the Board of Directors  established  the 1996 Stock Option Plan (the "1996
Plan")  with  terms  similar  to the  1994  Plan.  The  Board of  Directors  of the
Company  reserved  4,000,000  shares of common  stock for  issuance  under the 1996
Plan.

In August  1999,  the Board of  Directors  established  the 1999 Stock  Option Plan
(the  "1999  Plan"),  which  provides  for the  grant of  incentive  stock  options
("ISOs") to officers and other employees of the Company and  non-qualified  options
to  directors,   officers,  employees  and  consultants  of  the  Company.  Options granted under the plan are generally  exercisable  immediately and expire up to ten years  after  the  date of  grant.  Options  are  granted  at a price  equal to the
market  value  at  the  date  of  grant.   The  Board  of  Directors  has  reserved
10,000,000 shares of common stock for granting of options under the 1999 Plan.

The following table presents the activity for options outstanding:

                                                                           Weighted
                                                Incentive  Non-qualified    Average
                                                  Stock        Stock       Exercise
                                                 Options      Options       Price
                                              ------------ ------------ ------------

Outstanding - December 31, 1998                  3,054,065    1,157,050 $       0.35
      Granted                                    5,050,000      662,500         0.31
      Forfeited/canceled                          (586,188)    (930,366)        0.41
      Exercised                                         -      (256,184)        2.78
                                              ------------ ------------ ------------

Outstanding - December 31, 1999                  7,517,877      633,000         0.32
      Granted                                    2,255,000      110,000         3.82
      Forfeited/canceled                           (10,000)           -         0.25
      Exercised                                 (3,900,235)    (139,499)        0.28
                                              ------------ ------------ ------------

Outstanding - December 31, 2000                  5,862,642      603,501         1.62
      Granted                                    2,289,000           -          0.71
      Forfeited/canceled                          (865,000)     (65,834)        3.03
      Exercised                                 (1,267,142)    (173,500)        0.25
                                              ------------ ------------ ------------

Outstanding - December 31, 2001                  6,019,500      364,167 $       1.40
                                              ============ ============ ============

The  following   table  presents  the   composition  of  options   outstanding  and
exercisable:

                           Options Outstanding                 Options Exercisable
                         -----------------------             -----------------------
Range of Exercise Prices    Number      Price*       Life*      Number      Price*
------------------------ ----------- ----------- ----------- ----------- -----------
      $.19 - .55           2,723,667 $      0.41        7.46   2,601,833 $      0.40
      $.60 - 1.88          2,365,000        0.76        0.54   1,943,750        0.73
      $2.25 - 4.97         1,295,000        4.67        6.45     800,000        4.56
                         ----------- ----------- ----------- ----------- -----------

Total - December 31,
2001                       6,383,667 $      1.40        4.69   5,345,583 $      1.14
                         =========== =========== =========== =========== ===========

*Price and Life reflect the weighted  average  exercise price and weighted  average remaining contractual life, respectively.

The  Company  has  issued  110,000  stock  options to  consultants  which have been valued at $79,000  and  recorded as  consulting  expense,  using the  Black-Scholes options  pricing  model.  The  assumptions  used include  lives ranging from 2 to 5 years,  exercise  prices  ranging  from  $0.67 to  $0.92,  volatility  of 132%,  no dividend payments and a risk free rate of 5.5%.

The Company has adopted the  disclosure-only  provisions  of Statement of Financial
Accounting   Standards  No.  123,   "Accounting  for   Stock-Based   Compensation."
Accordingly,  no  compensation  cost  has  been  recognized  for the  stock  option plans.  Had  compensation  cost for the Company's  option been determined  based on the fair value at the grant  date for  awards  consistent  with the  provisions  of
SFAS No.  123,  the  Corporation's  net loss and basic loss per common  share would have been changed to the pro forma amounts indicated below:

                                                      For the Years Ended
                                                          December 31,
                                          -----------------------------------------
                                               2001           2000          1999
                                          -------------- ------------- ------------

Net loss - as reported                    $(10,636,000)  $ (5,415,000) $ (4,847,000)
Net loss - pro forma                       (12,035,000)   (14,256,000)   (6,136,000)
Basic loss per common share - as reported        (0.21)         (0.13)        (0.30)
Basic loss per common share - pro forma          (0.24)         (0.34)        (0.36)

The fair value of each  option  grant is  estimated  on the date of grant using the
Black-Scholes    option-pricing   model   with   the   following   weighted-average
assumptions used:

                                                      For the Years Ended
                                                          December 31,
                                          ----------------------------------------
                                               2001           2000         1999
                                          -------------- ------------- -----------

Approximate risk free rate                    5.50%          5.50%         5.50%
Average expected life                        5 years       10 years      10 years
Dividend yield                                  0%            0%            0%
Volatility                                     132%          273%          225%

Estimated fair value of total options
granted                                     $1,399,000    $8,841,000    $1,289,000

Warrants

The  Company  has  an  obligation  to  issue  up to  7,000,000  warrants  under  an agreement  with  a  pharmacy  management  company  for  the  Company's  proprietary software to be  interfaced  with core medical  service  providers,  in which one of the  Company's  audit  committee  members  is  a  related  party  to  the  pharmacy
management  company.   The  agreement  provides  for  3,000,000  warrants  with  an exercise  price of $.30,  3,000,000  warrants with an exercise  price of $.50,  and
1,000,000  warrants  with an  exercise  price of $1.75 all  expiring  September  8,
2004.  The  warrants  to  be  issued  by  the  Company  are  granted  in  1,000,000
increments  based  on  certain   performance   criteria.   At  December  31,  1999,
1,000,000   of  the  warrants  had  been  granted  but  were  not  issued  yet.  In connection  with the  obligation  to  issue  the  1,000,000  warrants  earned,  the
Company  recorded  expense of  $1,364,000  valued  using the  Black-Scholes  option pricing  model,  with  assumptions  of 132%  volatility,  no  dividend  yield and a risk-free  rate of 5.5%.  No  warrants  were  granted  during  2000.  During  2001,
850,000  of the  warrants  had been  granted  but were not issued by  December  31,
2001.  In connection  with the  obligation  to issue the 850,000  warrants  earned, the Company  recorded  expense of $590,000  during the third quarter of 2001 valued
using  the   Black-Scholes   option  pricing  model,   with   assumptions  of  132%
volatility, no dividend yield and a risk-free rate of 5.5%.

At December  31,  2001,  the Company will have the  obligation  to grant  5,150,000 warrants under the agreement in the future if the  performance  criteria  specified are met.

The Company also issued and modified  warrant  terms in the  settlement  of certain litigation  (Note  7).  These  warrants  and  modifications  have  been  valued  at
$234,000 using the  Black-Scholes  option pricing model.  (See  assumptions used in
Note 7).

The following table presents the activity for warrants outstanding:

                                                                           Weighted
                                                                            Average
                                                            Number of      Exercise
                                                            Warrants         Price
                                                         ---------------------------

Outstanding - December 31, 1998                              3,463,954 $        1.81
      Issued                                                12,721,000          0.51
      Forfeited/canceled                                     (993,828)          4.84
      Exercised                                              (400,000)          0.31
                                                         ---------------------------

Outstanding - December 31, 1999                             14,791,126          0.53
      Issued                                                    35,000          3.96
      Forfeited/canceled                                      (32,506)          0.71
      Exercised                                            (9,352,620)          0.53
                                                         ---------------------------

Outstanding - December 31, 2000                              5,441,000          0.53
      Issued                                                 2,066,587          1.12
      Forfeited/canceled                                      (36,000)          0.80
      Exercised                                               (22,000)          0.19
                                                         ---------------------------

Outstanding - December 31, 2001                              7,449,587 $        0.69
                                                         ===========================

All of the  outstanding  warrants  are  exercisable  and  have a  weighted  average remaining contractual life of 2.31 years.

Note 9 - Income Taxes

As of December 31, 2000,  the Company has net  operating  loss (NOL)  carryforwards of  approximately  $21,800,000,  which expire in the years 2000 through  2021.  The utilization of the NOL  carryforward  is limited to $469,000 on an annual basis for net operating  loss  carryforwards  generated  prior to September  1996,  due to an effective  change  in  control,  which  occurred  as a result  of the 1996  private placement.  As a result of the  significant  sale of  securities  during 1999,  the
Company's net operating loss  carryforwards  will be further  limited in the future to an annual  amount of  $231,000  due to those  changes in  control.  The  Company
also  has  a  deferred  tax  liability  of   approximately   $221,000   related  to
capitalized   software   development   costs.  The  Company  has  concluded  it  is
currently  more  likely  than not that it will not  realize  its net  deferred  tax asset and  accordingly  has  established  a valuation  allowance  of  approximately
$7,400,000  and  $5,000,000,  respectively.  The change in the valuation  allowance for 2001 and 2000 was approximately $2,413,000 and $1,668,000, respectively.

Note 10 - Employee Benefit Plan

Effective  March 25, 1997, the Company  adopted a defined  contribution  retirement savings plan,  which covers all  employees age 21 or older with one thousand  hours of annual  service.  Matching  contributions  are made by the  Company at $0.25 for each $1 that the employee contributes up to 8% of compensation during 1998.

The  Company  has  certain   violations   under  the  plan,  which  are  considered
reportable  transactions.  The Company  was  delinquent  in filing a complete  Form
5500,  and was  notified by the  Department  of Labor to complete  its filing.  The
Company  has  complied in filing the Form 5500 within the  specified  time  period, however, the Company could be subject to certain penalties as a result.

The  Company's  matching  contributions  vest to the  participant  according to the following vesting schedule:

                           Years of Service
                           ----------------
                                  1                                    10%
                                  2                                    20%
                                  3                                    30%
                                  4                                    40%
                                  5                                    60%
                                  6                                    80%
                                  7                                    100%

Note 11 - Related Party Transactions

Prior to being  elected  to the  board  of  directors  of the  Company  in 1999,  a company  affiliated  with one of the Company's  directors,  entered into agreements with us to provide  executive  search  services and sales and marketing  service to
us. In  connection  with those  agreements,  the Company  issued a 3-year option to acquire up to 25,000 shares of the Company's  common stock at an exercise  price of
$.55 per share.  An expense of  approximately  $13,000  related to the  issuance of the option  was  recorded.  The  Company  paid the  related  company  approximately
$51,000  and  $152,000  during  2001  and  2000,  respectively.  The  Company  also entered into an agreement  with the  affiliated  company for rental  space,  use of clerical  employees  and to pay a portion  of utility  and  telephone  costs.  Rent expense for 2001 and 2000 was approximately $111,000 and $93,000, respectively.

During  2000,  the  Company  paid two  companies  affiliated  with  another  of the
Company's  directors  $118,000 for services and related expenses and  approximately
$66,000 for software  development  and web-site  hosting and  development  services and purchase of computer  equipment.  The Company also  acquired a business  from a director of the Company for $474,000 in 2000 (Note 4).

The Company  also has an  obligation  to issue  warrants  to a pharmacy  management company in which a member of the  Company's  audit  committee  is a related  party, if certain performance criterion are met in the future (Note 7).

The Company has a  consulting  agreement  with one of the  Company's  directors  to assist with  marketing  of the  Company's  products.  The Company paid the director
$0 and $52,000 for such consulting services in 2001 and 2000, respectively.

During July 2001,  the Company  received  $136,000 as a short- term  advance from a related  party,  $50,000 of which was repaid  during  August  2001.  An  additional
$30,000  and  $50,000 was  advanced  to the  company by the  related  party  during
September  and  December  2001,  leaving  an  outstanding  balance of  $166,000  at
December 31, 2001.  The entire amount was repaid during February 2002.

Note 12 - Subsequent Events

The Company  entered  into a secured  convertible  loan  agreement  with a Company, dated February 19, 2002,  pursuant to which we borrowed  $1,000,000  from WellPoint
Health  Networks  Inc.  The loan  becomes  payable on  February  19,  2003,  if not converted  into our common  stock.  The loan earns  annual  interest  at a floating rate of 300 basis  points over prime,  as it is adjusted  from time to time,  which is also  payable at maturity  and may be converted  into common  stock.  Conversion into common  stock is at the option of either  WellPoint  or Medix at a  contingent conversion  price.  The  conversion  price will be either (i) at the price at which additional  shares are sold to other private  placement  investors if Medix obtains written  commitments  for at least an additional  $4,000,000 of equity by the close of business on September 30, 2002,  from persons not  affiliates of WellPoint,  and if such  sales are  closed  by the  maturity  date of the loan,  or (ii) at a price equal to 80% of the  then-current  Fair Market Value (as defined below) if Medix is unable to obtain a written  commitment for the additional  equity investment by the close of business on September  30, 2002 or close the sales by the  maturity  date.
For this purpose,  "Fair Market Value" shall be the average  closing price of Medix common  stock for the  twenty  trading  days  ending on the day prior to the day of
the   conversion.   The  Company  will  be  required  to  record   financing  costs
during the first quarter of 2002 associated  with this loan  agreement  as a result of  the  in-the-money  conversion  feature  totalling  approximately  $70,000.  The
loan   is  secured  by   the   grant  of  a  security  interest   in   all  Medix's
intellectual  property, including its patent,  copyrights  and  trademarks.   While
Medix can cure a default in the repayment of the loan at the fixed   maturity  date
by  the  forced  conversion  of  the  loan  into its common stock, a cross default, breach of  representation  or warranty,  and bankruptcy or similar event of default will trigger the  foreclosure provision of the security agreement.

Note 13 - Summarized Quarterly Results (Unaudited)

The following table presents  unaudited  operating  results for each quarter within the two most recent years.  The Company  believes  that all  necessary  adjustments consisting  only  of  normal  recurring  adjustments,  have  been  included  in the amounts  stated below to present fairly the following  quarterly  results when read in  conjunction  with the  financial  statements.  Results  of  operations  for any particular  quarter are not  necessarily  indicative of results of operations for a full fiscal year.

                                           First        Second          Third           Fourth
                                        Quarter (4)     Quarter      Quarter (2)    Quarter (3),(5)
                                        -----------   -----------   -----------     ---------------
December 31, 2000
   Revenues                             $    64,000   $   126,000   $   104,000      $    32,000
   Operating expenses                     1,054,000     2,011,000     1,455,000        2,090,000
   Gross profit (loss)                       61,000       106,000        31,000          (52,000)
   Loss from continuing operations         (981,000)   (1,849,000)   (1,380,000)      (2,134,000)
   Gain   (loss)   from    discontinued
    operations                              650,000            -             -           279,000
   Net income (loss)                       (331,000)   (1,849,000)   (1,380,000)      (1,855,000)
   Basic earnings (loss) per share (1)        (0.01)        (0.04)        (0.03)           (0.02)
   Diluted earnings (loss) per share (1)      (0.01)        (0.04)        (0.03)           (0.02)

December 31, 2001
   Revenues                             $    30,000   $        -    $        -       $    (1,000)
   Operating expenses                     2,190,000     1,427,000     3,053,000        1,261,000
   Gross profit (loss)                       25,000       (28,000)       (5,000)        (176,000)
   Loss from continuing operations       (2,259,000)   (1,635,000)   (3,183,000)      (2,912,000)
   Net income (loss)                     (2,259,000)   (1,635,000)   (3,183,000)      (2,912,000)
   Basic earnings (loss) per share (1)        (0.05)        (0.03)        (0.06)           (0.07)
   Diluted earnings (loss) per share (1)      (0.05)        (0.03)        (0.06)           (0.07)

(1)  Earnings per share are computed independently for each quarter and the full year based upon respective average shares outstanding.  Therefore,  the sum of the  quarterly  net earnings per share  amounts may not equal the annual amounts reported.

(2)  Included in third  quarter 2001 operating expense is $1,111,000 of expenses related to the impairment of intangible assets. (Note 4)

(3)  Included in fourth  quarter 2001 operating loss is  $1,022,000 in financing costs. (Notes 6 and 8)

(4)  During  the first quarter of 2000, the Company closed on the sale of assets of  its  remaining  staffing  business  and  discontinued these operations.
     (Note 3)

(5)  During  the  fourth  quarter  of  2000, the  Company wrote off unrealizable assets  related to the  discontinued  operations,  and  adjusted  remaining liabilities settled for less than recorded amounts. (Note 3)

                              MEDIX RESOURCES, INC.

                           Consolidated Balance Sheets

                                                  September 30,     December 31,
                                                       2002             2001
                                                           (Unaudited)
                                     Assets
Current assets
  Cash and cash equivalents .....................  $   267,000      $     8,000
  Accounts receivable, trade ....................        1,000             --
  Prepaid expenses and other ....................      240,000          344,000
                                                   -----------      -----------
      Total current assets ......................      508,000          352,000

Software development costs, net .................    1,024,000          649,000
Property and equipment, net .....................      335,000          365,000
Goodwill, net ...................................    1,735,000        1,735,000
                                                   -----------      -----------

Total assets ....................................  $ 3,602,000      $ 3,101,000
                                                   ===========      ===========

                      Liabilities and Stockholders' Equity

Current liabilities
  Notes payable .................................  $    17,000      $   158,000
  Convertible notes payable .....................    1,000,000             --
   Advance from related party ...................       50,000
  Accounts payable ..............................      567,000          851,000
  Accounts payable-related parties ..............      130,000          166,000
  Accrued expenses ..............................      407,000          450,000
  Deferred revenue ..............................      155,000             --
  Accrued payroll taxes interest and penalties ..      131,000          131,000
                                                   -----------      -----------
      Total current liabilities .................    2,457,000        1,756,000
                                                   -----------      -----------

Stockholders' equity
  1996 Preferred stock, 10% cumulative
   convertible, $1 par value; 488 shares
   authorized; 155 shares issued; 1 share
   outstanding ..................................         --               --
  1999 Series B convertible preferred stock,
   $1 par value; 2,000 shares authorized; 1,832
   shares issued; 50 shares outstanding .........         --               --
  1999 Series C convertible preferred stock,
   $1 par value; 2,000 shares authorized; 1,995
   shares issued; 100 and 375 shares
   outstanding ..................................         --               --
  Common stock, $.001 par value; 100,000,000
   authorized; 65,842,599 and 56,651,409 issued
   and outstanding ..............................       66,000           56,000
  Dividends payable with common stock ...........        8,000            7,000
  Additional paid-in capital ....................   39,848,000       35,341,000
  Accumulated deficit ...........................  (38,777,000)     (34,059,000)
                                                  ------------     ------------
      Total stockholders' equity ................    1,145,000        1,345,000
                                                  ------------     ------------

Total liabilities and stockholders' equity ...... $  3,602,000     $  3,101,000
                                                  ============     ============

                See notes to consolidated financial statements.

                             MEDIX RESOURCES, INC.

                 Unaudited Consolidated Statements of Operations

                                   For the Three  For the Three  For the Nine    For the Nine
                                   Months Ended   Months Ended   Months Ended    Months Ended
                                   September 30,  September 30,  September 30,   September 30,
                                       2002           2001           2002            2001
                                   .............  .............  .............   .............

Revenues ......................   $       --      $       --      $     10,000    $     30,000

Direct costs of services ......        103,000           5,000         495,000          38,000
                                  ------------    ------------    ------------    ------------

Gross margin ..................       (103,000)         (5,000)       (485,000)         (8,000)
                                  ------------    ------------    ------------    ------------

Software research and
 development costs ............        153,000         348,000         533,000         947,000

Selling, general and
 administrative expenses ......      1,422,000       1,594,000       3,390,000       4,611,000

Impairment of intangible Assets           --         1,111,000            --         1,111,000
                                  ------------    ------------    ------------    ------------

Net loss from operations ......     (1,678,000)     (3,058,000)     (4,408,000)     (6,677,000)

Other income ..................          2,000          11,000           7,000          11,000

Financing Costs ...............        (43,000)       (121,000)       (246,000)       (346,000)

Interest expense ..............        (13,000)        (15,000)        (71,000)        (64,000)
                                  ------------    ------------    ------------    ------------

Net loss ......................   $ (1,732,000)   $ (3,183,000)   $ (4,718,000)   $ (7,076,000)
                                  ============    ============    ============    ============

Net loss per common share .....   $      (0.03)   $      (0.06)   $      (0.08)   $      (0.14)
                                  ============    ============    ============    ============

Weighted average shares
outstanding ...................     63,767,646      51,267,407      60,698,928      49,308,780
                                  ============    ============    ============    ============

Had the Company adopted FAS 142 as of January 1, 2001, the historical amounts previously reported would have been adjusted to the following:

Net (loss) as reported                             $(3,183,000)                $(7,076,000)
Add back:  Goodwill amortization                      39,000                     121,000
                                                   -----------                 -----------

Adjusted net loss                                  $(3,144,000)                $(6,955,000)
                                                   ===========                 ===========

Basic and diluted  loss per share
as reported                                        $    (0.06)                 $    (0.14)
                                                   ==========                  ==========

Goodwill amortization                              $      --                   $      --
                                                   ===========                 ==========

Adjusted loss per share                            $    (0.06)                 $    (0.14)
                                                   ==========                  ==========

                See notes to consolidated financial statements.

                            MEDIX RESOURCES, INC.

                 Unaudited Consolidated Statements of Cash Flows

                                                               For the Nine Months
                                                               Ended September 30,
                                                          ---------------------------
                                                               2002           2001
                                                          ------------    -----------
Cash flows from operating activities
  Net loss .............................................   $(4,718,000)   $(7,076,000)
  Adjustments  to  reconcile  net  income  (loss) to net
   cash flows (used in) provided by operating activities
    Depreciation and amortization ......................       238,000        375,000
    Amortization  of  discount  and  warrants-
     convertible debt ..................................        70,000        374,000
   Options  and  warrants  issued  in  conjunction  with
    stock issuance, services and for litigation
    settlements, respectively ..........................       177,000        503,000
   Options  and  warrants  issued  in for  consulting
    services ...........................................        92,000           --
   Write off of unrecoverable intangible assets, net              --        1,111,000
   Write off of leasehold improvements .................         7,000           --
   Net changes in current assets and current liabilities       589,000      1,130,000
                                                           -----------    -----------
      Net cash flows  (used in)  provided  by  operating
       activities ......................................    (3,545,000)    (3,583,000)
                                                           -----------    -----------
Cash flows from investing activities
  Software development costs incurred ..................      (522,000)      (366,000)
  Purchase of property and equipment ...................       (69,000)       (66,000)
                                                           -----------    -----------
      Net cash flows (used in) investing activities ....      (591,000)      (432,000)
                                                           -----------    -----------
Cash flows from financing activities
  Advances received on convertible note ................     1,000,000      1,500,000
  Advances from related party ..........................        50,000           --
  Proceeds from short term borrowings-related parties ..       155,000           --
  Repayment of short term borrowings-related parties ...      (191,000)          --
  Payments on capital leases and debt ..................      (208,000)      (130,000)
  Proceeds from the issuance of common stock, net of
   offering costs ......................................     3,474,000      1,481,000
  Net proceeds from exercise of options and warrants ...       115,000        230,000
                                                           -----------    -----------
      Net cash  flows  provided  by (used in)  financing
       activities ......................................     4,395,000      3,081,000
                                                           -----------    -----------

Net increase (decrease) in cash and cash equivalents ...       259,000       (934,000)
Cash and cash equivalents at beginning of period .......         8,000      1,007,000
                                                           -----------    -----------

Cash and cash equivalents at end of period .............   $   267,000    $    73,000
                                                           ===========    ===========

Non-cash and investing and financing activities for the nine months ended September 30,
 2002:

      Options and warrants valued at $92,000 for services provided.
      Options valued at $132,000 as financing costs issued to an officer for past financial support.
      An accrued liability of $590,000 for warrants earned in 2001 was satisfied by issuing the warrants.
      Warrants issued to related party in connection with advances provided valued at
       $45,000.
      In-the-money conversion feature on convertible debt valued at $70,000.
      Financed insurance policies of $65,000 by issuing a note payable.

Non-cash and investing and financing activities for the nine months ended September 30,
 2001:

      Conversion of preferred stock into common stock.
      Conversion of $1,000,000 note payable into 1,618,477 shares of common stock.
      Financed insurance policies of $3,000 by issuing a note payable.

                See notes to consolidated financial statements.

                              MEDIX RESOURCES, INC.

              Notes to Unaudited Consolidated Financial Statements

Note 1 - Summary of Significant Accounting Policies

The consolidated  financial statements are unaudited and reflect all adjustments
(consisting only of normal recurring adjustments),  which are, in the opinion of management,  necessary for a fair  presentation  of the  financial  position and operating results for the interim periods. The unaudited  consolidated financial statements  as of September  30, 2002 have been  derived from audited  financial statements.  The unaudited  consolidated  financial  statements contained herein should be read in  conjunction  with the financial  statements and notes thereto contained  in the  Company's  Form 10-K for the fiscal year ended  December  31,
2001. The results of operations for the nine months ended September 30, 2002 are not  necessarily  indicative  of the results  for the entire  fiscal year ending
December 31, 2002.

Cost of Services Provided

Cost of services provided includes amortization of software development costs on projects ready for their intended use, license and data service fees.

Note 2 - Goodwill

                                                          September 30,
                                                               2002
                                                          -------------
  Goodwill acquired through the Cymedix acquisition        $ 2,369,000
  Less accumulated amortization                               (634,000)
                                                           -----------
                                                           $ 1,735,000
                                                           ===========

The Company has  completed  step one,  impairment  review of FAS 142,  effective
January  1,  2002,  and has  determined  that  the fair  value of that  goodwill associated  with its Cymedix  reporting unit using a discounted cash flow method had no impairment.

Note 3 - Equity Transactions

The Company  received  proceeds of $114,750  from the exercise of stock  options resulting  in the  issuance of 315,000  shares of common  stock during the first three quarters of 2002.

Equity Line

The Company had entered into an Equity Line of Credit Agreement dated as of June
12, 2001,  which was terminated by the mutual agreement of the parties on August
6, 2002. During the period January to April 2002, the Company received $972,000, net of commissions and escrow fees from eight equity line advances, resulting in the issuance of 1,954,715 shares of common stock.

Warrants

As of February 18,  2002,  the Company  executed a Amended and  Restated  Common
Stock Purchase Warrant  obligating the Company to issue up to 7,000,000 warrants under  an  agreement  with a  pharmacy  management  company  for  the  Company's proprietary  software to be interfaced with core medical service  providers,  in which one of the  Company's  audit  committee  members is a related party to the pharmacy management company.  The agreement provides for 3,000,000 warrants with an exercise  price of $.30,  3,000,000  warrants with an exercise price of $.50, and 1,000,000 warrants with an exercise price of $1.75 all expiring September 8,
2004.  The right to exercise  the  warrants  are earned in  increments  based on certain performance  criteria.  At September 30, 2002, 1,850,000 of the warrants had been earned.

The Company has the obligation to provide  5,150,000  warrants under the Amended and Restated  Common  Stock  Purchase  Warrant in the future if the  performance criteria specified are met.

The agreement  provides for a total of 5,150,000  remaining  warrants under five
performance   criteria   categories   which  can  be  earned  in  any  order  or
concurrently.  Had  all  of  the  remaining  performance  criteria  been  met at
September 30, 2002, the fair value of the related warrants and resulting expense would have been  approximately  $  $1,691,000,  using the  Black-Scholes  option pricing  model,  with  assumptions of 121%  volatility,  no dividend yield and a risk-free rate of 5.5%.

Convertible Loan

The Company entered into a secured convertible loan agreement dated February 19,
2002 with  WellPoint  Health  Networks  Inc. in which a member of the  Company's audit  committee is a related party,  pursuant to which we borrowed  $1,000,000.
The loan would have become  payable on February 19, 2003, if not converted  into our common  stock.  The loan earned  annual  interest at a floating  rate of 300 basis  points over prime,  as it is adjusted  from time to time,  which was also payable at maturity  and may be converted  into common  stock.  Conversion  into common  stock was at the  option of either  WellPoint  or Medix at a  contingent conversion price. The Company recorded  financing costs during the first quarter of 2002  associated  with this loan  agreement  as a result of the  in-the-money conversion  feature  totaling  $70,000.  The loan was  secured by the grant of a security interest in all Medix's  intellectual  property,  including its patent, copyrights and trademarks. Medix converted the principal of and interest accrued on the note into  2,405,216  common  shares on  October 9,  2002.  The  security interest in Medix's intellectual property was also released.

The Company  received a $50,000  advance from a director of the Company,  during
July  2002.  The  advance  allows  for  conversion  into  125,000  shares of the
Company's common stock. The Company also issued 125,000 warrants, exercisable at
$.50 per share in connection  with the advance.  This advance was converted into
125,000  shares of common stock  subsequent to September 30, 2002.  The warrants and number of conversion shares are identical to those offered under the private placements.

Private Placements

During April 2002,  the Company  initiated a private  placement of its $.001 par value common stock. A total of 3,452,500  units were placed,  each consisting of one share of common stock and one warrant.  Subscribers  purchased each unit for
$0.40 and are entitled to exercise  warrant  rights to purchase one share of the common  stock of the company at a purchase  price of $.0.50 per share for a five year period on or after  September 1, 2002 and prior to  September 1, 2007.  The
Company received a total of $1,381,000 from this private placement.  The Company has  committed  to  register  the  above  underlying  shares  in a  registration statement  with  the  Securities  and  Exchange  Commission  within  90  days of completion  of the offering.  Subsequently,  some of these  subscribers  holding warrants to purchase  1,770,000 shares of common stock, have agreed to amend the exercise period of their warrants from July 1, 2003 to December 31, 2008

During July 2002, the Company  initiated a second private placement of its $.001 par value common stock. A total of 3,600,000 units were placed during the period
July to  October  2002,  each  consisting  of one share of common  stock and one warrant.  Subscribers purchased each unit for $0.40 and are entitled to exercise warrant  rights to  purchase  one share of the common  stock of the company at a purchase price of $.0.50 per share for a five year period on or after January 1,
2003 and prior to January 1, 2008.  The Company  received a total of  $1,440,000 from this  private  placement.  The Company has  committed to register the above underlying  shares in a registration  statement with the Securities and Exchange
Commission within 90 days of completion of the offering.

Note 4 - Stock Options

During the first nine months of 2002,  the Company  granted  options to purchase
1,918,500  shares  at  exercise-  prices  of $.38 to $.94 per  share to  current employees and directors and consultants of the Company, under the Company's 1999
Stock Option Plan.  During the first nine months of 2002,  315,000 stock options were exercised.

Note 5 - Related Party Transactions

The Company received advances from a related party in 2001 that totaled $166,000 at December 31, 2001. The entire amount was repaid during February 2002.  During
July and August 2002, the Company received advances that totaled $130,000 from a related party.

The Company  also  received an advance of $50,000  from a member of the board of directors during July 2002, which was converted subsequent to September 30, 2002 into 125,000 shares of common stock.  The Company also issued 125,000  warrants, exercisable at $.50 per share in connection  with the advance.  The warrants and number of  conversion  shares are  identical to those  offered under the private placements.

The Company has also entered into  transactions  and  agreements  with Wellpoint
Health  Networks,  Inc., in which a member of the Company's audit committee is a related party. (See Note 3, Warrants and Convertible Loan.)

Note 6 - Litigation

August 7, 2001, a former officer of the Company filed an action,  entitled Barry
J. McDonald v. Medix Resources,  Inc.,  f/k/a  International  Nursing  Services,
Inc., and John Yeros,  CN 01CV2119,  in the District  Court of Arapahoe  County,
Colorado,  against the Company and its former  President  and CEO. The plaintiff alleged (1) breach of an employment agreement,  a stock option agreement and the related stock option plan,  (2) a duty of good faith and fair  dealing,  and (3)
violation  of the  Colorado  Wage Claim Act. On August 13,  2002,  we reached an agreement in principal  with the  plaintiff to settle the  litigation  by paying plaintiff  $25,000 on or before October 1, 2002,  with no admission of liability on our part. This settlement  agreement has been signed and the $25,000 was paid during September 2002.

On December 17, 2001, Vision Management  Consulting,  L.L.C., filed suit against us in the  Superior  Court of New Jersey,  Law  Division - Essex  County,  in an
action entitled Vision Management Consulting,  L.L.C. v. Medix Resources,  Inc.,
Docket No.  ESX-L-11438-01.  The  complaint  filed by Vision  alleged  breach of contract,  unjust enrichment,  breach of the duty of good faith and fair dealing and  misrepresentation  on the part of Medix in connection  with our performance under a  negotiated  settlement  agreement  which we had entered into to resolve certain  claims  that  existed  between  the  parties  and that arose out of the termination of operations of our Automated  Design Concepts  division earlier in
2001.  On August 12, 2002,  we reached an agreement in principal  with Vision to settle this litigation by payment from us to Vision of $55,000,  to be paid over the  next  three  months,  with no  admission  of  liability  on our  part.  The settlement  agreement has been signed and $32,000 of the  settlement  amount was paid during September 2002.

Subsequent Events - Acquisition Letter of Intent

On  October  30,  2002,  the  Company  announced  that  it  has  entered  into a non-binding Letter of Intent with PocketScript, LLC. Under the Letter of Intent,
Medix would purchase all of the assets of  PocketScript  and related  companies, subject to the  completion  of  satisfactory  due  diligence on the part of both companies and negotiation and execution of definitive  documents by December 20,
2002.  If  consummated,  Medix would issue its  convertible  preferred  stock to
PocketScript,  convertible into 12 million shares of common stock,  subject to a downward  adjustment if a certain  closing  value is not realized.  In addition,
Medix would issue up to $4 million in additional  convertible preferred stock if certain  business  enhancement  events occur within six months of the closing of the  acquisition.  The sale of any stock issued by Medix would be restricted for periods from 3 to 24 months after closing.  Medix must also pay to  PocketScript
$100,000 on or before October 31, 2002. Medix will also enter into employment or consulting agreements with key PocketScript  employees,  and will be required to raise $1  million  prior to  closing.  Finally,  PocketScript  will  obtain  the termination of a right of first refusal held by a third party.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
PocketScript, LLC
Mason, Ohio

We have audited the accompanying  balance sheets of PocketScript,  LLC (formerly
PocketScript, Inc.) as of December 31, 2001 and 2000, and the related statements of operations,  changes in redeemable  preferred stock stockholders'  equity and cash flows for the years  ended  December  31,  2001 and 2000.  These  financial
statements   are  the   responsibility   of  the   Company's   management.   Our
responsibility  is to express an opinion on these financial  statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audits  provide  a
reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material  respects,  the financial  position of PocketScript,  LLC (formerly
PocketScript,  Inc.) as of December  31,  2001 and 2000,  and the results of its operations and its cash flows for each of the years in the two-year period ended
December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying  financial  statements have been prepared  assuming the Company will  continue  as a going  concern.  As  discussed  in Note 3 to the  financial statements,  the  Company  has  experienced  recurring  losses and has a working capital deficit,  which raise substantial doubt about its ability to continue as a going concern.  Management's  plans regarding those matters also are described in Note 3. The financial  statements do not include any  adjustments  that might result from the outcome of this uncertainty.

                                          /s/Ehrhardt Keefe Steiner & Hottman PC
                                          --------------------------------------
                                             Ehrhardt Keefe Steiner & Hottman PC
February 5, 2003
Denver, Colorado

                 POCKETSCRIPT LLC (FORMERLY POCKETSCRIPT, INC.)

                                 Balance Sheets

                                                   December 31,
                                            -------------------------  September 30,
                                               2001           2000          2002
                                            ----------     ----------    ----------
                                                                        (unaudited)
                                       Assets
Current assets
  Cash                                      $       -      $  153,621    $   10,027
  Accounts receivable, net                          -           5,055        18,427
  Prepaid expenses and other                        -          11,302            20
                                            ----------     ----------    ----------
      Total current assets                          -         169,978        28,474
                                            ----------     ----------    ----------

Non-current assets
  Property and equipment, net                2,020,057      2,650,818       303,632
  Other assets                                  77,029         59,200        27,029
                                            ----------     ----------    ----------
      Total non-current assets               2,097,086      2,710,018       330,661
                                            ----------     ----------    ----------

Total assets                                $2,097,086     $2,879,996    $  359,135
                                            ==========     ==========    ==========

                  Liabilities and Stockholders' (Members) Deficit

Current liabilities
  Convertible debentures                    $       -      $2,131,000    $       -
  Notes payable                              1,890,400             -        250,000
  Bank overdraft                                 5,643             -             -
  Accounts payable                           2,148,326      1,184,731        20,730
  Accounts payable - related parties                -              -        329,981
  Accrued expenses                           1,311,873        539,543       208,579
                                            ----------     -----------   ----------
      Total current liabilities              5,356,242      3,855,274       809,290
                                            ----------     ----------    ----------

Notes payable, less current portion                 -              -      1,364,689
                                            ----------     ----------    ----------
      Total liabilities                      5,356,242      3,855,274     2,173,979
                                            ----------     ----------    ----------

Commitments and contingencies

Redeemable convertible cumulative
 preferred stock, $0.01 par value:
  Series A- 0% rate,  authorized shares -
   8,000,000,   issued  and   outstanding
   shares - 3,680,702  and  2,256,023  at
   December    31,    2001   and    2000,
   respectively,     with     liquidation
   preferences   aggregating   $5,521,208
   (2001) and $3,380,658 (2000)              5,521,208      3,380,658            -

  Series B1- 8% rate,  authorized  shares
   -  2,379,795,  issued and  outstanding
   shares -  2,054,795  at  December  31,
   2001   and   2000   with   liquidation
   preferences   aggregating   $3,342,193
   (2001) and $3,102,193 (2000)              3,260,000      3,020,000            -

  Series B2- 8% rate,  authorized  shares
   -  9,620,205,  no  shares  issued  and
   outstanding                                      -              -             -

Equity (deficit)
  Members  capital,  100 units issued and
   outstanding at September 30, 2002                -              -          1,000

  Common   stock,    $.001   par   value,
   50,000,000     shares      authorized,
   10,000,000     shares    issued    and
   outstanding   at  September  30,  2002
   (unaudited)   December  31,  2001  and
   2000, respectively                          100,000        100,000            -

  Additional paid-in capital                   999,852        849,852     8,880,060

  Accumulated deficit                      (13,140,216)    (8,325,788)  (10,695,904)
                                            -----------    ----------    -----------
      Total stockholders' (members)
       deficit                             (12,040,364)    (7,375,936)   (1,814,844)
                                            -----------    ----------    ----------

Total liabilities and stockholders'
(members) deficit                           $2,097,086     $2,879,996    $  359,135
                                            ==========     ==========    ==========

                 See notes to consolidated financial statements.

                       POCKETSCRIPT LLC (FORMERLY POCKETSCRIPT, INC.)

                                  Statements of Operations

                                     For the Year Ended        For the Nine Months
                                        December 31,            Ended September 30,
                                   -----------------------   -----------------------
                                     2001         2000         2002         2001
                                   ----------   ----------   ----------   ----------
                                                                  (Unaudited)
Sales
  Revenues                         $  597,505   $   81,439   $  135,159   $  597,505
                                   ----------   ----------   ----------   ----------

Operating expenses
  Selling, general and
   administrative expenses          3,933,270    6,467,412      485,998    3,522,095
  Software research and
   development costs                1,032,214    1,144,895       45,925    1,032,214
                                   ----------   ----------   ----------   ----------
      Total operating expenses      4,965,484    7,612,307      531,923    4,554,309

Other income (expense)
  Financing costs                    (150,000)    (290,926)          -      (150,000)
  Interest expense                    (59,976)    (121,128)     (38,791)     (59,676)
  Other income                          3,527       53,097           -         3,202
                                   ----------   ----------   ----------   ----------
      Total other income
       (expense)                     (206,449)    (358,957)     (38,791)    (206,474)
                                   ----------   ----------   ----------   ----------

Net loss before reorganization
items                              (4,574,428)  (7,889,825)    (435,555)  (4,163,278)

Reorganization Items
  Discharge of liabilities                 -            -     3,915,324           -
  Reorganization expenses                  -            -      (470,847)          -
  Write-off of assets                      -            -      (564,610)          -
                                   ----------   ----------   ----------   ---------
      Total gain from
       reorganization items                -            -     2,879,867           -

Net income (loss)                  (4,574,428)  (7,889,825)   2,444,312   (4,163,278)

Dividend on preferred stock          (240,000)     (20,000)          -      (180,000)
                                   ----------   ----------   ----------   ----------
Net income (loss) applicable to
 common stockholders (LLC
 members)                         $(4,814,428) $(7,909,825)  $2,444,312  $(4,343,278)
                                  ===========  ===========   ==========  ===========

Basic and diluted income (loss)
 per share (LLC unit)              $    (0.48) $     (0.79)  $24,443.12  $     (0.43)
                                   ==========  ===========   ==========  ===========

Weighted average shares (LLC
 units) outstanding                10,000,000   10,000,000          100   10,000,000
                                   ==========   ==========   ==========   ==========

                 See notes to consolidated financial statements.

                       POCKETSCRIPT LLC (FORMERLY POCKETSCRIPT, INC.)

    Statement of Changes in Redeemable Preferred Stock and Stockholders' Equity(Deficit)
                    For the Years Ended December 31, 2001, 2000 and 1999

                                                    Redeemable Preferred Stock                                                    Stockholders' Equity (Deficit)
                               ---------------------------------------------------------------------   --------------------------------------------------------------------------------------
                                     Series A               Series B-1              Series B-2              Common Stock         Members'  Interests   Additional               Stockholders'
                               ---------------------   ---------------------   ---------------------   ----------------------   ---------------------   Paid-in    Accumulated     Equity
                                Shares      Amount      Shares      Amount      Shares      Amount       Shares      Amount      Units       Amount     Capital      Deficit      (Deficit)
                               ---------  ----------   ---------   ---------   ---------   ---------   ----------   ---------   ---------  ----------  ----------   ----------   ------------

Balance at December 31, 1999          -    $      -           -    $      -           -    $      -    10,000,000   $ 100,000          -    $      -    $ 309,200   $ (315,963)  $     93,237

Issuance of stock options
 to consultants                       -           -           -           -           -           -            -           -           -           -      249,726           -         249,726

Issuance of warrants                  -           -           -           -           -           -            -           -           -           -      290,926           -         290,926

Issuance of redeemable
 convertible preferred stock   1,700,600   2,550,115   2,054,795   3,000,000          -           -            -           -           -           -           -            -              -

Distribution to stockholder           -           -           -           -           -           -            -           -           -           -           -      (100,000)      (100,000)

Dividend on redeemable
 convertible preferred stock          -           -           -       20,000          -           -            -           -           -           -           -       (20,000)       (20,000)

Conversion of debentures         555,423     830,543          -           -           -           -            -           -           -           -           -            -              -

Net loss                              -           -           -           -           -           -            -           -           -           -           -    (7,889,825)    (7,889,825)
                               ---------   ---------   ---------   ---------   ---------   ---------    ---------   ---------   ---------   ---------   ---------   ----------    -----------

Balance at December 31, 2000   2,256,023   3,380,658   2,054,795   3,020,000          -           -    10,000,000     100,000          -           -      849,852   (8,325,788)    (7,375,936)

Conversion of debentures       1,424,679   2,140,550          -           -           -           -            -           -           -           -           -            -              -

Dividend on redeemable
 convertible preferred stock          -           -           -      240,000          -           -            -           -           -           -           -      (240,000)      (240,000)

Issuance of warrants                  -           -           -           -           -           -            -           -           -           -      150,000           -         150,000

Net loss                              -           -           -           -           -           -            -           -           -           -           -    (4,574,428)    (4,574,428)
                               ---------   ---------   ---------   ---------   ---------   ---------    ---------   ---------   ---------   ---------   ---------   ----------   ------------

Balance at December 31, 2001   3,680,702   5,521,208   2,054,295   3,260,000          -           -    10,000,000     100,000          -           -      999,852  (13,140,216)   (12,040,364)

Retirement of preferred
 stock (unaudited)                    -           -   (2,054,795) (3,260,000)         -           -            -           -           -           -    2,260,000           -       2,260,000

Net income (unaudited)                -           -           -           -           -           -            -           -           -           -           -     2,444,312      2,444,312

Bankruptcy reorganization
 and Conversion to LLC
 (unaudited)                  (3,680,702) (5,521,208)         -           -           -           -   (10,000,000)   (100,000)        100       1,000   5,620,208           -       5,521,208
                              ----------  ----------   ---------   ---------   ---------   ---------  -----------   ---------   ---------   ---------   ---------   ----------   ------------

Balance at September 30,
 2002 (unaudited)                     -    $      -           -    $      -           -    $      -            -    $      -          100   $   1,000  $8,880,060 $(10,695,904)   $(1,814,844)
                               =========   =========   =========   =========   =========   =========    =========   =========   =========   =========  ==========  ===========    ===========

                 See notes to consolidated financial statements.

                       POCKETSCRIPT LLC (FORMERLY POCKETSCRIPT, INC.)

                                  Statements of Cash Flows

                                         For the Years Ended       For the Nine Months
                                      -------------------------           Ended
                                            December 31,              September 30,
                                       -------------------------  ------------------------
                                          2001         2000         2002         2001
                                       -----------   -----------  -----------  -----------
                                                                       (Unaudited)

Cash flows from operating activities
  Net loss                             $(4,574,428)  $(7,889,825) $2,444,312   $(4,163,278)
                                       -----------   -----------  ----------   -----------
  Adjustments  to reconcile net loss
   to net  cash  used  in  operating
   activities
   Depreciation and amortization           740,798       288,085      151,815      555,598
   Issuance  of  stock  options  and
     warrants for services                 150,000       540,652           -       150,000
   Interest on convertible debt              9,550        93,543           -         9,550
   Reorganization items                         -             -    (3,350,614)         -
   Changes in  operating  assets and
    liabilities
     Accounts receivable, net                5,055        (5,055)     (18,427)       5,055
     Prepaid expenses and other             11,302       (61,302)      49,980       11,302
     Accounts  payable  and  accrued
      liabilities                        1,735,925     1,642,764      559,335    1,617,221
                                       -----------   -----------  ----------   -----------
      Net  cash  used  in  operating
       activities                       (1,921,798)   (5,391,138)    (163,599)  (1,814,552)
                                       -----------   -----------   ----------   ----------

Cash flows from investing activities
  Purchase of intangible assets            (17,829)           -            -       (17,829)
  Purchase of property and equipment      (110,037)   (2,935,278)          -       (82,076)
                                       -----------    ----------   ----------   ----------
      Net  cash  used  in  investing
       activities                         (127,866)   (2,935,278)          -       (99,905)
                                       -----------    ----------   ----------   ----------

Cash flows from financing activities
  Bank overdraft                             5,643            -        (5,643)          -
  Proceeds from issuance of
   convertible debentures                       -      2,868,000           -
  Proceeds from issuance of
   preferred stock                              -      5,550,115           -
  Proceeds from notes payable            1,890,400     1,500,000      179,269    1,890,400
  Repayment of notes payable                    -     (1,600,000)          -            -
                                       -----------    ----------   ----------   ----------
      Net cash provided by
       financing activities              1,896,043     8,318,115      173,626    1,890,400
                                       -----------    ----------   ----------   ----------

Net (decrease) increase in cash           (153,621)       (8,301)     (10,027)     (24,057)

Cash - beginning of year                   153,621       161,922           -       153,621
                                       -----------    ----------   ----------   ----------

Cash - end of year                     $        -     $  153,621   $   10,027   $  129,564
                                       ===========    ==========   ==========   ==========

Deemed distribution on debt
 assumption                            $        -     $  100,000   $       -    $  100,000
                                       ===========    ==========   ==========   ==========
Dividend on redeemable convertible
 preferred stock                       $   240,000    $   20,000   $       -    $  180,000
                                       ===========    ==========   ==========   ==========
Convertible notes payable converted
 to redeemable series A preferred
 stock                                 $ 2,131,000    $  818,000   $       -    $  818,000
                                       ===========    ==========   ==========   ==========
Redeemable preferred Series B-1
 stock retired                         $        -     $       -    $3,260,000   $       -
                                       ===========    ==========   ==========   ==========
Licensed software returned for
 repurchase of B-1 preferred stock     $        -     $       -    $1,000,000   $       -
                                       ===========    ==========   ==========   ==========
Debt forgiveness in reorganization
 items                                 $        -     $       -    $  564,610   $       -
                                       ===========    ==========   ==========   ==========
Equipment write-off in
 reorganization items                  $        -     $       -    $3,915,224   $       -
                                       ===========    ==========   ==========   ==========

                See notes to consolidated financial statements.

                              MEDIX RESOURCES, INC.

                   Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

PocketScript,  LLC (formerly PocketScript,  Inc.) (the Company) was incorporated in Ohio on November 5, 1999.  The Company and Way Over The Line,  LLC (WOTL) are
related  parties as an officer  and  shareholder  of the Company is the owner of
WOTL.  The  Company  provides   technology  that  allows   physicians  to  issue
prescriptions  electronically  through  the use of a handheld  computer  that is linked  wirelessly to the  pharmacist  and others  involved in the  prescription workflow.

PocketScript,   Inc.  was  originally  incorporated  as  an  S  Corporation  and subsequently  converted into an Ohio C Corporation in 2000 and became a Delaware
C Corporation through a merger with a Delaware  Corporation  established for the purpose of the merger.  In 2002 after emergence from  bankruptcy,  PocketScript,
LLC, purchased the assets of PocketScript,  Inc. Because the business operations have remained intact, the accompanying  financial statements have been presented as that of a continuous business enterprise.

Unaudited Interim Financial Statements

The September 30, 2002 and 2001  financial  statements are unaudited and reflect all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management,  necessary for a fair  presentation  of the financial position,  operating  results  and cash  flows for those  interim  periods.  The results of operations for the nine months ended  September 30, 2002 and 2001 are not necessarily indicative of the results expected for an entire year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally  accepted in the United States of America requires  management to make estimates  and  assumptions  that  affect  the  reported  amounts  of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses  during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

The Company  grants  credit in the normal course of business to customers in the
United States.  The Company  periodically  performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

Fair Value of Financial Instruments

The carrying amounts of financial  instruments  including  accounts  receivable, notes receivable,  accounts payable and accrued expenses  approximate their fair values due to the relatively short maturity of these instruments.

The  carrying  amounts of debt  issued  approximate  their  fair  value  because interest rates on these instruments approximate market interest rates.

Revenue Recognition

The Company  defers the  recognition  of all  revenue  until  collectibility  is probable,  persuasive  evidence of an arrangement  exists,  and the price of the products  or  services  being sold is fixed and  determinable.  Revenue  will be
generated  principally  through  pharmacy  benefits  managers,   pharmacies  and
pharmaceutical  manufacturers  based on a transaction fee for each  prescription processed or based upon a monthly fee in lieu of  transaction  fees.  These fees will be recognized  upon the  occurrence of the  transaction or ratably over the service  period.  Revenue  will  also be  generated  from the  sale of  software licenses  and the sale or lease of hardware.  The  software  licenses and leased hardware  revenue  will be  recognized  ratably  over the term of the license or lease  beginning  after  the  software  and  hardware  have been  delivered  and installed and the title and risks of ownership have been passed to the customer.
Revenue  from the sale of  hardware  will be  recognized  upon  shipment  of the product. The Company will also earn fees from data compilation and distribution, which will be recognized as earned.  Revenue from Internet advertising contracts will be recognized  ratably over the service period,  with incremental  revenues
(as determined by customer  usage)  recognized on a per  transaction  basis.  No revenue will be recognized  that is subject to a refund or the  performance of a future obligation.

Income Taxes

Effective  January 1, 2000, the Company changed its status from an S corporation to a C  Corporation  for tax  purposes.  Income taxes are provided  based on the liability  method of  accounting  pursuant to Statement of Financial  Accounting
Standards No. 109 "Accounting for Income Taxes" (SFAS 109).  Deferred tax assets and liabilities are recognized for the future tax  consequences  attributable to differences  between the financial statement carrying amounts of existing assets and  liabilities  and their  respective  tax bases.  Deferred  income  taxes are measured  using  enacted tax rates  expected  to apply to taxable  income in the years in which those  temporary  differences  are  expected to be  recovered  or settled.  The  Company's  net  deferred  tax assets are fully  reserved for by a valuation allowance.

Subsequent  to  the  purchase  of  the  Company's  assets  through  Chapter  11, bankruptcy  proceedings  those assets and secured  liabilities  were acquired in
2002 by PocketScripts,  LLC,  accordingly no provision for income taxes has been included in the accompanying financial statements.

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line  method  over the  estimated  useful  lives for owned  assets of 3 years.

The Company  reviews its  long-lived  assets for impairment  whenever  events or changes in circumstances  indicate that the carrying amount of the asset may not be recovered.  The Company  evaluates the fair value of such assets  compared to their carrying values in accordance with SFAS No. 144, to determine  whether any impairment is required.

Financing Costs

The  company   records  as  financing  costs  in  its  statement  of  operations amortization of in-the-money  conversion  features on convertible debt accounted for in  accordance  with EITF 98-5 and 00-27,  amortization  of  discounts  from warrants  issued  with  debt  securities  in  accordance  with  APB  No.  14 and amortization of discounts  resulting from other securities  issued in connection with debt based on their  relative fair values,  and any value  associated  with inducements to convert debt in accordance with FASB 84.

Research and Development Costs

The Company expenses research and development costs as incurred.

Advertising Costs

The Company expenses advertising costs as incurred.

Advertising  expenses were $50,192 and $92,862 for the years ended  December 31,
2001 and 2000, and $100 (unaudited) and $50,192 (unaudited), for the nine-months ended September 30, 2002 and 2001, respectively.

Basic Loss Per Share

The Company applies the provisions of Statement of Financial Accounting Standard
No. 128,  "Earnings Per Share" (FAS 128). All dilutive  potential  common shares have an antidilutive effect on diluted per share amounts and therefore have been excluded in determining net loss per share. The Company's basic and diluted loss per share are  equivalent  and  accordingly  only  basic loss per share has been presented.

The  weighted  average  LLC  units  outstanding  as a  result  of the  Company's
emergence   from   bankruptcy  and  conversion  to  an  LLC  in  2002  has  been retroactively adjusted as if they were outstanding at January 1, 2002.

For the years ended December 31, 2001 and 2000,  and the period ended  September
30, 2001  (unaudited)  total stock options,  warrants and  convertible  debt and preferred  stock of 8,298,946  were not included in the  computation  of diluted loss per share because their effect was  antidilutive,  however,  if the Company were to achieve  profitable  operations  in the future,  they could  potentially dilute such  earnings.  The Company had no dilutive  securities  outstanding  at
September 30, 2002.

Recent Accounting Pronouncements

In June 2001,  the FASB issued SFAS No. 143,  "Accounting  for Asset  Retirement
Obligations."  SFAS No. 143 requires the fair value of a liability  for an asset retirement  obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are  capitalized as part of the carrying  amount of the long-lived  asset.
SFAS No. 143 is effective for years  beginning  after June 15,2002.  The Company believes  the  adoption of this  statement  will have no material  impact on its financial statements.

In August 2001, the FASB issued SFAS No. 144,  "Accounting for the Impairment or
Disposal of Long-Lived  Assets." SFAS 144 requires that those long-lived  assets be measured at the lower of  carrying  amount or fair value,  less cost to sell, whether  reported  in  continuing  operations  or  in  discontinued  operations.
Therefore,  discontinued operations will no longer be measured at net realizable value or include amounts for operating  losses that have not yet occurred.  SFAS
144 is effective  for  financial  statements  issued for fiscal years  beginning after December 15, 2001 and,  generally,  are to be applied  prospectively.  The
Company  believes  that the  adoption  of this  statement  will have no material impact on its financial statements.

In June 2002,  the FASB issued SFAS No. 146,  "Accounting  for Costs  Associated with  Exit or  Disposal  Activities."  SFAS No.  146  addresses  accounting  and reporting for costs  associated  with exit or disposal  activities and nullifies
Emerging  Issues Task Force Issue No. 94-3,  "Liability  Recognition for Certain
Employee  Termination  Benefits  and Other Costs to Exit an Activity  (Including
Certain  Costs  Incurred  in a  Restructuring)."  SFAS No. 146  requires  that a liability for a cost associated with an exit or disposal  activity be recognized and measured  initially at fair value when the  liability is incurred.  SFAS No.
146 is  effective  for exit or  disposal  activities  that are  initiated  after
December  31,  2002,  with early  application  encouraged.  The Company does not expect the adoption of this statement to have a material effect on the Company's financial statements.

In  November  2002,  the  FASB  published  interpretation  No,  45  "Guarantor's
Accounting  and  Disclosure  Requirements  for  Guarantees,  Including  Indirect
Guarantees  of  Indebtedness  of  Others".  The  Interpretation  expands  on the accounting  guidance of Statements No. 5, 57, and 107 and  incorporates  without change the provisions of FASB  Interpretation No. 34, which is being superseded.
The Interpretation  elaborates on the existing disclosure  requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies  that at the time a  company  issues a  guarantee,  the  company  must recognize  an initial  liability  for the fair value,  or market  value,  of the obligations it assumes under that  guarantee and must disclose that  information in its interim and annual  financial  statements.  The initial  recognition  and initial measurement provisions apply on a prospective basis to guarantees issued or modified  after  December  31, 2002,  regardless  of the  guarantor's  fiscal year-end.  The disclosure  requirements in the  Interpretation are effective for financial  statements  of interim or annual  periods  ending after  December 15,
2002.  The Company is  currently  evaluating  what  effect the  adoption of this statement  will have the Company's  financial  statements.  The Company does not expect the adoption of this statement to have a material effect on the Company's financial statements.

In  December  2002,  the FASB issued SFAS No. 148  "Accounting  for  Stock-Based
Compensation-  Transition and  Disclosure".  This statement amends SFAS No. 123,
"Accounting  for Stock-Based  Compensation"  to provide  alternative  methods of transition  for an entity that  voluntarily  changes to the fair value method of accounting  for  stock-based  compensation.  In  addition,  SFAS 148  amends the disclosure  provision of SFAS 123 to require more prominent disclosure about the effects of an entity's  accounting  policy decisions with respect to stock-based employee  compensation  on reported  net  income.  The  effective  date for this
Statement  is for fiscal years ended after  December 15, 2002.  The Company does not expect  the  adoption  of this  statement  to have a material  effect on the
Company's financial statements.

Note 2 - Chapter 11 Bankruptcy Reorganization and Emergence

In February 2002, the Company filed a voluntary petition for Chapter 11 with the bankruptcy  court.  In late  February  2002 the  Company  filed a motion to sell substantially all of its assets free and clear of liens to an entity represented by an organized group of secured creditors (the "Secured Creditor Group") for an amount  ($1,600,000),  which  approximated  the  balances  owed  to the  secured creditor group and certain fees associated with the Chapter 11 proceedings.  The court ordered a federally  supervised  auction of the Company's  assets on March
27, 2002. No competing bids were received and the court entered an order to sell the assets to the Secured  Creditor  Group.  The  entity,  which  purchased  the
assets,  was  PocketScripts,   LLC  whose  members  were  also  stockholders  of
PocketScripts, LLC (formerly PocketScript, Inc.)

In connection  with the  bankruptcy  proceedings  and the  Company's  emergence, assets that were not recovered from off-site locations were written-off totaling
$564,610,  professional  fees  and  other  associated  costs  of  $470,847  were incurred,  and unsecured  liabilities of $3,460,324  and secured  liabilities of
$455,000  belonging  to  creditors  outside of the Secured  Creditor  Group were discharged.

Note 3 - Management's Plans

The Company has incurred  operating  losses for the past several years resulting in a  accumulated  deficit at  September  30, 2002 of  $(10,695,904)(unaudited).
These  losses have  produced  operating  cash flow  deficiencies,  and  negative working capital,  which raise substantial doubt about its ability to continue as a going concern.

In December of 2002, the company entered into a definitive  merger  agreement to be acquired  by Medix  Resources,  Inc.  (Medix)  through the  issuance of Medix preferred  stock,  which is  convertible  into common shares.  Management  plans
include  the  raising  of  capital  once  the  acquisition  is  completed.   The
acquisition  is  dependent  upon  a  successful   stockholders   vote  by  Medix
stockholders.  If the acquisition is not consummated and the subsequent  capital is not  raised,  the  Company  may be  unable  to  continue  in  existence.  The accompanying  financial statements do not include any adjustments as a result of this uncertainty.

Note 4 - Related Party Transactions

In  1999,  the  Company  purchased  certain  intellectual  property,   including
trademarks,  servicemarks  and other intangible  assets,  from WOTL in which two shareholders  received  common stock valued at $9,200 for their  development and assignment of this intellectual property.

In 2000, the Company  assumed a note payable from a bank of $100,000,  which was assigned to the Company from WOTL.  In connection  with this  assumption of debt for a related party the Company has recorded a deemed  distribution to owners of
$100,000 due to the common control relationship.

The Company paid WOTL for certain management and programming  services provided, with  total  expense  for the years  ended  December  31,  2001 and 2000 and the nine-months  ended  September 30, 2002 and 2001 of $32,500 and $32,500,  $32,500
(unaudited) and $45,925 (unaudited), respectively.

The Company paid a law firm for legal services,  in which the Company's  general counsel and CFO have an ownership interest,  totaling $14,227, $43,877, $15,000, and $11,727  for the years ended  December  31,  2001,  2000 and the nine months ended September 30, 2002 (unaudited) and 2001 (unaudited).

Note 5 - Balance Sheet Disclosures

Property and equipment consists of the following:

                                                   December 31,
                                             --------------------------  September 30,
                                                2001           2000          2002
                                             ------------   -----------  ------------
                                                                          (unaudited)

  Furniture and fixtures                     $    168,182   $   165,745   $    607,262
  Computer hardware and purchased software      2,880,758     2,773,158             -
                                             ------------   -----------   -----------
                                                3,048,940     2,938,903        607,262
  Less  property,  plant and  equipment  -
   accumulated depreciation                    (1,028,883)     (288,085)      (303,630)
                                             ------------   -----------   ------------

                                             $  2,020,057   $ 2,650,818   $    303,632
                                             ============   ===========   ============

Depreciation  expense was $740,798 and $288,085 for the years ended December 31,
2001 and 2000, and $151,815 and $555,598 for the nine-months ended September 30,
2002 (unaudited) and 2001 (unaudited), respectively.

In January 2002,  $1,000,000 of previously  purchased software was returned to a strategic  partner in return  for the  retirement  of all  Series B-1  preferred stock.

Accrued expenses consists of the following:

                                                   December 31,
                                             --------------------------  September 30,
                                                2001           2000          2002
                                             ------------   -----------  ------------
                                                                          (unaudited)

  Accrued payroll and benefits               $    713,127   $   539,543   $    170,079
  Other accrued expenses                          598,746            -          38,500
                                             ------------   -----------   ------------

                                             $  1,311,873   $   539,543   $    208,579
                                             ============   ===========   ============

At various  times  during  2002,  the Company was  delinquent  with  payroll tax deposits.  At  September  30,  2002,  $20,000 was accrued for  estimated  taxes, interest and penalties.

Note 6 - Notes Payable

On  September  12,  2000,  the Company  entered  into a credit  facility  with a strategic  partner.  The facility allowed the Company to borrow up to $1,500,000 at an  interest  rate  equal to the prime  rate plus 2%.  The  Company  borrowed
$1,500,000 and repaid the balance  during 2000 from proceeds  received under the
Series B-1  preferred  stock  offering  (Note 9). This  facility was canceled on
December 19, 2001.

Notes payable consist of the following:

                                                   December 31,
                                             --------------------------  September 30,
                                                2001           2000          2002
                                             ------------   -----------  ------------
                                                                          (unaudited)
Note  payable to a bank,  interest at 9%,
  due April 2001,  currently  in default.
  Collateralized   by  substantially  all
  assets.     Guaranteed    by    certain
  shareholders.                            $    250,000   $         -   $    250,000

Note  payable to a bank,  interest at 9%,
  due April 2001,  in default at December
  31,     2001.     Collateralized     by
  substantially  all  assets.  Guaranteed
  by certain shareholders.                      350,000             -             -

Note  payable  to  a  bank,  interest  at
  prime  plus 5% default  rate  (9.75% at
  December  31,  2001 and  September  30,
  2002),  due June  2001,  in  default at
  December  31, 2001.  Collateralized  by
  substantially  all  assets.  Guaranteed
  by certain shareholders.                      340,000             -             -

Note payable to a  corporation,  interest
  at  bank  prime  plus 5%  default  rate
  (9.75%  at   December   31,   2001  and
  September 30,  2002), due June 2001, in
  default   at   December    31,    2001.
  Collateralized   by  substantially  all
  assets.                                       100,000             -             -

Notes payable to  corporations,  interest
  at prime  plus 2%  (6.75%  at  December
  31, 2001),  due May 2001, in default at
  December  31, 2001.  Collateralized  by
  substantially all assets.                     455,000             -             -

Notes payable to  stockholders,  interest
  at prime  plus 5% default  rate  (9.75%
  at December 31, 2001 and  September 30,
  2002),  due June  2001,  in  default at
  December  31, 2001.  Collateralized  by
  substantially all assets.                     395,400             -             -

Notes   payable  to  secured   creditors,
  interest  accrues at 10% until  January
  1, 2004  when the  balance  of  accrued
  interest   is   payable   in  full  and
  thereafter  interest is payable monthly
  until  maturity at September  30, 2005.
  Collateralized   by  substantially  all
  assets.                                            -              -      1,364,689
                                           ------------   ------------  ------------
                                              1,890,400             -      1,614,669
      Less current portion                   (1,890,400)            -       (250,000)
                                           ------------   ------------  -------------

                                           $         -    $         -   $  1,364,689
                                           ============   ============  ============

Remaining maturities under notes payable are as follows:

               Period Ended September 30,                     Amount
               --------------------------                   ----------

                          2003                              $  250,000
                          2004                                      -
                          2005                               1,314,689
                                                            ----------

                                                            $1,614,669
                                                            ==========

Note 7 - Convertible Debentures

In June 2000, the Company completed a $1,000,000 convertible debenture offering.
Each  debenture  is  automatically  convertible  into one  share  of  redeemable convertible  preferred stock upon the earliest of (i) the closing of an offering by the Company of  $5,000,000 or more of a new series of preferred  stock,  (ii)
the sale of the Company or (iii) January 8, 2001.  The  debentures are initially convertible at a maximum price of $5.00 per share or 200,000 shares,  subject to a  discount  based on the  timing of future  equity  issuances  escalating  from
12.5%-50%  through  January 8, 2001, with a minimum  conversion  price of $1.50.
After January 8, 2001, the debentures  are  convertible at $1.50 per share.  The debentures  accrue  interest  at a rate  of 8% per  annum,  payable  monthly  in additional  convertible  debentures.  In  January  2001 a  total  of  $1,000,000 representing all convertible debentures plus accrued interest was converted into
694,767 shares of Series A redeemable  convertible preferred stock. There was no
in-the  money  conversion   feature   associated  with  the  issuance  of  these
convertible  notes  payable  as the value of the  common  stock was deemed to be
$1.50 based on conversion rates of recent redeemable convertible preferred stock issued.

The  Company  also  issued a  $1,000,000  convertible  debenture  to a strategic partner in June 2000 in conjunction with a services agreement. Each debenture is automatically  convertible  into one share of redeemable  convertible  preferred stock upon the events described in the preceding  paragraph.  The debentures are convertible  at a price of $1.50 per share or  666,666  shares.  The  debentures accrue  interest  at a rate  of 8% per  annum,  payable  monthly  in  additional convertible  debentures.  In January 2001 a total of $1,000,000 representing the convertible debenture plus accrued interest was converted into 694,767 shares of
Series A  redeemable  convertible  preferred  stock.  There was no in-the  money conversion  feature  associated  with the  issuance of these  convertible  notes payable  as the  value of the  common  stock  was  deemed  to be $1.50  based on conversion rates of recent redeemable convertible preferred stock issued.

On September 15, 2000, the Company completed an $868,000  convertible  debenture offering.  Each  debenture  is  automatically  convertible  into  one  share  of redeemable  convertible  preferred stock upon the earliest of (i) the closing of an offering by the Company of  $10,000,000  or more of a new series of preferred stock,  (ii) the sale of the Company or (iii) March 25, 2001. The debentures are convertible at a price of $1.50 per share,  or 578,667  shares,  after March 25,
2001 or upon a sale.  Upon a qualified  offering,  the conversion  price will be equal to the per share  price of the new stock  issuance,  less a 25%  discount.
Under the terms of the  agreement,  the discounted  conversion  price will range from $1.50-$1.75 per share. Should the per share price of the new stock issuance be less than $1.50, the conversion price will be equal to the per share price of the new  issuance.  The  debentures  accrue  interest at a rate of 8% per annum, payable monthly in additional convertible notes. A total of $818,000 convertible debentures  plus accrued  interest was converted into 555,423 shares of Series A redeemable  convertible  preferred  stock in  accordance  with the  agreement on
December 19, 2000. In March 2001 a total of $50,000  representing  the remaining convertible  debenture plus accrued interest was converted into 35,145 shares of
Series A redeemable convertible preferred stock.

Note 8 - Commitments and Contingencies

Operating Leases

The Company  leased office space under  non-cancelable  operating  leases and is currently  renting office space under a month-to-month  lease.  Rent expense for these leases was:

Year Ending December 31,
------------------------

        2001                                             $   214,241
        2000                                             $   163,873

    Nine Months Ending
September 30, (unaudited)
-------------------------

        2002                                             $    61,500
        2001                                             $   152,170

Note 9 - Redeemable Convertible Preferred Stock

In February 2000, the Company issued Series A redeemable  convertible  preferred stock, which has the same voting rights as the common stock of the Company. Each share of  preferred  stock is  convertible,  at the option of the  holder,  into common stock at an initial per share price of $1.50.  This price may be adjusted proportionately  to any common stock activity to avoid dilution upon conversion.
The Company has reserved  shares of its authorized but unissued common stock for the full  number of shares of common  stock  issuable on the  conversion  of all outstanding preferred shares. At the Company's discretion,  preferred shares may automatically  be  converted  into shares of common  stock upon the closing of a public offering in which the gross proceeds exceed $20,000,000.

In January 2000, the Company issued 1,533,932 shares of Series A preferred stock for  $2,300,115.  Under  the  terms of a  separate  agreement  with a  strategic partner,  the Company  sold 166,668  shares of Series A  redeemable  convertible preferred stock for $250,000 in December 2000.

In December 2000, the Company issued  2,054,795  shares of Series B-1 redeemable convertible  preferred stock for  $3,000,000.  The preferred stock carries an 8%
cumulative dividend. Each share of preferred stock is convertible, at the option of the holder,  into common  stock at an initial per share price of $1.50.  This price may be  adjusted  proportionately  to any common  stock  activity to avoid dilution upon conversion.  The Company has reserved shares of its authorized but unissued  common stock for the full number of shares of common stock issuable on the conversion of all outstanding preferred shares. At the Company's discretion, preferred shares may automatically be converted into shares of common stock upon the closing of a public offering in which the gross proceeds exceed $30,000,000.
The Company recorded  preferred  dividends of 240,000,  $20,000 and $180,000 for the years ended December 31, 2001 and 2000 and the  nine-months  ended September
30, 2002.

After  January  2005,  the Company  shall,  at the option of any holder,  redeem shares of  preferred  stock by paying  the  shareholder  a price  calculated  in accordance  with the  shareholder  agreement.  In the event of any  voluntary or involuntary  liquidation of the Company,  before any  distribution of payment is made to the holders of common stock, the holders of preferred stock are entitled to receive an amount  equal to $1.50 per share,  plus the amount of any declared and unpaid  dividends.  Any assets  remaining  after such  payments to preferred shareholders shall be distributed pro rata among all shareholders.

Each holder of preferred  stock is entitled to such number of votes equal to the number of shares of common stock into which all of such holder's preferred stock is convertible.

In January  2002,  the Series B-1  redeemable  convertible  stock was retired by agreement  of the  parties.  In  connection  with the  retirement,  the  Company returned previously purchased software of with a purchased cost of $1,000,000 as consideration for the return of the preferred shares. The difference between the carrying  value of the  purchased  software of  $1,000,000  and the value of the preferred  stock  including  cumulative  accrued  dividends  of  $3,260,000  was recorded as an increase to additional paid-in-capital of $2,260,000.

Note 10 - Stockholders' Equity

Common Stock

Effective January 1, 2000, the Company's  Articles of Incorporation were amended resulting in one class of voting common stock.  Prior to January 1, 2000,  there were two classes of common stock - voting Class A stock and  nonvoting  Class B.
Accordingly,  all  references  in the  financial  statements  related  to  share amounts, including information concerning stock option plans, have been adjusted retroactively to reflect this.

Stock Split

The Company  declared a 100 for 1 stock  split  effective  January 1, 2000.  The
Company  subsequently  declared a 10-for-1  stock split  effective June 8, 2000.
Accordingly,  all  references  in the  financial  statements  related  to  share amounts, including information concerning stock option plans, have been adjusted retroactively to reflect the stock splits.

Effective January 1, 2000, the Board of Directors  formalized the Employee Stock
Option Plan (the Plan).  The Plan  provides  for the issuance of up to 3,000,000 common  shares in  connection  with the issuance of  nonqualified  and incentive stock options.  The Company's  Board of Directors  determines  eligibility.  The exercise  price of the options is generally the fair market value at the date of grant. Options under the plan generally vest over three years, or earlier in the event of a change in control, as defined.

Stock Options

The Company  follows the  disclosure-only  provisions  of Statement of Financial
Accounting  Standards  No.  123,  "Accounting  for  Stock-based   Compensation."
Accordingly, no compensation cost has been recognized for the stock option plan.
The Company uses the Black-Scholes  option-pricing  model to estimate fair value of options and warrants granted. Had compensation cost for the Company's warrant issuances and stock options issued to employees in 2000 been determined based on the fair value at the grant date for awards  consistent  with the  provisions of
SFAS No.  123,  the  Corporation's  net loss and loss per share  would have been increased to the pro forma amounts indicated below:

                                                               December 31,
                                                       -----------------------------
                                                           2001            2000
                                                       -------------   -------------

Net loss - as reported                                 $  (4,574,453)  $  (7,889,825)
Net loss - pro forma                                   $  (4,574,453)  $ (10,420,090)
Basic loss per share - as reported                     $       (0.48)  $       (0.79)
Basic loss per share - pro forma                       $       (0.48)  $       (1.04)

Employee stock options outstanding were as follows:
                                                                           Weighted-
                                                                            Average
                                                            Option         Exercise
                                                            Shares           Price
                                                         -----------      ------------
Balance at January 1, 2000                                        -       $        -
Options Granted                                            2,038,530              0.69
                                                         -----------      ------------

Balance at December 31, 2000 and 2001                      2,038,530      $       0.69
                                                         ===========      ============

During  2000,  the  Company  granted  1,656,530  options  at $0.50 per share and
382,000  options  at $1.50  per  share.  Employee  options  exercisable  totaled
1,339,280  at December  31,  2001.  The fair value of option  grants in 2000 was
$2,530,265  using the  Black-Scholes  option pricing model,  with assumptions of
300% and 100% volatility, expected lives of seven years, no dividend yield and a risk-free rate of 5.5%.

Stock Options to Consultants

In April 2000, the Company issued 196,500 options to purchase common stock to an outside  consultant at an exercise price of $1.50 per share.  These options were fully  vested as of June 30,  2000 and expire June 30,  2007.  The fair value of these options of $249,726 were  expensed,  with fair value  estimated  using the
Black-Scholes  option  pricing  model,  with  assumptions  of  100%  volatility, expected lives of seven years, no dividend yield and a risk-free rate of 5.5%.

All outstanding  stock options were eliminated as part of the Company's  Chapter
11 bankruptcy proceeding (Note 2).

Stock Warrants

During 2000,  the Company  issued  228,919  warrants to outside  consultants  in connection  with  the  convertible  debentures  and the  redeemable  convertible preferred  stock  issuances.  Each  warrant  entitles the holder to purchase one share of Series A redeemable  convertible  preferred  stock at a price of $1.50, subject to  adjustments  in certain  events as  defined  in the  agreement.  The warrants are exercisable immediately.  The Company recorded financing charges of
$290,926  related  to the  issuance  of these  warrants.  The fair  value of the warrants  was  estimated  using the  Black-Scholes  option-pricing  model,  with assumptions of 100% volatility, expected lives of seven years, no dividend yield and a risk-free rate of 5.5%.

On April 12, 2001, associated with borrowings of $150,000, $150,000 and $100,000 from three shareholders,  the Company issued 37,500,  37,500 and 25,000 warrants to the three  shareholders,  respectively.  Each warrant  entitles the holder to purchase one share of the Company's  common stock at a price of $0.01 per share, subject to  adjustments  in certain  events as  defined  in the  agreement.  The warrants  are  exercisable  immediately  and  expire 90 days after $5 million in venture  capital  financing  is  raised.  These  warrants  have  been  valued at
$150,000,  or $1.50 per option  share which  equals the  estimated  value of the underlying  common  stock,  based  on  conversion  rates  of  recent  redeemable preferred stock issued.

The following table presents the activity for stock purchase warrants:

                                                      Exercise
                                       Shares           Price       Expiration Date
                                      ----------     ------------  -----------------
Balance at January 1, 1999                    -       $       -             -

                                                                    February 7, 2007 -
Issuances                                228,919             1.50     June 30, 2007
                                      ----------      -----------

                                                                    February 7, 2007 -
Balance at December 31, 2000             228,919             1.50     June 30, 2007

Issuances                                100,000             1.50           *
                                      ----------      -----------

                                                                    February 7, 2007 -
Balance at December 31, 2001             328,919      $      1.50  June 30, 2007 and *
                                      ==========      ===========

 * 90 days after raising $5,000,000 in venture capital.

All warrants  were  eliminated  as part of the  Company's  Chapter 11 bankruptcy proceeding (Note 2).

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed  consolidated  financial information gives effect to the PocketScript merger under the purchase method of accounting.
These pro forma statements are presented for illustrative purposes only. The pro forma  adjustments are based upon available  information and assumptions that we
believe  are  reasonable.   The  pro  forma  condensed   consolidated  financial
statements  do not  purport  to  represent  what  the  consolidated  results  of operations or financial  position of Medix Resources would actually have been if the  PocketScript  merger  had in fact  occurred  on the dates  that we refer to below,  nor do they  purport to project the results of  operations  or financial position  of  Medix  Resources  for  any  future  period  or  as  of  any  date, respectively.

Under the purchase method of accounting,  tangible and  identifiable  intangible assets  acquired and  liabilities  assumed are recorded at their  estimated fair market values.  The excess of the purchase price,  including  estimated fees and expenses  related to the merger,  over the net assets  acquired is classified as goodwill on the accompanying  unaudited pro forma condensed consolidated balance sheet.

The unaudited pro forma condensed consolidated balance sheet as of September 30,
2002, was prepared by combining the  historical  cost balance sheet at September
30, 2002 for Medix Resources with the historical cost balance sheet at September
30, 2002,  for  PocketScript,  giving effect to the merger as though it had been completed on September 30, 2002.

The unaudited pro forma condensed consolidated  statements of operations for the periods  presented  were prepared by combining  Medix  Resources'  statements of operations  for the nine  months  ended  September  30,  2002 and the year ended
December 31, 2001 with  PocketScript's  statements  of  operations  for the same periods,  giving  effect to the merger as though it had  occurred  on January 1,
2001. These unaudited pro forma condensed  consolidated  financial statements do not give effect to any  restructuring  costs or to any potential cost savings or other operating efficiencies that could result from the merger.

The  historical  financial  statements  of Medix  Resources  for the year  ended
December 31, 2001 are derived from audited consolidated financial statements and for the nine  months  ended  September  30,  2002  are  derived  from  unaudited condensed consolidated financial statements of Medix Resources, all of which are presented elsewhere in this proxy statement. The historical financial statements of  PocketScript  for the year ended  December 31, 2001 are derived from audited consolidated  financial  statements and for the nine months ended  September 30,
2002 are derived from unaudited condensed  consolidated  financial statements of
PocketScript, all of which are presented elsewhere in this proxy statement.

                   Unaudited Pro Forma Combined Balance Sheet
                            As of September 30, 2002

                                              Medix(1)      PocketScript(2)     Total            Pro Forma            Combined
                                             ----------     ---------------   ----------        -----------           --------
                    Assets

Cash and cash equivalents                    $  267,000      $     10,027     $  277,027        $  (100,000) (3)   $   177,027
Accounts receivable, trade                        1,000            18,427         19,427                                19,427
Prepaid expenses and other                      240,000                20        240,020                 -             240,020
                                             ----------      ------------     ----------        -----------        -----------
   Total current assets                         508,000            28,474        536,474           (100,000)           436,474

Software development costs, net               1,024,000                -       1,024,000           (800,000) (4)       224,000
Property and equipment, net                     335,000           303,632        638,632             46,368  (3)       685,000
Other assets                                         -             27,029         27,029            (27,029) (3)            -
Customer contracts                                   -                 -              -             162,000            162,000
Purchased technology                                 -                 -              -           3,500,000          3,500,000
Goodwill, net                                 1,735,000                -       1,735,000          5,434,500  (3)     7,169,500
                                             ----------      ------------     ----------        -----------        -----------

Total assets                                 $3,602,000      $    359,135     $3,961,135        $ 8,215,839        $12,176,974
                                             ==========      ============     ==========        ===========        ===========

 Liabilities and Stockholders' Equity

Notes payable                                $   17,000      $    250,000     $  267,000        $        -         $   267,000
Convertible notes payable                     1,000,000                -       1,000,000                 -           1,000,000
Advance from related party                       50,000                -          50,000                 -              50,000
Accounts payable                                567,000            20,730        587,730                995  (3)       588,725
Accounts payable-related parties                130,000           329,981        459,981                 -             459,981
Accrued expenses                                407,000           170,079        577,079                 -             577,079
Deferred revenue                                155,000            38,500        193,500                 -             193,500
Accrued payroll taxes, interest,
 and penalties                                  131,000                -         131,000                 -             131,000
                                             ----------      ------------     ----------        -----------        -----------
   Total current liabilities                  2,457,000           809,290      3,266,290                995          3,267,285
                                             ----------      ------------     ----------        -----------        -----------
Long-term debt                                       -          1,364,689      1,364,689                 -           1,364,689
                                             ----------      ------------     ----------        -----------        -----------
   Total liabilities                                 -          2,173,979      4,630,979                995          4,631,974
                                             ----------      ------------     ----------        -----------        -----------

Commitments and contingency

Stockholders' equity
Common stock, $.001 par value;
 100,000,000 authorized; 65,842,599
 issued and outstanding.                         66,000             1,000         67,000             (1,000) (3)        66,000
Dividends payable with common stock               8,000                -           8,000                 -               8,000
Preferred stock                                      -                 -              -           7,200,000  (3)     7,200,000
Additional paid-in capital                   39,848,000         8,880,060     48,728,060         (8,880,060) (3)    39,848,000
Accumulated deficit                         (38,777,000)      (10,695,904)   (49,472,904)         9,895,904        (39,577,000)
                                             ----------      ------------     ----------        -----------        -----------
   Total stockholders' equity                 1,145,000       (1,814,844)       (669,844)         8,214,844          7,545,000

Total liabilities and stockholders'
 equity                                      $3,602,000      $    359,135     $3,961,135        $ 8,215,839        $12,176,974
                                             ==========      ============     ==========        ===========        ===========

              Unaudited Pro Forma Combined Statement of Operations
                  For the Nine Months Ended September 30, 2002

                                              Medix(1)     PocketScript(2)      Total            Pro Forma   Ref.   Combined
                                             ----------     ---------------   ----------        -----------  ----  -----------

Sales                                        $   10,000      $    135,159     $  145,159        $        -         $   145,159
                                             ----------      ------------     ----------        -----------        -----------
   Revenues                                      10,000           135,159        145,159                 -             145,159
                                             ----------      ------------     ----------        -----------        -----------

Operating expenses
   Amortization of software costs
    and license fees                            495,000                -         495,000                 -             495,000
   Software research and development
    costs                                       533,000            45,925        578,925                 -             578,925
   Selling, general and administrative
    expenses                                  3,390,000           485,998      3,875,998            616,235  (5)     4,492,233
   Impairment of assets                              -                 -              -             151,000  (4)       151,000
                                             ----------      ------------     ----------        -----------        -----------
      Total operating expenses                4,418,000           531,923      4,949,923            767,235          5,717,158
                                             ----------      ------------     ----------        -----------        -----------

Income (loss) from operations                (4,408,000)         (396,764)    (4,804,764)          (767,235)        (5,571,999)
                                             ----------      ------------     ----------        -----------        -----------

Other income (expense)
   Other income                                   7,000                            7,000                 -               7,000
   Interest expense                             (71,000)          (38,791)      (109,791)                -            (109,791)
   Financing costs                             (246,000)               -        (246,000)                -            (246,000)
   Reorganization gain                               -          2,879,867      2,879,867          2,879,867  (7)            -
                                             ----------      ------------     ----------        -----------        -----------

Net (loss) income                           $(4,718,000)     $  2,444,312    $(2,273,688)       $ 2,112,632        $(5,920,790)
                                            ===========      ============    ===========        ===========        ===========

Extraordinary item - forgiveness
 of debt income                                      -                 -              -                  -                  -
                                             ----------      ------------     ----------        -----------        -----------

Net loss after extraordinary item           $(4,718,000)     $  2,444,312    $(2,273,688)       $ 2,112,632        $(5,920,790)
                                            ===========      ============    ===========        ===========        ===========

Dividend on preferred stock                          -                 -              -                  -                  -
                                             ----------      ------------     ----------        -----------        -----------

Net (loss) income applicable to
 common stockholders                        $(4,718,000)     $  2,444,312    $(2,273,688)       $ 2,112,632        $(5,920,790)
                                            ===========      ============    ===========        ===========        ===========

Basic and diluted loss per common share      $    (0.08)                                                           $     (0.08)
                                             ==========                                                            ===========

Weighted average pro forma shares
outstanding - basic and diluted              60,698,928                                          12,000,000  (6)    72,698,928
                                             ==========                                         ===========        ===========

              Unaudited Pro Forma Combined Statement of Operations
                      For the Year Ended December 31, 2001

                                              Medix(1)      PocketScript(2)     Total            Pro Forma   Ref.   Combined
                                             ----------     ---------------   ----------        -----------  ----  -----------

Sales                                        $   29,000      $    597,505     $  626,505        $        -         $   626,505
                                             ----------      ------------     ----------        -----------        -----------
   Revenues                                      29,000           597,505        626,505                 -             626,505
                                             ----------      ------------     ----------        -----------        -----------
Operating expenses
   Amortization of software costs
    and licensefees                             213,000                -         213,000                 -             213,000
   Software research and development
    costs                                     1,075,000         1,032,214      2,107,214                 -           2,107,214
   Selling, general and administrative
    expenses                                  5,746,000         3,933,270      9,679,270            283,103  (5)     9,962,373
   Impairment of assets                       1,111,000                -       1,111,000            649,000  (4)     1,760,000
                                             ----------      ------------     ----------        -----------        -----------
      Total operating expenses                8,145,000         4,965,484     13,110,484            932,103         14,042,587
                                             ----------      ------------     ----------        -----------        -----------

Income (loss) from operations                (8,116,000)       (4,367,979)   (12,483,979)          (932,103)       (13,416,082)
                                             ----------      ------------     ----------        -----------        -----------
Other income (expense)
   Other income                                  12,000             3,202         15,202                 -              15,202
   Interest expense                            (104,000)          (59,676)      (163,676)                -            (163,676)
   Financing costs                           (2,428,000)         (150,000)    (2,578,000)                -          (2,578,000)
                                             ----------      ------------     ----------        -----------        -----------

Net loss                                   $(10,636,000)     $ (4,574,453)  $(15,210,453)       $  (932,103)      $(16,142,556)
                                           ============      ============   ============        ===========       ============

Extraordinary item                                   -                 -              -                  -                  -
                                           ------------      ------------    -----------        -----------       ------------

Net loss after extraordinary item          $(10,636,000)     $ (4,574,453)  $(15,210,453)       $  (932,103)      $(16,142,556)
                                           ============      ============   ============        ===========       ============

Dividend on preferred stock                          -           (240,000)      (240,000)                -            (240,000)
                                           ------------      ------------    -----------        -----------        -----------

Net loss applicable to common stockholders $(10,636,000)     $ (4,814,453)  $(15,450,453)       $  (932,103)      $(16,382,556)
                                           ============      ============   ============        ===========       ============

Basic and diluted loss per common share    $      (0.21)                                                          $      (0.26)
                                           ============                                                           ============

Weighted average pro forma shares
outstanding - basic and diluted              50,740,356                                          12,000,000  (6)    62,740,356
                                           ============                                         ===========       ============

    Notes to Unaudited Pro Forma Balance Sheet and Statements of Operations

1.   Reflects the  September  30, 2002 and December 31, 2001  balances  filed by
     Medix Resources, Inc. (Medix) on Forms 10-K and 10-Q.

2.   Reflects the  balances  from the  historical  financial  statements  of the acquiree,  PocketScript,  LLC  (PocketScript)  at  September  30,  2002 and
     December 31, 2001.

3.   To record  the  merger  consideration  and  purchase  price  allocation  in connection with the acquisition.  Medix paid an initial deposit of $100,000 in connection with the merger;  additionally  Medix is to issue  12,000,000 shares of preferred  stock subject to certain  adjustments  and  additional contingent  payment  consideration  of up to $4,000,000 in common stock for future performance criteria being satisfied. The preliminary purchase price
     allocation   below  does  not  include  any  contingent   consideration  or
     transaction  fees and expenses.  The value of the preferred  stock is based upon the 12,000,000  initial shares being issued which are convertible into one share of Medix  common  stock,  using a common  share price of $.60 for
     Medix common stock. The purchase price allocation is as follows:

              Consideration:
              Cash                                      $ 100,000
              Preferred Stock                           7,200,000
              Assumed Liabilities                       2,175,000
                                                       ----------
              Total consideration                      $9,475,000
                                                       ----------

              Purchase Price Allocation:
              Current Assets                            $  28,500
              Fixed Assets                                350,000
              Customer Contracts                          162,000
              Purchased Technology                      3,500,000
              Goodwill                                  5,434,500
                                                       ----------
              Total assets acquired                    $9,475,000
                                                       ----------

     The acquired  intangible  assets are amortized over their estimated  useful lives of five years for  Customer  Contracts  and four years for  Purchased
     Technology.   The  purchase  price   allocation  is  based  on  preliminary
     information  obtained  from an outside  valuation  being  performed  and is subject to finalization and adjustment.

4.   To adjust the balance of capitalized  software  development costs abandoned at September 30, 2002, and recorded the related impairment balances for the nine-month  period ended September 30, 2002 and the year ended December 31,
     2001.

5.   To remove  the  historical  depreciation  and  amortization  and record the depreciation

6.   and  amortization  for the  assets  acquired  based on the  purchase  price allocation described in note 3 above.

7.   To remove the gain from PocketScript Chapter 11 bankruptcy reorganization.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The  following  is a list  of  the  estimated  expenses  to be  incurred  by the
Registrant in connection with the issuance and  distribution of the shares being registered hereby.

Securities and Exchange Commission registration fee.      $1,229
Printing and engraving expenses....................        1,000
Legal fees and expenses............................       15,000
Accounting fees and expenses.......................       50,000
Transfer Agent and Trustee fees and expenses.......        1,000
Miscellaneous......................................       20,000

Total..............................................      $88,229
                                                         =======

Item 15. Indemnification of Directors and Officers.

See "INDEMNIFICATION OF OFFICERS AND DIRECTORS" in the prospectus.

Item 16. Exhibits.

Exhibit
Number            Description

5.1*              Opinion of Lowenstein Sandler PC

23.1              Consent of Ehrhardt Keefe Steiner & Hottman P.C.

23.2*             Consent of Lowenstein Sandler PC (included in Exhibit 5.1)

24.1              Power of Attorney (included on signature page)

* To be filed by amendment.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include  any  prospectus  required  by Section  10(a)(3) of the
          Securities Act of 1933,

          (b) To reflect in the prospectus any facts or events arising after the effective  date of the  registration  statement  (or the  most  recent post-effective  amendment  thereof)  which,  individually  or  in  the aggregate, represent a fundamental change in the information set forth in the  registration  statement.  Notwithstanding  the foregoing,  any increase  or decrease  in volume of  securities  offered (if the total dollar  value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low  or  high  end of the estimated  maximum  offering  range  may be  reflected  in the form of prospectus  filed with the  Commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in volume and price represent no more than a 20 percent change in the maximum aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table  in the  effective registration statement,

          (c) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that clauses (a) and (b) do not apply if the information required to be included in a  post-effective  amendment  by such clauses is contained in periodic reports filed with or furnished to the Securities and
     Exchange  Commission  by the  Registrant  pursuant to Section 13 or Section
     15(d) of the Securities  Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities
     Act, each such post-effective  amendment shall be deemed a new registration statement relating to the securities  offered therein,  and the offering of such  securities  at that time shall be deemed to be the initial  bona fide offering thereof.

     (3) To remove from registration by means of a post-effective  amendment any of the securities  being  registered which remain unsold at the termination of the offering.

     (4) That,  for purposes of determining  any liability  under the Securities
     Act,  each filing of the  Registrant's  annual  report  pursuant to Section
     13(a)  or  Section  15(d)  of the  Exchange  Act  that is  incorporated  by reference  in this  registration  statement  shall  be  deemed  to be a new registration  statement relating to the securities offered therein, and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification  for liabilities arising under the Securities Act may be permitted to directors,  officers and  controlling  persons of the registrant pursuant to the  provisions  described  under Item 15 above,  or otherwise,  the registrant  has been advised that in the opinion of the  Securities and Exchange
Commission  such  indemnification  is against  public policy as expressed in the
Securities Act and is, therefore,  unenforceable.  In the event that a claim for indemnification  against  such  liabilities,  other  than  the  payment  by  the registrant of expenses  incurred or paid by a director,  officer or  controlling person of the  registrant  in the  successful  defense  of any  action,  suit or proceeding,  is  asserted by such  director,  officer or  controlling  person in connection with the securities being registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against  public policy as expressed in the  Securities
Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

     (1) For purposes of determining  any liability  under the Securities Act of
     1933, the information  omitted from the form of prospectus filed as part of this  registration  statement in reliance upon Rule 430A and contained in a form of prospectus  filed by the  registrant  pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the  Securities  Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining  any liability  under the Securities Act of 1933, each  post-effective  amendment that contains a form of prospectus shall  be  deemed  to be a  new  registration  statement  relating  to  the securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The  undersigned  registrant  hereby  undertakes  that, for purposes of determining  any liability under the Securities Act of 1933, each filing of the  registrant's  annual report pursuant to section 13(a) or section 15(d)
     of the Securities Exchange Act of 1934 (and, where applicable,  each filing of an employee  benefit  plan's annual report  pursuant to section 15(d) of the Securities  Exchange Act of 1934) that is  incorporated by reference in the  registration  statement  shall  be  deemed  to be a  new  registration statement relating to the securities  offered therein,  and the offering of such  securities  at that time shall be deemed to be the initial  bona fide offering thereof.

                                   SIGNATURES

Pursuant to the  requirements  of the  Securities  Act of 1933,  the  Registrant
certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-3 and has  duly  caused  this  Registration
Statement on Form S-3 to be signed on its behalf by the  undersigned,  thereunto duly  authorized,  in the City of New York,  State of New York,  on February 11,
2003.

                                                MEDIX RESOURCES, INC.

                                                By:  /s/Darryl R. Cohen
                                                -----------------------
                                                Darryl R. Cohen
                                                President and CEO

Pursuant to the  requirements of the Securities Act of 1933,  this  Registration
Statement has been signed below by the following  persons in the  capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENTS,  that each person whose signature  appears below in so signing also makes,  constitutes  and appoints Darryl R. Cohen and Mark W.
Lerner, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her  name,  place,  and  stead,  in any and all  capacities,  to sign  and  file
Registration  Statement(s) and any and all pre- or post-effective  amendments to such Registration Statement(s),  with all exhibits thereto and hereto, and other documents  with the  Securities  and  Exchange  Commission,  granting  unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform  each and every act and thing  requisite  or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person,  hereby ratifying and confirming all that said  attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                      Title                       Date

/s/Darryl R. Cohen       President, Chief Executive      February 11, 2003
------------------       Officer and Director
Darryl R. Cohen          (Principal Executive
                         Officer)

/s/Mark W. Lerner        Executive Vice President,       February 11, 2003
-----------------        Chief Financial Officer and
Mark W. Lerner           Secretary (Principal
                         Financial and Accounting
                         Officer)

/s/Patrick W. Jeffries   Director                        February 11, 2003
----------------------
Patrick W. Jeffries

/s/Samuel H. Havens      Director                        February 11, 2003
-------------------
Samuel H. Havens

/s/John T. Lane          Director                        February 12, 2003
---------------
John T. Lane

/s/Joan E. Herman        Director                        February 11, 2003
-----------------
Joan E. Herman

                         Director                        February __, 2003
----------------
Guy L. Scalzi

                                  EXHIBIT INDEX
Exhibit
Number                  Description

5.1*                    Opinion of Lowenstein Sandler PC

23.1                    Consent of Ehrhardt Keefe Steiner & Hottman P.C.

23.2*                   Consent of Lowenstein Sandler PC (included in Exhibit 5.1)

24.1                    Power of Attorney (Included on signature page)

* To be filed by amendment.